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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             -------------------


                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                    Date of Report      November 30, 1995

                      (Date of earliest event reported)



                          REPUBLIC INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)



         Delaware                0-9787              73-1105145
         --------                ------              ----------

      (State or other        (Commission File       (I.R.S. Employer
       jurisdiction              Number)             Identification
     of incorporation)                                    No.)



                           200 East Las Olas Blvd.
                                  Suite 1400
                        Ft. Lauderdale, Florida 33301

                   (Address of principal executive offices)

      Registrant's telephone number, including area code (305) 627-6000

                       REPUBLIC WASTE INDUSTRIES, INC.
           (Former name of registrant as specified in its charter)

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
   With respect to each contract, agreement or other document referred to herein and filed with the Securities and Exchange Commission (the "Commission") as an exhibit to this report, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

ITEM 2.   ACQUISITIONS OF ASSETS.

ACQUISITION OF J.C. DUNCAN COMPANY, INC. AND AFFILIATES. On November 30, 1995, Republic Industries, Inc., a Delaware corporation formerly known as Republic Waste Industries, Inc. (the "Company"), acquired all of the outstanding shares of J.C. Duncan Company, Inc., a Texas corporation, and of several related companies affiliated by common ownership and management with J.C. Duncan Company, Inc. (collectively, the "Duncan Companies"), through a series of merger transactions (the "Duncan Mergers"), in which several wholly-owned subsidiaries of the Company merged with and into the Duncan Companies, and all of the issued and outstanding shares of each of the Duncan Companies were exchanged for an aggregate of 5,256,055 shares of common stock, $0.01 par value per share, issued by the Company to the stockholders of the Duncan Companies. The Merger Agreement for the Duncan Mergers was described in, and was filed as
Exhibit 2.2 to, the Current Report on Form 8-K dated October 31, 1995 by the Company, which is incorporated herein by reference for all purposes. The Duncan Mergers are being accounted for as pooling of interests business combinations.

ACQUISITION OF GARBAGE DISPOSAL SERVICE, INC.  On November 30, 1995, the
Company acquired all of the outstanding shares of Garbage Disposal Service, Inc., a North Carolina corporation ("GDS"), through a merger transaction (the "GDS Merger"), in which a wholly-owned subsidiary of the Company merged with and into GDS, and all of the issued and outstanding shares of GDS were exchanged for an aggregate of 3,003,000 shares of common stock, $0.01 par value per share, issued by the Company to the stockholders of GDS, Lee G. Brown and Mina Brown McLean. The Merger Agreement for the GDS Merger was described in, and was filed as Exhibit 2.1 to, the Current Report on Form 8-K dated October 31, 1995 by the Company, which is incorporated herein by reference for all purposes. The GDS Merger is being accounted for as a pooling of interests business combination.

ITEM 5.   OTHER EVENTS.

ACQUISITION OF FENNELL CONTAINER COMPANY, INC. AND AFFILIATES. On November 30, 1995, the Company acquired all of the outstanding shares of Fennell Container Company, Inc., a South Carolina corporation, and of several related companies affiliated by common ownership and management with Fennell Container Company, Inc. (collectively, the "Fennell Companies"), through a series of merger transactions (the "Fennell Mergers"), in which several wholly-owned subsidiaries of the Company merged with and into the Fennell Companies, and all of the issued and outstanding shares of each of the Fennell Companies were exchanged for an aggregate of 3,111,111 shares of common stock, $0.01 par value per share, issued by the Company to the stockholders of the Fennell Companies. The Merger Agreement for the Fennell Mergers was described in, and was filed as
Exhibit 2.3 to, the Current Report on Form 8-K dated October 31, 1995 by the Company, which is incorporated herein by reference for all purposes. The Fennell Mergers are being accounted for as pooling of interests business combinations.

ACQUISITION OF SCOTT SECURITY SYSTEMS. On November 30, 1995, the Company acquired all of the outstanding shares of Cana First Corporation, a Florida corporation doing business as Scott Security Systems, and of several related companies affiliated by common ownership and management with Cana First Corporation (collectively, the "Scott Companies"), through a series of merger transactions (the "Scott Mergers"), in which several wholly-owned subsidiaries of the Company merged with and into the Scott Companies, and all of the issued and outstanding shares of each of the Scott Companies were exchanged for an aggregate of 1,567,818 shares of common stock, $0.01 par value per share, issued by the Company to the stockholders of the Scott Companies. The Scott Mergers are being accounted for as pooling of interests business combinations.

REPORTING OF CERTAIN FINANCIAL INFORMATION FOR REGISTRATION STATEMENT AND OTHER PURPOSES. The Company is filing as part of this Current Report on Form 8-K/A the following audited consolidated financial statements which have been restated to reflect the merger with Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. which was accounted for under the pooling of interests method of accounting and audited supplemental consolidated financial statements which have been retroactively adjusted to reflect the mergers with United Waste Service, Inc., Southland Environmental Services, Inc., the Duncan Companies, GDS, the Fennell Companies and the Scott Companies which were accounted for under the pooling of interests method of accounting and are hereby incorporated into the Company's Registration Statements on Form S-3, file numbers 33-61649, 33-62489 and 33-63735, and on Form S-8, file number 33-93742:


                                                                                                                     Page
                                                                                                                     ----
     REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES
       Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       Consolidated Balance Sheets as of December 31, 1994 and 1993 (Restated) . . . . . . . . . . . . . . . . . . .    4
       Consolidated Statements of Operations for the Years Ended December 31, 1994, 1993 and 1992 (Restated) . . . .    5
       Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1994, 1993 and
         1992 (Restated) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1993 and 1992 (Restated) . . . .    7
       Notes to Consolidated Financial Statements (Restated) . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       Supplemental Consolidated Balance Sheets as of September 30, 1995 (unaudited) and December 31,
         1994 and 1993   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       Supplemental Consolidated Statements of Operations for the Nine Months Ended September 30, 1995
         and 1994 (unaudited) and the Years Ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . .   28
       Supplemental Consolidated Statements of Stockholders' Equity for the Years Ended
         December 31, 1994, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       Supplemental Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1995
         and 1994 (unaudited) and the Years Ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . .   30
       Notes to Supplemental Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .   31


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

        The following financial statements of businesses acquired are included herein pursuant to Item 7(a):




                                                                                                                Page
                                                                                                                ----
      UNITED WASTE SERVICE, INC.
        Independent Accountants' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
        Balance Sheets as of June 30, 1995 (unaudited) and September 30, 1994 and 1993  . . . . . . . . . .     50
        Statements of Income for the Nine Months Ended June 30, 1995 and 1994 (unaudited)
          and the Years Ended September 30, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . .     52
        Statements of Changes in Stockholders' Deficiency for the Years Ended September 30, 1994 and 1993 .     53
        Statements of Cash Flows for the Nine Months Ended June 30, 1995 and 1994 (unaudited)
          and the Years Ended September 30, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . .     54
        Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56

      J.C. DUNCAN COMPANY, INC. AND AFFILIATES
        Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . .     60
        Combined Balance Sheets as of September 30, 1995 (unaudited) and June 30, 1995 and 1994 . . . . . .     61
        Combined Statements of Income and Retained Earnings for the Three Months Ended September 30,
          1995 and 1994 (unaudited) and the Years Ended June 30, 1995 and 1994  . . . . . . . . . . . . . .     62
        Combined Statements of Cash Flows for the Three Months Ended September 30, 1995 and 1994
          (unaudited) and the Years Ended June 30, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . .     63
        Notes to Combined Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64

      GARBAGE DISPOSAL SERVICE, INC.
        Independent Auditors' Report    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     73
        Balance Sheets as of June 30, 1995 (unaudited) and September 30, 1994 . . . . . . . . . . . . . . .     74
        Statements of Operations and Retained Earnings for the Nine Months Ended June 30, 1995 and
          1994 (unaudited) and the Year Ended September 30, 1994  . . . . . . . . . . . . . . . . . . . . .     76
        Statements of Cash Flows for the Nine Months Ended June 30, 1995 and 1994 (unaudited)
          and the Year Ended September 30, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     77
        Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     78

      FENNELL CONTAINER CO., INC. AND AFFILIATES
        Independent Auditor's Report    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
        Combined Balance Sheets as of September 30, 1995 (unaudited) and December 31, 1994  . . . . . . . .     87
        Combined Statements of Income and Retained Earnings for the Nine Months Ended September 30,
          1995 and 1994 (unaudited) and the Year Ended December 31, 1994  . . . . . . . . . . . . . . . . .     89
        Combined Statements of Cash Flows for the Nine Months Ended September 30, 1995 and 1994
          (unaudited) and the Year Ended December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . .     90
        Notes to Combined Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     92

      CANA FIRST CORPORATION d/b/a SCOTT SECURITY SYSTEMS AND AFFILIATES
        Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . .     99
        Combined Balance Sheets as of September 30, 1995 (unaudited) and December 31, 1994  . . . . . . . .    100
        Combined Statements of Operations for the Nine Months Ended September 30, 1995 and 1994
          (unaudited) and the Year Ended December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . .    101
        Combined Statements of Shareholders' Deficit for the Year Ended December 31, 1994 . . . . . . . . .    102
        Combined Statements of Cash Flows for the Nine Months Ended September 30, 1995 and 1994
          (unaudited) and the Year Ended December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . .    103
        Notes to Combined Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    104


(b)     Pro Forma Financial Information.

           The following pro forma financial information is included herein pursuant to Item 7(b):

                                                                                                                Page
                                                                                                                ----
       Unaudited Condensed Consolidated Pro Forma Financial Statements  . . . . . . . . . . . . . . . . . .     109
       Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
         Nine Months Ended September 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     110
       Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
         Year Ended December 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     111
       Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements . . . . . . . . . . . . . .     112

(c)     Exhibits.

           The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Republic Industries, Inc.:

        We have audited the accompanying consolidated balance sheets (restated) of Republic Industries, Inc. (a Delaware corporation, formerly Republic Waste Industries, Inc.) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows (all restated) for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

        As discussed in Note 1, the consolidated financial statements of Republic Industries, Inc. for each of the three years in the period ended December 31, 1994, have been restated to give recognition to the merger with Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. on August 28, 1995, which was accounted for as a pooling of interests.

        We have also audited the accompanying supplemental consolidated balance sheets of Republic Industries, Inc. and subsidiaries as of December
31, 1994 and 1993, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These supplemental consolidated statements give retroactive effect to the mergers with United Waste Service, Inc. on October 11, 1995; Southland Environmental Services, Inc. on October 17, 1995; and Garbage Disposal Service, Inc.; J.C. Duncan Company, Inc. and affiliates; Fennell Container Company, Inc. and affiliates and Scott Security Systems and affiliates all on November 30, 1995, all of which have been accounted for as poolings of interests as described in Note 1 to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, after giving retroactive effect to the mergers with United Waste Service, Inc. on October 11, 1995; Southland Environmental Services, Inc. on October 17, 1995; and Garbage Disposal Service, Inc.; J.C. Duncan Company, Inc. and affiliates; Fennell Container Company, Inc. and affiliates and Scott Security Systems and affiliates all on November 30, 1995, as described in Note 1 to the supplemental consolidated financial statements, all in conformity with generally accepted accounting principles.


                                               ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
December 19, 1995.

                          REPUBLIC INDUSTRIES, INC.
                   CONSOLIDATED BALANCE SHEETS (RESTATED)
               (In thousands, except share and per share data)


                                                                                                 December 31,
                                                                                          ---------------------------

                                                                                             1994             1993
                                                                                          ----------       ----------
                                          ASSETS
       CURRENT ASSETS
               Cash and cash equivalents   . . . . . . . . . . . . . . . . . . . . .      $    3,084       $    3,822
               Accounts receivable, less allowance for doubtful accounts of
                   $445 and $469, respectively . . . . . . . . . . . . . . . . . . .           8,004            6,158
               Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .           1,135            1,161
               Other current assets  . . . . . . . . . . . . . . . . . . . . . . . .           3,053            3,056
                                                                                          ----------       ----------
                        TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . .          15,276           14,197
       Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .          86,902           84,299
       Goodwill, net of accumulated amortization of $710 and
                  $481, respectively . . . . . . . . . . . . . . . . . . . . . . . .          11,307            6,946
       Net assets of discontinued operations . . . . . . . . . . . . . . . . . . . .          20,292           16,872
       Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,145            1,360
                                                                                          ----------       ----------
                        TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .      $  134,922       $  123,674
                                                                                          ==========       ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
               Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . .      $    3,614       $    2,949
               Accrued liabilities   . . . . . . . . . . . . . . . . . . . . . . . .           4,553            3,287
               Notes payable   . . . . . . . . . . . . . . . . . . . . . . . . . . .             394              661
               Current maturities of long-term debt    . . . . . . . . . . . . . . .           1,571            1,753
               Current portion of accrued environmental and landfill costs   . . . .           1,404            1,715
               Income taxes payable  . . . . . . . . . . . . . . . . . . . . . . . .             160              351
                                                                                          ----------       ----------
                        TOTAL CURRENT LIABILITIES  . . . . . . . . . . . . . . . . .          11,696           10,716
       Long-term debt, net of current maturities . . . . . . . . . . . . . . . . . .          15,152           14,512
       Accrued environmental and landfill costs, net of current portion  . . . . . .           8,244            8,757
       Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11,272           11,344
                                                                                          ----------       ----------
                        TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . .          46,364           45,329
                                                                                          ----------       ----------
       COMMITMENTS AND CONTINGENCIES (Note 9)  . . . . . . . . . . . . . . . . . . .               -                -
       STOCKHOLDERS' EQUITY
               Preferred stock, par value $0.01 per share; 5,000,000 shares
                 authorized; none issued . . . . . . . . . . . . . . . . . . . . . .               -                -
               Common stock, par value $0.01 per share; 100,000,000 shares authorized; 28,275,731, and 28,438,388
                 issued, respectively  . . . . . . . . . . . . . . . . . . . . . . .             283              284
               Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . .         104,312          105,154
               Accumulated deficit   . . . . . . . . . . . . . . . . . . . . . . . .         (15,364)         (26,420)
               Notes receivable arising from stock purchase agreements   . . . . . .            (673)            (673)
                                                                                          ----------       ----------
                        TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . .          88,558           78,345
                                                                                          ----------       ----------
                        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . .      $  134,922       $  123,674
                                                                                          ==========       ==========






       The accompanying notes are an integral part of these consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)
                    (In thousands, except per share data)


                                                                      Year Ended December 31,
                                                                ------------------------------------
                                                                  1994         1993          1992
                                                                --------     --------     ----------

Revenue . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 61,709     $ 56,817     $   48,979

Expenses:
        Cost of operations  . . . . . . . . . . . . . . . .       37,692       33,237         28,808
        Selling, general and administrative   . . . . . . .       14,314       16,107         14,725
        Restructuring and unusual charges   . . . . . . . .            -       10,040          2,250

Other (income) expense:
        Interest and other income   . . . . . . . . . . . .         (154)        (167)        (2,452)
        Interest expense  . . . . . . . . . . . . . . . . .        1,198          733            518
                                                                --------     --------     ----------
                                                                  53,050       59,950         43,849
                                                                --------     --------     ----------
Income (loss) from continuing operations before income
   taxes  . . . . . . . . . . . . . . . . . . . . . . . . .        8,659       (3,133)         5,130

Income tax provision  . . . . . . . . . . . . . . . . . . .           53          208            253
                                                                --------     --------     ----------

Income (loss) from continuing operations  . . . . . . . . .        8,606       (3,341)         4,877

Discontinued operations:
        Income (loss) from discontinued operations, net of
          income tax benefit of
          $0, $210 and $123, respectively . . . . . . . . .        2,684      (14,579)        (1,117)
        Loss on disposition . . . . . . . . . . . . . . . .            -            -        (17,563)
                                                                --------     --------     ----------
                                                                   2,684      (14,579)       (18,680)
                                                                --------     --------     ----------
Net income (loss) . . . . . . . . . . . . . . . . . . . . .     $ 11,290     $(17,920)    $  (13,803)
                                                                ========     ========     ==========

Earnings (loss) per common and common equivalent
  share:
        Continuing operations   . . . . . . . . . . . . . .     $   0.30     $  (0.12)    $     0.18
        Discontinued operations   . . . . . . . . . . . . .         0.10        (0.51)         (0.68)
                                                                --------     --------     ----------
        Net income (loss)   . . . . . . . . . . . . . . . .     $   0.40     $  (0.63)    $    (0.50)
                                                                ========     ========     ==========





       The accompanying notes are an integral part of these consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (RESTATED)
                                 (In thousands)


                                                                                                           Notes
                                                                                                        Receivable
                                                                                                          Arising
                                                                                       Retained             From
                                                                 Additional            Earnings            Stock
                                                 Common           Paid-In            (Accumulated         Purchase
                                                  Stock           Capital               Deficit)         Agreements
                                                ---------       -----------          ------------       -----------
 BALANCE AT DECEMBER 31, 1991  . . . . . .       $  258          $  89,938            $  7,225            $  (698)
    Exercise of MGD warrants, net
      of expenses. . . . . . . . . . . . .           20             10,980                   -                  -
    Exercise of stock options and
      related tax benefits . . . . . . . .            1              1,745                   -                  -
    Shares issued for business
      acquisitions . . . . . . . . . . . .            5              2,959                   -                  -
    Contributions of property. . . . . . .            -                178                   -                  -
    Collections on notes receivable  . . .            -                  -                   -                 25
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                (983)                 -
    Other  . . . . . . . . . . . . . . . .            -               (105)                  -                  -
    Net loss . . . . . . . . . . . . . . .            -                  -             (13,803)                 -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1992  . . . . . .          284            105,695              (7,561)              (673)
    Cancellation of shares held in
      escrow issued for an
      acquisition  . . . . . . . . . . . .           (1)              (944)                  -                  -
    Shares issued for contingent
      consideration. . . . . . . . . . . .            1                265                   -                  -
    Distributions to former shareholders
      of acquired companies  . . . . . . .            -                  -                (467)                 -
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                (472)                 -
    Other  . . . . . . . . . . . . . . . .            -                138                   -                  -
    Net loss . . . . . . . . . . . . . . .            -                  -             (17,920)                 -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1993  . . . . . .          284            105,154             (26,420)              (673)
    Shares issued for contingent
      consideration, net of shares returned
      in settlement. . . . . . . . . . . .            2                 (2)                  -                  -
    Purchases of treasury stock  . . . . .           (3)              (853)                  -                  -
    Distributions to former shareholders
      of acquired companies  . . . . . . .            -                  -                (252)                 -
    Foreign currency translation
      adjustment . . . . . . . . . . . . .            -                  -                  18                  -
    Other  . . . . . . . . . . . . . . . .            -                 13                   -                  -
    Net income . . . . . . . . . . . . . .            -                  -              11,290                  -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1994  . . . . . .       $  283          $ 104,312            $(15,364)           $  (673)
                                                 ======          =========            ========            =======



      The accompanying notes are an integral part of these consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
                                 (In thousands)

                                                                         Year Ended December 31,
                                                                    ------------------------------------
                                                                     1994           1993          1992
                                                                    -------        -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
  Income (loss) from continuing operations  . . . . . . .           $ 8,606        $(3,341)      $ 4,877
  Adjustments to reconcile income (loss) from continuing
    operations to net cash provided by continuing operations:
    Restructuring and unusual charges . . . . . . . . . .                 -         10,040             -
    Depreciation, depletion and amortization  . . . . . .             4,960          4,142         2,944
    Provision for doubtful accounts . . . . . . . . . . .               174            371           161
    Provision for accrued environmental and landfill costs              377            215            76
    (Gain) loss on the sale of equipment  . . . . . . . .              (247)             5          (769)
    Gain on sale of marketable securities . . . . . . . .                 -              -        (2,000)
   Changes in assets and liabilities, net of
     effects from business acquisitions:
      Accounts receivable . . . . . . . . . . . . . . . .              (235)          (838)         (748)
      Prepaid expenses and other assets . . . . . . . . .               182         (1,565)         (112)
      Accounts payable and accrued liabilities  . . . . .              (584)        (2,625)          698
      Income taxes payable  . . . . . . . . . . . . . . .              (191)          (688)        1,585
      Other liabilities . . . . . . . . . . . . . . . . .              (944)         1,147          (886)
                                                                    -------        -------       -------
      Net cash provided by continuing operations  . . . .            12,098          6,863         5,826
                                                                    -------        -------       -------

CASH USED IN DISCONTINUED OPERATIONS. . . . . . . . . . .              (736)        (4,360)      (17,610)
                                                                    -------        -------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions, net of cash acquired   . . . . .            (4,059)        (5,664)       (2,899)
  Purchases of property and equipment . . . . . . . . . .            (5,935)        (4,330)      (10,818)
  Proceeds from the sale of equipment . . . . . . . . . .               585            132         1,010
  Purchases of marketable securities  . . . . . . . . . .                 -              -        (7,554)
  Proceeds from the sale of marketable securities . . . .                 -              -         9,554
                                                                    -------        -------       -------
  Net cash used in investing activities . . . . . . . . .            (9,409)        (9,862)      (10,707)
                                                                    -------        -------       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of long-term debt and notes payable  . . . . .            (7,456)        (7,592)      (14,580)
  Proceeds from long-term debt and notes payable  . . . .             5,873         16,229        13,313
  Purchases of treasury stock . . . . . . . . . . . . . .              (856)             -             -
  Distributions to former shareholders of acquired
     businesses . . . . . . . . . . . . . . . . . . . . .              (252)          (467)            -
  Payments of debt issuance costs . . . . . . . . . . . .                 -           (494)            -
  Proceeds from issuances of common stock . . . . . . . .                 -              -        11,466
  Payments of common stock issuance costs . . . . . . . .                 -              -           (78)
  Payments received on notes receivable arising from
     stock purchase agreements. . . . . . . . . . . . . .                 -              -           648
                                                                    -------        -------       -------
  Net cash provided by (used in) financing activities . .            (2,691)         7,676        10,769
                                                                    -------        -------       -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  . . . .              (738)           317       (11,722)
CASH AND CASH EQUIVALENTS:
  Beginning of year . . . . . . . . . . . . . . . . . . .             3,822          3,505        15,227
                                                                    -------        -------       -------
  End of year . . . . . . . . . . . . . . . . . . . . . .           $ 3,084        $ 3,822       $ 3,505
                                                                    =======        =======       =======

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest  . . . . . . . . . . . . . . . . . . . . . . .           $ 1,064        $   588       $   497
  Income taxes  . . . . . . . . . . . . . . . . . . . . .           $   424        $   312       $   557



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Equipment purchases of $281 and $487 were financed in the years ended December
     31, 1993 and 1992, respectively, by borrowings and capitalized lease obligations. Additionally, property of $178 was contributed to the Company in the year ended December 31, 1992.


             The accompanying notes are an integral part of these
                      consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of Republic Industries, Inc. (formerly Republic Waste Industries, Inc.) and its wholly-owned subsidiaries ("Republic" or the "Company"). All significant intercompany accounts and transactions have been eliminated. In 1994, the Board of Directors authorized management to pursue a plan to distribute its hazardous waste services segment, Republic Environmental Systems, Inc. ("RESI"), to Republic stockholders. In February 1995, the Board of Directors approved this distribution to Republic stockholders. Accordingly, as discussed in Note 2, this segment has been accounted for as a discontinued operation and the accompanying consolidated financial statements for all periods presented have been restated to report separately the net assets and operating results of these discontinued operations.

        The accompanying consolidated financial statements include the financial position and results of operations of Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. (collectively, "Kertz"), with which the Company merged in August 1995. This transaction was accounted for under the pooling-of-interests method of accounting and, accordingly, the accompanying consolidated financial statements have been restated as if the Company and Kertz had operated as one entity since inception. See Note 3, Business Combinations, for a further discussion of this transaction.

          REVENUE RECOGNITION. The Company recognizes revenue as services are provided.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)


         MARKETABLE SECURITIES. The Company purchases marketable securities for investment purposes which are recorded at the lower of cost or market. The Company includes gains and losses incurred in connection with marketable securities in interest and other income. In 1992, the Company realized gains on marketable securities purchased and subsequently sold during the year. The Company currently holds no equity securities as defined under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

         OTHER CURRENT ASSETS. Inventories consisting principally of equipment parts, compost materials and supplies are valued under a method which approximates the lower of cost (first-in, first-out) or market. At December 31, 1994 and 1993, other current assets included inventories of $2,056,000 and $1,769,000, respectively.

         PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations.

         The Company revises the estimated useful lives of property and equipment acquired through its business acquisitions as of the effective date of the acquisition to conform with its policies regarding property and equipment. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are: twenty to forty years for buildings and improvements, five to fifteen years for vehicles and equipment and five to ten years for furniture and fixtures. Landfills are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain a landfill permit and direct costs incurred to construct and develop the site, and these costs are also depleted based on consumed airspace. No general and administrative costs are capitalized as landfills and landfill improvements.

         ACCRUED LIABILITIES. The Company provides accruals for estimated insurance claims for the self-funded portion of its insurance plans. At December 31, 1994 and 1993, insurance claims reserves of $926,000 and $665,000, respectively, were included in accrued liabilities.

         ACCRUED ENVIRONMENTAL AND LANDFILL COSTS. Accrued environmental and landfill costs include landfill site closure and post-closure costs. Landfill site closure and post-closure costs include costs to be incurred for final closure of the landfills and costs for providing required post-closure monitoring and maintenance of landfills. These costs are accrued based on consumed airspace. The Company estimates its future cost requirements for closure and post-closure monitoring and maintenance for its solid waste facilities based on its interpretation of the technical standards of the United States Environmental Protection Agency's Subtitle D regulations. These estimates do not take into account discounts for the present value of such total estimated costs. Environmental costs are accrued by the Company through a charge to income in the appropriate period for known and anticipated environmental liabilities.

         INCOME TAXES. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which the Company adopted in 1992, the effect of which was not material. Accordingly, deferred income taxes have been provided to show the effect of temporary differences between the recognition of revenues and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements.

         GOODWILL.  Goodwill is amortized over the lesser of the estimated life
or forty years, on a straight-line basis.   Amortization expense related to
goodwill and other intangible assets was $423,000, $244,000 and $142,000 in 1994, 1993 and 1992, respectively.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

         The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of goodwill and other long-lived assets or whether the remaining balance of goodwill should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted net income over the remaining life of goodwill in measuring whether the goodwill is recoverable.

         ACCOUNTING FOR ACQUISITIONS. At the time the Company acquires a business to be accounted for as a purchase, the Company allocates the purchase price to assets and liabilities based on its best estimate of the fair value of each asset and liability. For a one-year period subsequent to the acquisition date, the estimates are refined if additional facts become known regarding contingencies that existed at the date of acquisition. At the end of the one-year period following the date of acquisition, the estimates are finalized and no other entries are made to purchase accounting.

         Acquisitions accounted for under the pooling-of-interests method of accounting are included retroactively in the Company's financial statements as if the companies had operated as one entity since inception.

         STATEMENTS OF CASH FLOWS. The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. The effect of non-cash transactions related to business combinations, as discussed in Note 3, and other non-cash transactions are excluded from the statements of cash flows.

         FOREIGN CURRENCY TRANSLATION. All asset and liability accounts of foreign subsidiaries are translated to U.S. dollars at the rate of exchange in effect at the balance sheet date. All income statement accounts of foreign subsidiaries are translated at average exchange rates during the year. Resulting translation adjustments arising from these translations are charged or credited directly to stockholders' equity. Gain or loss on foreign currency transactions are included in income as incurred. There was no material effect on foreign cash balances of foreign currency translations in 1994 and 1993.
All of the Company's foreign subsidiaries are a part of the hazardous waste services segment of the Company. In connection with the spin-off of the hazardous waste services segment, as discussed in Note 2, this segment of the Company's business has been accounted for as a discontinued operation.

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The book values of cash, trade accounts receivable, trade accounts payable and financial instruments included in other current assets and other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method the Company's fair value of long-term debt was not significantly different than the stated value at December 31, 1994 and 1993.

         In the normal course of business, the Company has letters of credit, performance bonds and other guarantees which are not reflected in the accompanying consolidated balance sheets. The Company's management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

         CONCENTRATIONS OF CREDIT RISK. Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets into which the Company's services are provided, as well as their dispersion across many different geographic areas. As a result, as of December 31, 1994, the Company does not consider itself to have any significant concentrations of credit risk.

2.  DISCONTINUED OPERATIONS

         SPIN-OFF OF THE HAZARDOUS WASTE SERVICES SEGMENT IN 1994. In July 1994, the Company announced the contemplation of a plan to exit the hazardous waste services segment of the environmental industry, and in October 1994, the Board of Directors authorized management to pursue such plan, subject to final approval from the Board of Directors and the resolution of certain legal

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)


and financial requirements. The plan provides for the combination of the Company's hazardous waste services operations in its wholly-owned subsidiary, RESI, and the distribution of the stock of RESI to the stockholders of record of Republic (the "Distribution"). On April 26, 1995, Republic stockholders received one share of common stock of RESI for every five shares of the Company's common stock, $.01 par value per share ("Common Stock"), owned on April 21, 1995 in connection with the spin-off of RESI. Approximately 5,400,000 RESI shares were distributed to the Company's stockholders. RESI's common stock commenced trading on the Nasdaq National Market on April 27, 1995 under the trading symbol "RESI." The Company has had no direct ownership interest in RESI since the Distribution.

         The hazardous waste services segment of the Company's business has been accounted for as a discontinued operation and, accordingly, the accompanying consolidated financial statements of the Company have been restated to report separately the net assets and operating results of these discontinued operations. A summary of the net assets of this segment is as follows (in thousands):


                                                                          December 31,
                                                                   ------------------------
                                                                     1994             1993
                                                                   -------          -------
                        Current assets  . . . . . . . . . . .      $13,595          $14,735
                        Non-current assets  . . . . . . . . .       26,347           34,783
                                                                   -------          -------
                             Total assets . . . . . . . . . .       39,942           49,518
                                                                   -------          -------

                        Current liabilities . . . . . . . . .       13,040           14,465
                        Non-current liabilities . . . . . . .        6,610           18,181
                                                                   -------          -------
                             Total liabilities  . . . . . . .       19,650           32,646
                                                                   -------          -------

                        Net assets of discontinued operations      $20,292          $16,872
                                                                   =======          =======



         A summary of the operating results of the Company's hazardous waste services segment is as follows (in thousands):

                                                                     Year Ended December 31,
                                                          --------------------------------------------
                                                            1994              1993              1992
                                                          --------         ---------          --------
Revenue     . . . . . . . . . . . . . . . . . . . . . .   $ 46,599          $ 61,617          $ 74,668
Expenses:
   Cost of operations . . . . . . . . . . . . . . . . .     33,377            47,028            54,634
   Selling, general and administrative  . . . . . . . .     10,349            13,480            15,141
   Restructuring and unusual charges  . . . . . . . . .      8,484            14,906               577
                                                          --------         ---------          --------
Operating income (loss) . . . . . . . . . . . . . . . .   (  5,611)          (13,797)            4,316
Other expense, net of other income  . . . . . . . . . .        353               992             1,327
                                                          --------         ---------          --------
Income (loss) before extraordinary
   gain and income taxes  . . . . . . . . . . . . . . .   (  5,964)        (  14,789)            2,989
Income tax provision (benefit)  . . . . . . . . . . . .   (  3,092)        (     210)            1,442
                                                          --------         ---------          --------
Income (loss) before extraordinary gain . . . . . . . .   (  2,872)        (  14,579)            1,547
Extraordinary gain on conversion of debt, net of income
   tax provision of $3,092  . . . . . . . . . . . . . .      5,556                 -                 -
                                                          --------         ---------          --------
Net income (loss) . . . . . . . . . . . . . . . . . . .   $  2,684         $ (14,579)         $  1,547
                                                          ========         =========          ========

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)


         In connection with the Distribution, the Company has entered into the Distribution Agreement with RESI which sets forth the terms of the Distribution. Under this agreement, Republic contributed the intercompany balance to RESI's equity at the date of the Distribution. In April 1995, Republic contributed approximately $2,500,000 to RESI to repay certain indebtedness of RESI and to provide working capital to RESI. Additionally, the Company reclassified approximately $36,300,000 to retained earnings from additional paid-in capital in 1995 to effect the spin-off under Delaware law. As a result of these transactions, the Company's equity at the date of the Distribution was reduced by approximately $23,000,000.

         The Company has also entered into various agreements with RESI which govern certain matters between the two parties such as ongoing corporate services to be provided by the Company to RESI, insurance coverage for RESI for a certain period after the date of the Distribution, treatment of various tax matters for periods through the date of the Distribution, responsibility for any adjustments as a result of audit by any taxing authority and indemnification between both parties. Republic has agreed to continue to provide certain corporate services, including insurance, administration, human resources management, financial reporting and tax, legal and environmental engineering services to RESI after the Distribution until terminated by either party. The Corporate Services Agreement is expected to be terminated by the end of 1995. During 1994, 1993 and 1992, the Company allocated expenses for these services to RESI totaling $851,000, $839,000 and $739,000, respectively, on a basis that approximated the cost of actual services provided.

         Since 1992, RESI has participated in the Company's combined risk management programs for property and casualty insurance and will continue to do so until the expiration of the Company's existing policies in June 1995. In 1994, 1993 and 1992, the Company charged RESI for annual premiums and reported losses of $1,678,000, $1,745,000 and $1,116,000, respectively. RESI has agreed to indemnify the Company against increases in current losses and any future losses incurred in connection with RESI's participation in these programs.

         SALE OF DEMOLITION AND EXCAVATION SUBSIDIARY IN 1992. In 1992, the Company sold its demolition and excavation subsidiary, Republic Environmental Services, Inc. ("RES Demolition") and recorded a non-cash loss on disposition of $17,600,000. This segment of the Company's business was accounted for as a discontinued operation and, accordingly, the Company's consolidated financial statements report separately the operating results of these discontinued operations through the date of sale in 1992. In 1992, revenues and net loss of the discontinued operations of RES Demolition were $2,900,000 and $2,700,000, respectively.

3.  BUSINESS COMBINATIONS

         In August 1995, the Company merged with Kertz. Under the terms of the agreement, the Company issued 1,090,000 shares of Common Stock in exchange for all of the outstanding shares of common stock of Kertz. The transaction was accounted for under the pooling-of-interests method of accounting and, accordingly, the accompanying consolidated financial statements have been restated as if the Company and Kertz had operated as one entity since inception. Kertz provides electronic security monitoring and maintenance predominately in the South Florida, Tampa and Orlando areas.

         Details of the results of operations of the previously separate companies for the periods prior to the combination are as follows:



                                                   Year Ended December 31,
                                        ------------------------------------------
                                          1994             1993             1992
                                        --------         --------         --------

Revenue:
   The Company . . . . . . .            $ 48,766         $ 41,095         $ 35,341
   Kertz . . . . . . . . . .              12,943           15,722           13,638
                                        --------         --------         --------
                                        $ 61,709         $ 56,817         $ 48,979
                                        ========         ========         ========

Net income (loss):
   The Company . . . . . . .            $ 11,187         $(18,484)        $(14,004)
   Kertz . . . . . . . . . .                 103              564              201
                                        --------         --------         --------
                                        $ 11,290         $(17,920)        $(13,803)
                                        ========         ========         ========


         From January 1, 1992 through December 31, 1994, the Company acquired six businesses, all of which were accounted for under the purchase method of accounting with the exception of RESI [formerly known as Stout Environmental, Inc. ("Stout")], which was accounted for as a pooling-of-interests. The businesses accounted for under the purchase method of accounting were acquired for a combination of cash and shares of the Company's Common Stock. The value of the Common Stock reflects the market value of the Company's Common Stock at the closing of each acquisition, adjusted to account for restrictions common to unregistered securities and for registration rights, if applicable. The final determination of the cost of certain of the Company's acquisitions is subject to the resolution of certain contingencies, primarily the determination of contingent consideration payable as described in Note 9. The operating results of the acquired businesses accounted for under the purchase method of accounting have been included in the consolidated financial statements from the dates of acquisition.

         The following table sets forth the purchase price of the Company's acquisitions accounted for under the purchase method of accounting (in thousands):

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

                                                           Year Ended December 31,
                                             -----------------------------------------------------
                                               1994                    1993                 1992
                                             -------                  -------             --------
              Cash (net of cash
               acquired)  . . . . . . .      $ 4,059                  $ 5,664             $  2,899
              Common stock (including
              contingent consideration
               earned)  . . . . . . . .          105                      266                2,964
                                             -------                  -------             --------
                                             $ 4,164                  $ 5,930             $  5,863
                                             =======                  =======             ========


         The following describes each of the acquisitions completed by the Company in 1994:

         LAUGHLIN ENVIRONMENTAL, INC. In February 1994, the Company acquired Laughlin Environmental, Inc. ("Laughlin"), located in the Houston, Texas area. Laughlin provides environmental services on a contract basis and serves to complement the Company's special waste landfill located in the Dallas, Texas area. Additionally, Laughlin internalized a portion of its operating costs in 1994 through the acquisition of the assets of a subcontractor.

         WASTE HANDLING SYSTEMS, INC. In October 1994, the Company acquired Waste Handling Systems, Inc. ("Waste Handling") which is located in Rutherford County, North Carolina, approximately 75 miles west of Charlotte. Waste Handling is a collection operation adjacent to the Company's existing landfill and collection operation in southwest North Carolina and services collection routes in a 30 mile radius of Forest City, North Carolina through the transportation of municipal solid waste.

         MIDWEST SANITATION SERVICE, INC. In November 1994, the Company acquired Midwest Sanitation Service, Inc. ("Midwest"). Midwest is a landfill and collection operation which was the largest private hauler in North Dakota.

         As discussed in Note 9, the Company also paid additional consideration to the sellers of previously completed acquisitions for the attainment of certain earnings levels as specified in the respective acquisition agreements.

         UNAUDITED PRO FORMA RESULTS OF OPERATIONS. The Company's unaudited pro forma consolidated results of operations for 1994, 1993 and 1992 shown below are presented assuming that the Company's business combinations had been consummated January 1, 1992 (in thousands):

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)


                                                                               Year Ended December 31,
                                                                       ------------------------------------
                                                                         1994         1993           1992
                                                                       --------     --------       --------
             Revenue as reported . . . . . . . . . . . . . . . . . . . $ 61,709     $ 56,817       $ 48,979
             Revenue of businesses acquired  . . . . . . . . . . . . .    2,890       10,389          6,808
                                                                       --------     --------       --------
             Pro forma revenue . . . . . . . . . . . . . . . . . . . . $ 64,599     $ 67,206       $ 55,787
                                                                       ========     ========       ========

             Income (loss) from continuing operations as reported  . . $  8,606     $ (3,341)      $  4,877
             Net income of businesses acquired . . . . . . . . . . . .       97          353            443
             Pro forma adjustments (A) . . . . . . . . . . . . . . . .      126          (11)           113
                                                                       --------     --------       --------
             Pro forma income (loss) from continuing operations  . . . $  8,829     $ (2,999)      $  5,433
                                                                       ========     ========       ========

             Earnings (loss) per common and common equivalent
               share from continuing operations as reported  . . . . . $   0.30     $  (0.12)      $   0.18
             Effect of businesses acquired and pro forma adjustments .     0.01         0.01           0.02
                                                                       --------     --------       --------
             Pro forma earnings (loss) per common and common
               equivalent share from continuing operations . . . . . . $   0.31     $  (0.11)      $   0.20
                                                                       ========     ========       ========

             Weighted average common and common equivalent
               shares as reported  . . . . . . . . . . . . . . . . . .   28,507       28,598         27,441
             Effect of shares issued for business acquisitions . . . .        -            -            349
                                                                       --------     --------       --------
             Pro forma weighted average common and common
               equivalent shares . . . . . . . . . . . . . . . . . . .   28,507       28,598         27,790
                                                                       ========     ========       ========


(A) Pro forma adjustments include: (i) depreciation expense resulting from the additional value assigned to acquired assets computed in accordance with the Company's accounting policies; (ii) contractual reductions of former owners' and officers' salaries and (iii) adjustments to the income tax provision to reflect the Company's effective tax rate.

         The unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated these businesses as of January 1, 1992.

4.  RESTRUCTURING AND UNUSUAL CHARGES

         In the fourth quarter of 1993, the Company recorded restructuring and unusual charges of $10,000,000 based on the Company's reevaluation of each of its solid waste operations. As a result of this reevaluation, the Company decided to close one of its facilities due to low waste volumes and abandon its permitting effort at another facility because of limited market opportunity in that area and delays in the permitting process. In accordance with industry standards, the Company provides for closure and post-closure over the life of a facility. Accordingly, the Company fully provided for these costs on the closed facility. The provision for closure and post-closure and the write-off of property and equipment and accumulated permitting costs associated with these facilities totaled $6,600,000. In conjunction with the reevaluation, the Company also decided to terminate certain contracts and employees. Costs related to employee relocations and terminations and other contract terminations totaled $1,200,000. In addition, the Company also reevaluated its exposure related to litigation and environmental matters and provided additional accruals aggregating $2,200,000 for the costs to defend or settle certain litigation and environmental matters.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

         In March 1992, the Company acquired Stout in a merger transaction accounted for in accordance with the pooling-of-interests method. In connection with the merger, the Company incurred substantial legal, accounting, consulting and financing costs aggregating $2,200,000, which was recorded as an unusual charge.


5.  EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

         The computation of weighted average common and common equivalent shares used in the calculation of earnings (loss) per share, as restated, is shown below (in thousands):


                                                                           Year Ended December 31,
                                                                      ---------------------------------
                                                                       1994         1993          1992
                                                                      ------       ------        ------

Common shares outstanding . . . . . . . . . . . . . . . . .           28,276       28,438        28,371
Effect of using weighted average common shares
 outstanding during the year  . . . . . . . . . . . . . . .                -            -        (1,116)
Common shares issuable under options, warrants and earn-out
 agreements . . . . . . . . . . . . . . . . . . . . . . . .               82          160           186
Weighted average effect of treasury stock purchases . . . .              149            -             -
                                                                      ------       ------        ------
Weighted average common and common equivalent shares  . . .           28,507       28,598        27,441
                                                                      ======       ======        ======

         The difference between shares for primary and fully diluted earnings
(loss) per common and common equivalent share was not significant for the periods presented.


6.  PROPERTY AND EQUIPMENT

         A summary of property and equipment, as restated, is shown below (in thousands):

                                                                            December 31,
                                                                 --------------------------------
                                                                    1994                   1993
                                                                 --------                --------
           Land, landfills and improvements. . . . . . . . . . . $ 80,601                $ 77,562
           Vehicles and equipment  . . . . . . . . . . . . . . .   15,340                  13,108
           Buildings and improvements  . . . . . . . . . . . . .    3,158                   1,656
           Furniture and fixtures  . . . . . . . . . . . . . . .      746                     672
                                                                 --------                --------
                                                                   99,845                  92,998
              Less accumulated depreciation and depletion  . . .  (12,943)                 (8,699)
                                                                 --------                --------
                                                                 $ 86,902                $ 84,299
                                                                 ========                ========


7.  ACCRUED ENVIRONMENTAL AND LANDFILL COSTS

         The Company owns and operates nine solid waste landfills in the United States. The Company is responsible for closure and post-closure monitoring and maintenance costs at these landfills which are currently operating. Closure and post-closure costs are provided in accordance with Subtitle D regulations. Estimated aggregate closure and post-closure costs are to be fully accrued for these landfills at the time that such facilities cease to accept waste and are closed. Considering existing accruals at the end of 1994, approximately $7,600,000 of such costs are to be expensed over the remaining lives of these facilities. Included with the accrued costs associated with landfills at December 31, 1994 is $179,000 related to post-closure activities at a closed solid waste landfill formerly owned by the Company.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

         As discussed in Note 9, the Company is involved in litigation and is subject to ongoing environmental investigations by certain regulatory agencies, as well as other claims and disputes that could result in additional litigation which are in the normal course of business.

         For a discussion of the Company's significant accounting policies related to these environmental and landfill costs, see Note 1 - "Summary of Significant Accounting Policies - Accrued Environmental and Landfill Costs".


8.  NOTES PAYABLE AND LONG-TERM DEBT

         SHORT-TERM BORROWINGS AND NOTES PAYABLE. Notes payable at December 31, 1994 and 1993 consisted primarily of short-term insurance premium financing.

         LONG-TERM DEBT. Long-term debt, as restated, consists of the following (in thousands):

                                                                                      December 31,
                                                                            --------------------------------
                                                                             1994                      1993
                                                                            ------                    ------
         Revolving credit facility, secured by the stock of the
           Company's subsidiaries, interest payable quarterly, at
           prime or at a Eurodollar rate plus 1.5% (8.3% as of
           December 31, 1994), due September 1996 . . . . . . . .           $12,600                  $12,200
         Notes to banks and financial institutions, secured by
           equipment and other assets, interest ranging from 7.0% to
           12.9% (weighted average interest rate of 7.2% as of
           December 31, 1994), payable monthly through 1998 . . .             1,305                    1,914
         Other notes, secured by equipment and
           other assets, interest ranging from 4.0% to 11.5% (weighted average interest rate of 6.0% as of December 31, 1994),
           payable monthly through 2004 . . . . . . . . . . . . .             2,818                    2,151
                                                                            -------                  -------
                                                                             16,723                   16,265
         Less current maturities  . . . . . . . . . . . . . . . .            (1,571)                  (1,753)
                                                                            -------                  -------
                                                                            $15,152                  $14,512
                                                                            =======                  =======


         In September 1993, the Company entered into a revolving credit facility agreement with a U.S. commercial bank in the amount of $25,000,000, which includes a line of credit with $10,000,000 available for standby letters of credit. At December 31, 1994, the Company had standby letters of credit of $5,591,000 outstanding under this facility and $6,809,000 available under the revolving credit facility. In 1995, the Company extended the due date from September 1996 to December 1997 and increased the availability under this facility to $35,000,000. The credit agreement requires the Company, among other restrictions, to meet certain financial ratios and places certain limitations on dividend payments and other borrowing. As of December 31, 1994, the Company was in compliance with all covenants under the credit agreement.

         In connection with the equity investment and private placement transactions, as discussed in Note 15, Subsequent Events, the Company received approximately $232,000,000 in cash during the three months ended September 30, 1995. The Company used a portion of these proceeds to repay all outstanding borrowings under the revolving credit facility totaling approximately $15,500,000 plus interest expense in August 1995. In December 1995, the Company entered into a credit agreement (the "Credit Agreement") with certain banks pursuant to which such banks have agreed to advance the Company on an unsecured basis an aggregate of $250,000,000 for a term of 36 months. Outstanding advances, if any, are payable at the expiration of the 36-month term. The Credit Agreement requires, among other items, that the Company maintain certain financial ratios and comply with certain financial covenants. Interest is payable monthly and generally determined using either a competitive bid feature or a LIBOR based rate. The Credit Agreement replaces the 1993 revolving credit arrangement among the Company and certain other banks.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)


         At December 31, 1994, aggregate maturities of long-term debt, as restated, were as follows (in thousands):

                 1995 . . . . . . . . . . . . . . . . . .   $ 1,571
                 1996 . . . . . . . . . . . . . . . . . .    13,156
                 1997 . . . . . . . . . . . . . . . . . .       677
                 1998 . . . . . . . . . . . . . . . . . .       591
                 1999 . . . . . . . . . . . . . . . . . .       316
                 Thereafter . . . . . . . . . . . . . . .       412
                                                            -------
                                                            $16,723
                                                            =======



9.  COMMITMENTS AND CONTINGENCIES

         LEGAL PROCEEDINGS. On May 3, 1991, the Company filed an action against G.I. Industries, Inc. ("GI"), Manuel Asadurian, Sr. and Mike Smith in the United States District Court for the Central District of California (the "Court"). The Company requested a declaratory judgment that it did not anticipatorily breach a merger agreement (the "Merger Agreement") between the Company and GI and that the Merger Agreement had been properly terminated. The Company also sought to recover $600,000 from GI, plus interest and costs, with respect to a certain financial guaranty provided by Republic in 1990 for the benefit of GI. In response to the Company's action, GI filed a counterclaim alleging that the Company breached the Merger Agreement and that it had suffered damages in excess of $16,000,000. In August 1993, the Court rendered a ruling in favor of Republic and found that GI did not meet its burden in proving that it could have performed its obligations under the Merger Agreement. GI appealed that decision in September 1993. In March 1995, the United States Court of Appeals for the Ninth Circuit (the "Court of Appeals") vacated the August 1993 decision and remanded the case back to the Court for a hearing on damages. The Company filed a motion for reconsideration and suggestion of en banc consideration with the Court of Appeals in an effort to restore the original ruling denying GI's claim. On May 12, 1995, the Court of Appeals denied the motion and suggestion. The Company has filed a petition for writ of certiorari with the United States Supreme Court, which was denied. The Court has commenced proceedings that may lead to a trial on damages.

         Subsequent to the Company's seeking recovery from GI for the guaranty, GI filed for protection under Chapter 11 of the Bankruptcy Code. The Company is a secured creditor and anticipates a complete recovery of the $600,000, plus interest and costs, including attorneys' fees.

         On November 9, 1992, A&B Investors, Inc. ("A&B") filed an action against the Company in the District Court of Harris County, Texas alleging, among other claims, breach of contract and securities fraud. On July 14, 1995, this matter was resolved in an out-of-court settlement which did not have a material effect on the Company's results of operations or consolidated financial position.

         Western Waste Industries, Inc. ("Western") filed an action against the Company and others on July 20, 1990 for various causes of action including interference with business relations and seeks $24,000,000 in damages. The lawsuit stems from Western's attempts to acquire Best Pak Disposal, Inc. This case is currently scheduled for trial in January 1996.

         While the results of the legal proceedings described above and other proceedings which arose in the normal course of business cannot be predicted with certainty, management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's results of operations or consolidated financial position.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

         ENVIRONMENTAL MATTERS. The Company's solid waste and environmental services activities are conducted in the context of a developing and changing statutory and regulatory framework, aggressive government enforcement and a highly visible political environment. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures which may be required to obtain or retain the applicable permits or comply with applicable regulations could be significant.

         In 1992, the Company received notices from Imperial County, California (the "County") and the California Department of Toxic Substances Control ("DTSC") that spent filter elements (the "Filters") from geothermal power plants, which had been deposited at the Company's Imperial Landfill for approximately five years, were classified as hazardous waste under California environmental regulations. Under United States EPA regulations, the Filters are not deemed hazardous waste as they are associated with the production of geothermal energy.

         In February 1993, the DTSC denied the Company's October 1992 request to classify the Filters as "special waste" under California regulations.
DTSC's denial indicated that the Filters met all technical and analytical requirements for reclassification as a special waste, but that a procedural requirement related to the timing of the reclassification request was not met. The Company is currently conducting active discussions with all appropriate California regulatory agencies in order to seek a variance under California regulations which will reclassify the Filters as a special waste, irrespective of the reclassification application submittal timing issue, and allow the Filters to be left in the landfill. If this occurs, the state, regional and local regulatory agencies may nevertheless require that the affected area of the landfill be capped and that the affected area accept no additional waste.
A decision on the reclassification issue is expected by Spring of 1996. In the event that the variance is not granted, the Regional Water Quality Control Board and Integrated Waste Management Board will determine what remedial measures must be taken based on the Filters' classification as a California hazardous waste. One of those measures could include the removal of the Filters or the closure of a portion of the landfill.

         Management is currently unable to determine (i) whether the waste will ultimately be classified as hazardous, (ii) what action, if any, will be required as a result of this issue or (iii) what liability, if any, the Company will have as a result of this inquiry. In January 1994, the Company filed suit against the known past and present owners and operators of the geothermal power plants for all losses, fines and expenses the Company incurs associated with the resolution of this matter, including loss of airspace at the landfill, in the United States District Court for the Southern District of California, alleging claims for CERCLA response costs recovery and intentional misrepresentation among other claims. The Company seeks to recover actual expenses and punitive damages. Discovery and regulatory studies are proceeding. The Company believes it will prevail, but no amounts have been accrued for any recovery of damages.

         Although it is possible that losses exceeding amounts already recorded may be incurred upon the ultimate resolution of the environmental matters described above, management believes that such losses, if any, will not have a material adverse effect on the Company's consolidated results of operations or consolidated financial position.

         OPERATING LEASE COMMITMENTS. The Company and its subsidiaries lease portions of their premises and certain equipment under various operating lease agreements. At December 31, 1994, total minimum rental commitments becoming payable under all operating leases, as restated, are as follows (in thousands):

             1995 . . . . . . . . . . . . . . . . . . . . . . . $ 562
             1996 . . . . . . . . . . . . . . . . . . . . . . . $ 470
             1997 . . . . . . . . . . . . . . . . . . . . . . . $ 338
             1998 . . . . . . . . . . . . . . . . . . . . . . . $ 104
             1999 . . . . . . . . . . . . . . . . . . . . . . . $  53
             Thereafter . . . . . . . . . . . . . . . . . . . . $  27

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)


Total rental expense incurred under operating leases was $653,000, $544,000 and $468,000 in 1994, 1993 and 1992, respectively.

         POSTRETIREMENT BENEFITS. The Company does not provide postretirement or postemployment benefits to its employees and, accordingly, has not reflected any cost arising from the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" or SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Effective January 1, 1994, the Company instituted a defined contribution 401(k) savings plan for employees meeting certain employment requirements. Under the plan, the Company may, at its discretion, match a portion of employee contributions based on the profitability and growth of the Company. No contributions under this plan were made by the Company in 1994.

         CONTINGENT CONSIDERATION. In certain of the business acquisitions accounted for as purchases, the Company has agreed to issue contingent consideration in the form of additional shares of the Company's common stock and, in some cases, additional cash to the sellers of those businesses based on the attainment of certain earnings levels and other contingencies. During the years ended December 31, 1994, 1993 and 1992, the Company has issued approximately 29,000, 160,000 and 186,000 shares of common stock and paid $623,000, $432,000 and $40,000, respectively, for the attainment of such earnings levels. These amounts have been capitalized as additional purchase price. The maximum contingent consideration to be earned over the next eight years as of December 31, 1994 consists of approximately 406,000 shares of the Company's common stock and $412,000. Under the terms of an acquisition agreement, the Company has agreed to pay additional consideration to the former owners of a landfill site of a maximum of $2,500,000 upon the expansion of the landfill airspace by up to 2,500,000 cubic yards.

         OTHER MATTERS. At December 31, 1994, the Company had made cash deposits into escrow accounts which total $735,000 in connection with landfill closure and certain other obligations, of which $656,000 was included in cash and cash equivalents and $79,000 was included in other assets. Additionally, the Company has bonding facilities for the issuance of payment, performance and bid bonds, of which $1,684,000 in bonds were outstanding at December 31, 1994. The Company also has facilities available for the issuance of standby letters of credit, of which $3,980,000 in letters of credit were outstanding at December 31, 1994.


10.  STOCKHOLDERS' EQUITY

         PREFERRED STOCK. The Company has 5,000,000 authorized shares of preferred stock, $.01 par value per share, none of which are issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to establish the rights, preferences and dividends.

         TREASURY STOCK. In October 1993, the Board of Directors authorized the Company to repurchase up to 1,300,000 shares of its outstanding Common Stock, through October 1994, as deemed appropriate by management. Through October 1994, 281,000 shares were repurchased for an aggregate value of $856,000. In October 1994, the Board of Directors authorized management to continue the repurchase program and to repurchase up to an additional 1,300,000 shares of its outstanding Common Stock, through October 1995. The repurchasing of shares was intended to achieve a more favorable balance between the market supply of the shares and market demand, as well as take advantage of the relatively low price of the Company's Common Stock. Repurchases have been effected at prevailing market prices from time to time on the open market. The repurchased shares represent additions to treasury stock. In October 1994, the Board of Directors authorized the retirement of the 281,000 shares held in treasury, which were retired in the fourth quarter of 1994. In December 1994, 28,993 shares of the Company's Common Stock were returned to the Company in a settlement with a former owner of one of its

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

subsidiaries. These shares represented additions to treasury stock and were subsequently retired in December 1994. The Company's stock repurchase program expired in October 1995 and the Company does not currently plan to repurchase any additional Common Stock.

         1991 STOCK OPTION PLAN. In October 1991, the Board of Directors approved a stock option plan (the "1991 Plan"), which was subsequently approved by the Company's stockholders at the 1992 Annual Meeting of Stockholders, under which employees and officers of the Company or any of its subsidiaries or parent corporations and members of the Board of Directors of the Company may be awarded options to purchase common shares. A maximum of 5,000,000 common shares, less shares issued or purchased pursuant to the 1990 Stock Option and Stock Purchase Plan (the "1990 Plan") as discussed below, have been reserved for issuance to participants in the 1991 Plan in the form of stock options. The option price under the 1991 Plan is to be determined by the Board of Directors but shall not be less than the fair market value of the common shares on the date the stock option is granted. Options are subject to adjustment upon certain changes in the capital structure of the Company, such as a stock dividend, stock split or other similar events.

         1990 STOCK OPTION AND STOCK PURCHASE PLAN. In April 1990, the Board of Directors approved a stock option and stock purchase plan for certain key employees, directors, consultants and advisors. A maximum of 2,500,000 shares of Common Stock were reserved for issuance to participants in the plan in the form of either stock options or stock purchases, as determined by the Compensation Committee. Options granted under the plan expire ten years from the date of grant and vest over varying periods as determined by the Compensation Committee. During the year ended December 31, 1990, 700,000 shares were purchased at $2.50 to $4.50 per share. When shares were purchased under the 1990 Plan, the participant paid the par value of the shares in cash, and issued a nonrecourse promissory note to the Company for the balance of the purchase price. These promissory notes along with interest are due ten years from the date of issuance and are collateralized by the shares purchased. During 1992, the Company received payment of $648,000 on notes receivable arising from stock purchase agreements pursuant to the 1990 Plan. The 1990 Plan has been replaced by the 1991 Plan, as discussed above.

         Activity under the Company's 1990 and 1991 stock option plans during each of the two years in the period ended December 31, 1994 are summarized as follows:

                                                    1990 Plan     1991 Plan        Total          Option Price
                                                    ---------     ---------        -----          ------------
Outstanding at December 31, 1992  . . . . . . .       598,000      348,500          946,500       $2.50-$14.50
   Granted  . . . . . . . . . . . . . . . . . .       100,000      401,900          501,900       $4.00-$12.50
   Cancelled  . . . . . . . . . . . . . . . . .            --     (331,900)        (331,900)      $7.25-$10.63
                                                      -------    ---------        ---------
Outstanding at December 31, 1993  . . . . . . .       698,000      418,500        1,116,500       $2.50-$14.50
   Granted  . . . . . . . . . . . . . . . . . .            --      176,000          176,000       $2.69-$ 3.38
   Cancelled  . . . . . . . . . . . . . . . . .       (50,000)    (130,500)        (180,500)      $2.69-$10.63
                                                      -------    ---------        ---------
Outstanding at December 31, 1994  . . . . . . .       648,000      464,000        1,112,000       $2.50-$14.50
                                                      =======    =========        =========

Exercisable at December 31, 1994  . . . . . . .       648,000      113,450          761,450         $9.92(A)
                                                      =======    =========        =========

Available for future grant at December 31, 1993       763,000    2,081,500        2,844,500
   Cancelled  . . . . . . . . . . . . . . . . .        50,000      130,500          180,500
   Granted  . . . . . . . . . . . . . . . . . .            --     (176,000)        (176,000)
                                                     --------    ---------        ---------
Available for future grant at December 31, 1994       813,000    2,036,000        2,849,000
                                                     ========    =========        =========

___________________________________
(A) Represents the weighted average option price of options exercisable at December 31, 1994.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (RESTATED)


         COMMON STOCK WARRANTS. The Company has awarded warrants to purchase shares of Common Stock to certain executive officers, directors, employees and affiliates as additional incentive to continue in the service of the Company. The warrants vest at 20% per year and are exercisable, with respect to each portion vested, for a period of four years following such vesting. Activity involving Common Stock warrants during each of the two years ended December 31, 1994 are summarized as follows:

                                                                   Exercise
                                                   Warrants          Price              Expiration Date
                                                 ------------    -------------    ---------------------------
Outstanding at December 31, 1992  . . .           6,480,750      $6.00-$12.75         June 1993-May 2001
   Issued . . . . . . . . . . . . . . .             515,000         $4.00                December 2000
   Expired  . . . . . . . . . . . . . .          (4,915,000)     $6.50-$12.75                  -
                                                 ----------
Outstanding at December 31, 1993  . . .           2,080,750      $4.00-$12.75      August 1995-December 2000
   Issued . . . . . . . . . . . . . . .             200,000         $2.69                  May 2003
                                                 ----------
Outstanding at December 31, 1994  . . .           2,280,750      $2.69-$12.75        August 1995-May 2003
                                                 ==========

Exercisable at December 31, 1994  . . .           1,250,750        $7.61(A)
                                                 ==========

___________________________
(A) Represents the weighted average exercise price of warrants exercisable at December 31, 1994.

11.  INCOME TAXES

         The Company files a consolidated federal income tax return which includes the operations of all acquired businesses for periods subsequent to the dates of the acquisitions. Acquired companies each file a "short-period" federal tax return through their respective acquisition dates. Kertz elected Subchapter S corporation status for income tax reporting purposes on July 1, 1993. For purposes of these consolidated financial statements, federal and state income taxes have been provided as if Kertz had filed Subchapter C corporation tax returns for the pre-acquisition periods, and the current income tax expense is reflected as an increase to additional paid-in capital. The Subchapter S corporation status of Kertz was terminated effective with the closing date of the acquisition.

         The components of the income tax provision related to continuing operations, as restated, are shown below (in thousands):

                                                                           Year Ended December 31,
                                                                 ---------------------------------------------
                                                                  1994             1993                  1992
                                                                 ------           ------                ------
         Current:
            Federal . . . . . . . . . . . . . . . . . . .        $   194          $    342             $ 2,266
            State . . . . . . . . . . . . . . . . . . . .            253               141                 127
                                                                 -------          --------             -------
                                                                     447               483               2,393

         Federal deferred . . . . . . . . . . . . . . . .          2,811            (1,517)               (602)

         Tax reserve adjustments  . . . . . . . . . . . .         (1,963)                -              (1,538)

         Change in valuation allowance  . . . . . . . . .         (1,242)            1,242                   -
                                                                 -------          --------             -------

         Income tax provision . . . . . . . . . . . . . .        $    53          $    208             $   253
                                                                 =======          ========             =======

         In addition to the above, the Company recorded an income tax benefit of $210,000 and $123,000 in 1993 and 1992, respectively, related to its discontinued operations.

         In 1992, the Company changed its method of accounting for income taxes from the method required under SFAS No. 96 to the method required under SFAS No. 109. Since the approach under both statements is similar, there was no significant income effect of the change on the recording of income taxes.
Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined by applying the current tax rate to the difference between the financial reporting and income tax basis of assets and liabilities.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

         Net operating loss ("NOL") carryforwards are recognized under SFAS No. 109 unless it is "more likely than not" that they will not be realized. In 1993, the Company recorded a $1,242,000 valuation allowance related to the realization of deferred tax assets generated as a result of the 1993 restructuring and unusual charges. This valuation allowance was recorded due to the uncertainty surrounding the future utilization of such deferred tax assets. In 1994, the valuation allowance was eliminated based on the expected realization of such deferred tax assets.

         In the years immediately following an acquisition, the Company provides income taxes at the statutory income tax rate applied to pre-tax income. As part of its tax planning to reduce effective tax rates and cash outlays for taxes, the Company employs a number of strategies such as combining entities to reduce state income taxes, claiming tax credits not previously claimed and recapturing taxes previously paid by acquired companies. At such time as these reductions in the Company's deferred tax liabilities are determined to be realizable, the impact of the reduction is recorded as tax reserve adjustments in the tax provision.

         A reconciliation of the statutory federal income tax rate to the Company's effective tax rate as reported in the accompanying consolidated statements of operations, as restated, is shown below:


                                                                            Year Ended December 31,
                                                                    --------------------------------------
                                                                    1994             1993             1992
                                                                    ----             ----             ----
            Statutory federal income tax rate . . . . . . .         34.0%           (34.0)%          34.0%
            Amortization of goodwill  . . . . . . . . . . .          1.1              3.0             1.0
            State income taxes, net of federal benefit  . .          2.1              3.6             0.3
            Tax reserve adjustments . . . . . . . . . . . .        (22.7)              -            (30.0)
            Change in valuation allowance . . . . . . . . .        (14.3)            33.2             -
            Other, net  . . . . . . . . . . . . . . . . . .          0.4              0.8            (0.4)
                                                                   -----            -----           -----
              Effective tax rate  . . . . . . . . . . . . .          0.6%             6.6%            4.9%
                                                                   =====            =====           =====

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

         Components of the net deferred income tax liability, as restated, are shown below (in thousands):

                                                                                    December 31,
                                                                         ---------------------------------
                                                                            1994                    1993
                                                                            ----                    ----
         Deferred income tax liabilities:
             Book basis in property over tax basis . . . . . . . . .      $19,940                   $20,400
             Book capitalization of costs expensed for tax . . . . .            -                        31
                                                                          -------                   -------
                                                                           19,940                    20,431
                                                                          -------                   -------
         Deferred income tax assets:
             Net operating losses  . . . . . . . . . . . . . . . . .       (5,185)                   (5,890)
             Accrued environmental and landfill costs  . . . . . . .       (2,761)                   (3,054)
             Accruals not currently deductible . . . . . . . . . . .         (722)                   (1,385)
                                                                          -------                   -------
                                                                           (8,668)                  (10,329)
                                                                          -------                   -------

                                                                           11,272                    10,102

         Valuation allowance . . . . . . . . . . . . . . . . . . . .            -                     1,242
                                                                          -------                   -------

         Net deferred income tax liability . . . . . . . . . . . . .      $11,272                   $11,344
                                                                          =======                   =======


         At December 31, 1994, the Company had available U.S. NOL carryforwards of approximately $15,249,000 which expire $7,994,000, $6,342,000 and $913,000 in the years 2006, 2007 and 2008, respectively.

12.  RELATED PARTY TRANSACTIONS

         The Company has entered into an agreement to lease office space for one of its subsidiaries with the former owner of this subsidiary who is a current officer of this subsidiary. The Company also utilizes companies affiliated with former owners of acquired businesses who are current officers of the Company's subsidiaries for hauling and other services. Aggregate payments for leases and such services were $132,000, $1,139,000 and $827,000 in 1994, 1993 and 1992, respectively. In September 1993, the Company internalized a portion of these hauling services through the acquisition of substantially all of the assets of a hauling company owned by an officer of a subsidiary of the Company for $370,000 cash.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)


13.  OPERATIONS BY INDUSTRY SEGMENT

         The following tables present information, as restated, regarding the Company's different industry segments based on the historical operations of the Company (in thousands):

                                                                            YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------------
                                                                   1994             1993              1992
                                                                ----------       ----------       -----------
 Revenue
         Solid waste services  . . . . . . . . . . . . .        $  48,766        $   41,095       $   35,341
         Electronic security services  . . . . . . . . .           12,943            15,722           13,638
                                                                ---------        ----------       ----------
                                                                $  61,709        $   56,817       $   48,979
                                                                =========        ==========       ==========
 Operating income (loss)
         Solid waste services  . . . . . . . . . . . . .        $   9,490        $   (3,179)      $    2,840
         Electronic security services  . . . . . . . . .              213               612              356
 Interest and other income (expense), net  . . . . . . .           (1,044)             (566)           1,934
                                                                ---------        ----------        ---------
 Income (loss) from continuing operations before
    income taxes . . . . . . . . . . . . . . . . . . . .        $   8,659        $   (3,133)       $   5,130
                                                                =========        ==========        =========

 Depreciation, depletion and amortization
         Solid waste services  . . . . . . . . . . . . .        $   4,748        $    3,940        $   2,822
         Electronic security services  . . . . . . . . .              212               202              122
                                                                ---------        ----------        ---------
                                                                $   4,960        $    4,142        $   2,944
                                                                =========        ==========        =========

 Capital expenditures
         Solid waste services  . . . . . . . . . . . . .        $   5,452        $    3,701        $  10,414
         Electronic security services  . . . . . . . . .              483               629              404
                                                                ---------        ----------        ---------
                                                                $   5,935        $    4,330        $  10,818
                                                                =========        ==========        =========

 Identifiable assets
         Solid waste services  . . . . . . . . . . . . .        $ 112,149        $  104,364        $  99,574
         Electronic security services  . . . . . . . . .            2,481             2,438            1,639
                                                                ---------        ----------        ---------
         Total identifiable assets . . . . . . . . . . .          114,630           106,802          101,213
 Net assets of discontinued operations . . . . . . . . .           20,292            16,872           28,533
                                                                ---------        ----------        ---------
         Total assets  . . . . . . . . . . . . . . . . .        $ 134,922        $  123,674        $ 129,746
                                                                =========        ==========        =========

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)


14.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         The following is an analysis of certain items in the Consolidated Statements of Operations by quarter, as restated, for 1994 and 1993.

                                                      FIRST           SECOND         THIRD          FOURTH
                                                     QUARTER          QUARTER       QUARTER         QUARTER
                                                     -------          -------       -------         -------
                                                        (In thousands, except for per share amounts)
          Revenue                         1994       $ 14,544        $16,234        $15,006        $ 15,925
                                          1993       $ 12,933        $14,967        $14,462        $ 14,455

          Gross profit                    1994       $  5,964        $ 6,090        $ 5,761        $  6,202
                                          1993       $  5,520        $ 6,205        $ 6,002        $  5,853

          Income (loss) from              1994       $  1,439        $ 2,572        $ 3,067        $  1,528
           continuing operations          1993       $  1,139        $ 1,385        $ 1,694        $ (7,559)(a)


          Net income (loss)               1994       $  1,293        $ 3,399        $ 4,055        $  2,543
                                          1993       $    668        $ 1,280        $ 2,092        $(21,960)

          Earnings (loss) per share from  1994       $   0.05        $  0.09        $  0.11        $   0.05
           continuing operations          1993       $   0.04        $  0.05        $  0.06        $  (0.27)(a)

____________
(a) As discussed in Note 4, restructuring and unusual charges of $10,000,000 were recorded by the Company in the fourth quarter of 1993 to reorganize its operations.

15.  SUBSEQUENT EVENTS

         EQUITY INVESTMENT BY H. WAYNE HUIZENGA AND ASSOCIATES, WESTBURY (BERMUDA) LTD. AND HARRIS W. HUDSON. On May 21, 1995, the Company agreed to issue and sell in aggregate 8,350,000 shares of Common Stock and warrants to purchase an additional 16,700,000 shares of Common Stock to Mr. H. Wayne Huizenga, Westbury (Bermuda) Ltd. (a Bermuda corporation controlled by Mr. Michael G. DeGroote, then Chairman of the Board, President and Chief Executive Officer of Republic) and Mr. Harris W. Hudson, and certain of their assigns for an aggregate purchase price of $37,500,000. The warrants are exercisable at prices ranging from $4.50 to $7.00 per share effective August 3, 1995. In July 1995, the Company agreed to sell an additional 1,000,000 shares of Common Stock each to Mr. Huizenga and Mr. John J. Melk for $13.25 per share for aggregate proceeds of $26,500,000. These transactions were completed on August 3, 1995.

         On August 3, 1995, in connection with the equity investment, Mr. Huizenga was elected Chairman of the Board of Directors and Chief Executive Officer of Republic and Mr. DeGroote, former Chairman of the Board, President and Chief Executive Officer of the Company, was elected Vice Chairman of the Board. Additionally, Mr. Hudson was appointed as President of the Company and as a member of the Board of Directors.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (CONTINUED)

         PRIVATE PLACEMENT TRANSACTIONS. In July 1995, the Company sold 5,400,000 shares of Common Stock in a private placement transaction for $13.25 per share, resulting in net proceeds of approximately $69,000,000 after deducting expenses, fees and commissions. In September 1995, the Company sold 5,000,000 shares of Common Stock in an additional private placement transaction for $20.25 per share resulting in net proceeds of approximately $99,000,000 after deducting expenses, fees and commissions.

         As a result of the transactions discussed above, the Company received approximately $232,000,000 in cash during the three months ended September 30, 1995. The Company used a portion of these proceeds to repay all outstanding borrowings under its revolving line of credit facility and debt of Hudson Management Corporation and Envirocycle, Inc. (collectively, "HMC") and Kertz during the same period.

         ACQUISITION OF HUDSON MANAGEMENT CORPORATION AND ENVIROCYCLE, INC.
In August 1995, the Company issued 8,000,000 shares of Common Stock in exchange for all of the outstanding shares of common stock of HMC, which was owned by Mr. Hudson. HMC, as the third largest solid waste management company in Florida, provides solid waste collection and recycling services to commercial, industrial and residential customers. The acquisition was accounted for under the purchase method of accounting. Subsequent to the acquisition, the Company repaid substantially all of the outstanding debt of HMC which totaled approximately $11,000,000.

         ACQUISITION OF UNITED WASTE SERVICE, INC. In October 1995, the Company acquired all of the outstanding common stock of United Waste Service, Inc. ("United") in exchange for 1,500,000 shares of Common stock. United provides solid waste collection, transfer and recycling services in the Atlanta, Georgia metropolitan area. This acquisition will be accounted for under the pooling-of-interests method of accounting.

         ACQUISITION OF SOUTHLAND ENVIRONMENTAL SERVICES, INC. In October 1995, the Company acquired all of the outstanding common stock of Southland Environmental Services, Inc. ("Southland") in exchange for 2,600,000 shares of Common Stock. Southland provides solid waste collection services in the Northeast Florida area and owns a transfer station, a construction and demolition landfill and provides composting and recycling services. This acquisition was accounted for under the pooling-of-interests method of accounting.

         ACQUISITION OF J.C. DUNCAN COMPANY, INC. In November 1995, the Company acquired all of the outstanding common stock of J.C. Duncan Company, Inc. and affiliates (collectively, "Duncan") in exchange for 5,256,055 shares of Common Stock. Duncan provides solid waste collection and recycling services in the the Dallas-Fort Worth metropolitan area and throughout west Texas, and also operates two landfills. This acquisition will be accounted for under the pooling-of-interests method of accounting.

         ACQUISITION OF GARBAGE DISPOSAL SERVICE, INC. In November 1995, the Company issued 3,003,000 shares of Common Stock in exchange for all of the outstanding common stock of Garbage Disposal Service, Inc. ("GDS") which provides solid waste collection and recycling services throughout western North Carolina. This acquisition will be accounted for under the pooling-of-interests method of accounting.

         ACQUISITION OF FENNELL CONTAINER CO., INC. In November 1995, the Company acquired all of the outstanding common stock of Fennell Container Co., Inc. and affiliates (collectively, "Fennell") in exchange for 3,111,111 shares of Common Stock. Fennell is a full-service solid waste management company, providing waste collection, recycling and environmental services in and around Charleston and Greenville, South Carolina. Additionally, Fennell owns a landfill which is in the final stages of construction and is scheduled to begin accepting waste under its new permit in early 1996. This acquisition will be accounted for under the pooling-of-interests method of accounting.

         ACQUISITION OF SCOTT SECURITY SYSTEMS. In November 1995, the Company issued 1,567,818 shares of Common Stock in exchange for all of the outstanding common stock of Scott Security Systems and affiliates (collectively "Scott"). Scott is an electronic security alarm company, providing monitoring and maintenance in Jacksonville, Orlando and Tallahassee, Florida, as well as other metropolitan areas in the southeastern U.S., including Charlotte, North Carolina, Savannah, Georgia and Nashville, Tennessee. This acquisition will be accounted for under the pooling-of-interests method of accounting.

                          REPUBLIC INDUSTRIES, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                (In thousands, except share and per share data)


                                                                                                               December 31,
                                                                                                       ---------------------------
                                                                                     September 30,
                                                                                         1995             1994             1993
                                                                                      -----------      ----------       ----------
                                          ASSETS                                      (Unaudited)
       CURRENT ASSETS
               Cash and cash equivalents   . . . . . . . . . . . . . . . . . . . . .  $216,102         $ 10,031         $  9,290
               Accounts receivable, less allowance for doubtful accounts of
                  $1,996 (unaudited), $1,055 and $1,016, respectively. . . . . . . .    33,134           21,610           17,434
               Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .     3,563            2,559            2,710
               Current portion of deferred installation costs. . . . . . . . . . . .     4,732            2,360            1,535
               Other current assets  . . . . . . . . . . . . . . . . . . . . . . . .     6,955            5,043            4,748
                                                                                      --------         --------         --------
                        TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . .   264,486           41,603           35,717
       Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .   175,313          134,506          126,107
       Goodwill, net of accumulated amortization of $3,608 (unaudited), $3,212
                  and $2,219,respectively  . . . . . . . . . . . . . . . . . . . . .    91,464           15,605            9,910
       Deferred installation costs, net of current portion . . . . . . . . . . . . .    27,157           21,833            8,512
       Net assets of discontinued operations . . . . . . . . . . . . . . . . . . . .         -           20,292           16,872
       Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,920            8,526            6,755
                                                                                      --------         --------         --------
                        TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $569,340         $242,365         $203,873
                                                                                      ========         ========         ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
               Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 17,454         $ 11,777         $ 10,366
               Accrued liabilities   . . . . . . . . . . . . . . . . . . . . . . . .    20,026            9,675            6,076
               Current portion of deferred revenue . . . . . . . . . . . . . . . . .    22,462           12,255            5,853
               Current maturities of long-term debt and notes payable  . . . . . . .    11,520           10,097            9,913
               Current portion of accrued environmental and landfill costs   . . . .     1,008            1,404            1,715
               Income taxes payable  . . . . . . . . . . . . . . . . . . . . . . . .     1,570            1,281              568
                                                                                      --------         --------         --------
                        TOTAL CURRENT LIABILITIES  . . . . . . . . . . . . . . . . .    74,040           46,489           34,491
       Long-term debt, net of current maturities . . . . . . . . . . . . . . . . . .    42,166           43,991           41,596
       Deferred revenue, net of current portion. . . . . . . . . . . . . . . . . . .    17,030           20,353           10,913
       Accrued environmental and landfill costs, net of current portion  . . . . . .     6,612            8,244            8,757
       Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13,907           11,510           11,444
       Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,103            1,948              367
                                                                                      --------         --------         --------
                        TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . .   156,858          132,535          107,568
                                                                                      --------         --------         --------
       COMMITMENTS AND CONTINGENCIES (Note 9)  . . . . . . . . . . . . . . . . . . .         -                -                -
       STOCKHOLDERS' EQUITY
               Preferred stock, par value $0.01 per share; 5,000,000 shares
                 authorized; none issued . . . . . . . . . . . . . . . . . . . . . .         -                -                -
               Common stock, par value $0.01 per share; 350,000,000, 100,000,000 and
                 100,000,000 shares authorized, respectively; 75,059,040 (unaudited),
                 45,313,715, and 45,476,372 issued, respectively . . . . . . . . . .       750              453              454
               Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . .   383,425          105,586          104,674
               Retained earnings (accumulated deficit) . . . . . . . . . . . . . . .    28,307            4,464           (8,150)
               Notes receivable arising from stock purchase agreements   . . . . . .         -             (673)            (673)
                                                                                      --------         --------         --------
                        TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . .   412,482          109,830           96,305
                                                                                      --------         --------         --------
                        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . .  $569,340         $242,365         $203,873
                                                                                      ========         ========         ========


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)

                                                                    Nine Months
                                                                 Ended September 30,               Year Ended December 31,
                                                               -----------------------    -------------------------------------
                                                                  1995          1994        1994           1993          1992
                                                               ----------    ---------    --------       --------    ----------
                                                                    (Unaudited)
Revenue . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 185,207     $ 140,988     $187,111     $154,301     $  134,440

Expenses:
        Cost of operations  . . . . . . . . . . . . . . . .      123,805        94,304      123,877      104,720         92,092
        Selling, general and administrative   . . . . . . .       40,549        30,716       41,730       38,854         31,796
        Restructuring and unusual charges   . . . . . . . .            -             -            -       10,040          2,250

Other (income) expense:
        Interest and other income   . . . . . . . . . . . .       (2,710)         (784)        (989)        (712)        (3,075)
        Interest expense  . . . . . . . . . . . . . . . . .        3,951         2,852        4,222        2,685          2,329
                                                               ---------     ---------     --------     --------     ----------
                                                                 165,595       127,088      168,840      155,587        125,392
                                                               ---------     ---------     --------     --------     ----------
Income (loss) from continuing operations before income
   taxes  . . . . . . . . . . . . . . . . . . . . . . . . .       19,612        13,900       18,271       (1,286)         9,048

Income tax provision  . . . . . . . . . . . . . . . . . . .        6,985         2,822        3,839        1,187          2,086
                                                               ---------     ---------     --------     --------     ----------

Income (loss) from continuing operations  . . . . . . . . .       12,627        11,078       14,432       (2,473)         6,962
                                                               ---------     ---------     --------     --------     ----------

Discontinued operations:
        Income (loss) from discontinued operations, net of
          income tax benefit of $298 (unaudited), $0
          (unaudited), $0, $210 and $123, respectively  . .          508         1,669        2,684      (14,579)        (1,117)
        Loss on disposition . . . . . . . . . . . . . . . .            -             -            -            -        (17,563)
                                                               ---------     ---------     --------     --------     ----------
                                                                     508         1,669        2,684      (14,579)       (18,680)
                                                               ---------     ---------     --------     --------     ----------
Net income (loss) . . . . . . . . . . . . . . . . . . . . .    $  13,135     $  12,747     $ 17,116     $(17,052)    $  (11,718)
                                                               =========     =========     ========     ========     ==========
Primary earnings (loss) per common and common equivalent
  share:
        Continuing operations   . . . . . . . . . . . . . .    $    0.24     $    0.24     $   0.32     $  (0.05)    $     0.16
        Discontinued operations   . . . . . . . . . . . . .         0.01          0.04         0.06        (0.32)         (0.42)
                                                               ---------     ---------     --------     --------     ----------
        Net income (loss) . . . . . . . . . . . . . . . . .    $    0.25     $    0.28     $   0.38     $  (0.37)    $    (0.26)
                                                               =========     =========     ========     ========     ==========

Fully diluted earnings (loss) per common and
  common equivalent share:
        Continuing operations . . . . . . . . . . . . . . .    $    0.23     $    0.24     $   0.32     $  (0.05)    $     0.16
        Discontinued operations . . . . . . . . . . . . . .         0.01          0.04         0.06        (0.32)         (0.42)
                                                               ---------     ---------     --------     --------     ----------
        Net income (loss) . . . . . . . . . . . . . . . . .    $    0.24     $    0.28     $   0.38     $  (0.37)    $    (0.26)
                                                               =========     =========     ========     ========     ==========





 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)


                                                                                                           Notes
                                                                                                        Receivable
                                                                                                          Arising
                                                                                       Retained             From
                                                                 Additional            Earnings            Stock
                                                 Common           Paid-In           (Accumulated          Purchase
                                                  Stock           Capital              Deficit)          Agreements
                                                ---------       -----------          ------------       -----------
 BALANCE AT DECEMBER 31, 1991  . . . . . . . . . $  428          $  85,550            $ 27,222            $  (698)
    Exercise of MGD warrants, net
      of expenses. . . . . . . . . . . . . . . .     20             10,980                   -                  -
    Exercise of stock options and
      related tax benefits . . . . . . . . . . .      1              1,745                   -                  -
    Shares issued for business
      acquisitions . . . . . . . . . . . . . . .      5              2,959                   -                  -
    Contributions to capital from pooled
      entities . . . . . . . . . . . . . . . . .      -                864                   50                 -
    Distributions to former shareholders
      of acquired companies  . . . . . . . . . .      -                  -              (2,173)                 -
    Collections on notes receivable  . . . . . .      -                  -                   -                 25
    Foreign currency translation
      adjustment . . . . . . . . . . . . . . . .      -                  -                (983)                 -
    Capital contributions equal to the current
      income taxes of S-Corporations . . . . . .      -                365                   -                  -
    Net loss . . . . . . . . . . . . . . . . . .      -                  -             (11,718)                 -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1992  . . . . . . . . .    454            102,463              12,398               (673)
    Cancellation of shares held in
      escrow issued for an
      acquisition  . . . . . . . . . . . . . . .     (1)              (944)                  -                  -
    Shares issued for contingent
      consideration. . . . . . . . . . . . . . .      1                265                   -                  -
    Contributions to capital from pooled
      entities . . . . . . . . . . . . . . . . .      -              2,060                   -                  -
    Distributions to former shareholders
      of acquired companies  . . . . . . . . . .      -                  -              (3,078)                -
    Foreign currency translation
      adjustment . . . . . . . . . . . . . . . .      -                  -                (472)                 -
    Capital contributions equal to the current
      income taxes of S-Corporations . . . . . .      -                830                  54                  -
    Net loss . . . . . . . . . . . . . . . . . .      -                  -             (17,052)                 -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1993  . . . . . . . . .    454            104,674              (8,150)              (673)
    Shares issued for contingent
      consideration, net of shares returned
      in settlement. . . . . . . . . . . . . . .      2                 (2)                  -                  -
    Purchases and retirements
      of treasury stock  . . . . . . . . . . . .     (3)              (853)                  -                  -
    Contributions to capital from pooled
      entities . . . . . . . . . . . . . . . . .      -                586                   -                  -
    Distributions to former shareholders
      of acquired companies  . . . . . . . . . .      -                  -              (4,520)                -
    Foreign currency translation
      adjustment . . . . . . . . . . . . . . . .      -                  -                  18                  -
    Capital contributions equal to the current
      income taxes of S-Corporations . . . . . .      -              1,181                   -                  -
    Net income . . . . . . . . . . . . . . . . .      -                  -              17,116                  -
                                                 ------          ---------            --------            -------
 BALANCE AT DECEMBER 31, 1994  . . . . . . . . . $  453          $ 105,586            $  4,464            $  (673)
                                                 ======          =========            ========            =======



 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                     Nine Months
                                                                 Ended September 30,               Year Ended December 31,
                                                               -----------------------      ------------------------------------
                                                                 1995           1994         1994           1993          1992
                                                               --------       --------      -------        -------       -------
                                                                     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
  Income (loss) from continuing operations  . . . . . . . . .  $ 12,627       $ 11,078      $ 14,432       $ (1,549)     $  6,962
  Adjustments to reconcile income (loss) from continuing
    operations to net cash provided by continuing operations:
    Restructuring and unusual charges . . . . . . . . . . . .         -              -             -         10,040             -
    Depreciation, depletion and amortization  . . . . . . . .    13,893         10,865        14,764         12,634        10,377
    Provision for doubtful accounts . . . . . . . . . . . . .       679            448           315            480           487
    Provision for accrued environmental and landfill costs. .       255            308           377            215            76
    Gain on the sale of equipment . . . . . . . . . . . . . .      (347)          (240)         (285)          (148)       (1,047)
    Gain on sale of marketable securities . . . . . . . . . .         -              -             -              -        (2,000)
   Changes in assets and liabilities, net of
     effects from business acquisitions:
      Accounts receivable . . . . . . . . . . . . . . . . . .    (4,804)        (2,070)       (2,997)        (2,434)       (3,153)
      Prepaid expenses and other assets . . . . . . . . . . .    (2,979)          (707)         (395)        (2,307)         (273)
      Accounts payable and accrued liabilities  . . . . . . .     4,525          1,225         2,263            (52)        2,158
      Income taxes payable  . . . . . . . . . . . . . . . . .      (659)           212           712           (772)        1,906
      Other liabilities . . . . . . . . . . . . . . . . . . .     2,238            546           301            595          (329)
                                                               --------       --------      --------       --------      --------
      Net cash provided by continuing operations  . . . . . .    25,428         21,665        29,487         16,702        15,164
                                                               --------       --------      --------       --------      --------

CASH PROVIDED BY (USED BY) DISCONTINUED OPERATIONS. . . . . .      (261)         1,279          (736)        (4,360)      (17,610)
                                                               --------       --------      --------       --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions, net of cash acquired   . . . . . . .    (6,099)        (1,493)       (4,776)        (5,664)       (4,003)
  Purchases of property and equipment . . . . . . . . . . . .   (25,935)       (18,434)      (22,656)       (13,103)      (21,109)
  Proceeds from the sale of equipment . . . . . . . . . . . .     1,175          1,305         1,439            994         1,369
  Capitalized installation costs  . . . . . . . . . . . . . .    (7,696)        (9,669)      (14,146)        (7,768)       (1,611)
  Other investments . . . . . . . . . . . . . . . . . . . . .    (1,013)            84          (819)        (2,233)           91
  Purchases of marketable securities  . . . . . . . . . . . .         -              -             -              -        (7,554)
  Proceeds from the sale of marketable securities . . . . . .         -              -             -              -         9,554
                                                               --------       --------      --------       --------      --------
  Net cash used in investing activities . . . . . . . . . . .   (39,568)       (28,207)      (40,958)       (27,774)      (23,263)
                                                               --------       --------      --------       --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Exercise of stock options and warrants. . . . . . . . . . .     6,333              -             -              -             -
  Capital contribution to Republic Environmental
     Systems, Inc.  . . . . . . . . . . . . . . . . . . . . .    (2,520)             -             -              -             -
  Payments of long-term debt and notes payable  . . . . . . .   (40,110)       (12,746)      (16,474)       (14,552)      (21,195)
  Proceeds from long-term debt and notes payable  . . . . . .    21,838         13,024        19,453         21,414        22,549
  Proceeds from financing arrangements  . . . . . . . . . . .     5,276         11,707        15,729         11,153         1,588
  Purchases of treasury stock . . . . . . . . . . . . . . . .      (222)          (856)         (856)             -             -
  Contributions to capital from pooled entities . . . . . . .       283            353           301            964           686
  Distributions to former shareholders of acquired
     businesses . . . . . . . . . . . . . . . . . . . . . . .    (3,127)        (4,291)       (5,205)        (2,933)       (1,942)
  Payments of debt issuance costs . . . . . . . . . . . . . .         -              -             -           (494)            -
  Sales of common stock . . . . . . . . . . . . . . . . . . .   232,048              -             -              -        11,466
  Payments of common stock issuance costs . . . . . . . . . .         -              -             -              -           (78)
  Payments received on notes receivable arising from
     stock purchase agreements. . . . . . . . . . . . . . . .       673              -             -              -           648
                                                               --------       --------      --------       --------      --------
  Net cash provided by financing activities . . . . . . . . .   220,472          7,191        12,948         15,552        13,722
                                                               --------       --------      --------       --------      --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  . . . . . .   206,071          1,928           741            120       (11,987)
CASH AND CASH EQUIVALENTS:
  Beginning of period . . . . . . . . . . . . . . . . . . . .    10,031          9,290         9,290          9,170        21,157
                                                               --------       --------      --------       --------      --------
  End of period . . . . . . . . . . . . . . . . . . . . . . .  $216,102       $ 11,218      $ 10,031       $  9,290      $  9,170
                                                               ========       ========      ========       ========      ========

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest  . . . . . . . . . . . . . . . . . . . . . . . . .  $  2,815       $  2,236      $  4,152       $  2,422      $  3,002
  Income taxes  . . . . . . . . . . . . . . . . . . . . . . .  $  3,590       $  2,004      $  2,278       $  1,260      $  1,507



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Equipment purchases of $1,443, $1,867 and $2,873 were financed in the years ended December 31, 1994, 1993 and 1992, respectively, by borrowings and capitalized lease obligations.


       The accompanying notes are an integral part of these supplemental consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION. The accompanying supplemental consolidated financial statements include the accounts of Republic Industries, Inc. (formerly Republic Waste Industries, Inc.) and its wholly-owned subsidiaries ("Republic" or the "Company"). All significant intercompany accounts and transactions have been eliminated. In 1994, the Board of Directors authorized management to pursue a plan to distribute its hazardous waste services segment, Republic Environmental Systems, Inc. ("RESI"), to Republic stockholders. In February 1995, the Board of Directors approved this distribution to Republic stockholders. Accordingly, as discussed in Note 2, this segment has been accounted for as a discontinued operation and the accompanying supplemental consolidated financial statements for all periods presented have been restated to report separately the net assets and operating results of these discontinued operations.

        In the opinion of management, the unaudited supplemental consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company at September 30, 1995, and the consolidated results of their operations and cash flows for the nine months ended September 30, 1995 and 1994.

        The accompanying supplemental consolidated financial statements include the financial position and results of operations of Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. (collectively, "Kertz"), with which the Company merged in August 1995. This transaction was accounted for under the pooling-of-interests method of accounting and, accordingly, the accompanying supplemental consolidated financial statements have been restated as if the Company and Kertz had operated as one entity since inception. See
Note 3, Business Combinations, for a further discussion of this transaction.

        SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS. The accompanying supplemental consolidated financial statements give retroactive effect to the mergers with United Waste Service, Inc. ("United") and Southland Environmental Services, Inc. ("Southland"), which took place in October 1995, and J.C. Duncan Company, Inc. and affiliates ("Duncan"), Garbage Disposal Service, Inc. ("GDS"), Fennell Container Co., Inc. and affiliates ("Fennell") and Scott Security Systems and affiliates ("Scott"), which took place in November 1995. These transactions were accounted for under the pooling of interests method of accounting. See Note 3, Business Combinations, for further discussion of these transactions.

        For the years ended December 31, 1994, 1993 and 1992, United, Southland, and GDS were consolidated for their fiscal years ended on September
30. In connection with the United, Southland and GDS mergers, effective January 1, 1995, the Company has changed the year ends of United, Southland and GDS to conform with that of the Company. The results of operations for United, Southland and GDS for the three months ended December 31, 1994 have been reported as a direct credit to the Company's retained earnings. Such amount was not material to the supplemental consolidated financial position and results of operations of the Company.

        REVENUE RECOGNITION. The Company recognizes revenue as services are provided.

                          REPUBLIC INDUSTRIES, INC.
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         MARKETABLE SECURITIES. The Company purchases marketable securities for investment purposes which are recorded at the lower of cost or market. The Company includes gains and losses incurred in connection with marketable securities in interest and other income. In 1992, the Company realized gains on marketable securities purchased and subsequently sold during the year. The Company currently holds no equity securities as defined under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

         OTHER CURRENT ASSETS. Inventories consisting principally of equipment parts, compost materials and supplies are valued under a method which approximates the lower of cost (first-in, first-out) or market. At December 31, 1994 and 1993, other current assets included inventories of $3,360,000 and $3,252,000, respectively.

         PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations.

         The Company revises the estimated useful lives of property and equipment acquired through its business acquisitions as of the effective date of the acquisition to conform with its policies regarding property and equipment. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are: twenty to forty years for buildings and improvements, three to fifteen years for vehicles and equipment and five to ten years for furniture and fixtures. Landfills are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain a landfill permit and direct costs incurred to construct and develop the site, and these costs are also depleted based on consumed airspace. No general and administrative costs are capitalized as landfills and landfill improvements.

         ACCRUED LIABILITIES. The Company provides accruals for estimated insurance claims for the self-funded portion of its insurance plans. At December 31, 1994 and 1993, insurance claims reserves of $1,009,000 and $701,000, respectively, were included in accrued liabilities.

         ACCRUED ENVIRONMENTAL AND LANDFILL COSTS. Accrued environmental and landfill costs include landfill site closure and post-closure costs. Landfill site closure and post-closure costs include costs to be incurred for final closure of the landfills and costs for providing required post-closure monitoring and maintenance of landfills. These costs are accrued based on consumed airspace. The Company estimates its future cost requirements for closure and post-closure monitoring and maintenance for its solid waste facilities based on its interpretation of the technical standards of the United States Environmental Protection Agency's Subtitle D regulations. These estimates do not take into account discounts for the present value of such total estimated costs. Environmental costs are accrued by the Company through a charge to income in the appropriate period for known and anticipated environmental liabilities.

         INCOME TAXES. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which the Company adopted in 1992, the effect of which was not material. Accordingly, deferred income taxes have been provided to show the effect of temporary differences between the recognition of revenues and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements.

         GOODWILL.  Goodwill is amortized over the lesser of the estimated life
or forty years, on a straight-line basis.   Amortization expense related to
goodwill and other intangible assets was $1,252,000, $939,000 and $701,000 in 1994, 1993 and 1992, respectively.

         DEFERRED INSTALLATION COSTS. Deferred installation costs represent capitalized direct labor and material costs associated with new monitoring contracts installed by the Company.

         The costs are amortized based on an estimated customer life determined by the historical attrition rates. The amortization method applies the attrition rate (converted to an estimated useful life) to the entire net book value of the account base at the beginning of each period adjusted for additions and divestitures during the period. These costs are being amortized over periods ranging from eight to twelve years.

                          REPUBLIC INDUSTRIES, INC.
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of goodwill and other long-lived assets or whether the remaining balance of goodwill should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted net income over the remaining life of goodwill in measuring whether the goodwill is recoverable.

         ACCOUNTING FOR ACQUISITIONS. At the time the Company acquires a business to be accounted for as a purchase, the Company allocates the purchase price to assets and liabilities based on its best estimate of the fair value of each asset and liability. For a one-year period subsequent to the acquisition date, the estimates are refined if additional facts become known regarding contingencies that existed at the date of acquisition. At the end of the one-year period following the date of acquisition, the estimates are finalized and no other entries are made to purchase accounting.

         Acquisitions accounted for under the pooling-of-interests method of accounting are included retroactively in the Company's financial statements as if the companies had operated as one entity since inception.

         STATEMENTS OF CASH FLOWS. The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. The effect of non-cash transactions related to business combinations, as discussed in Note 3, and other non-cash transactions are excluded from the statements of cash flows.

         FOREIGN CURRENCY TRANSLATION. All asset and liability accounts of foreign subsidiaries are translated to U.S. dollars at the rate of exchange in effect at the balance sheet date. All income statement accounts of foreign subsidiaries are translated at average exchange rates during the year. Resulting translation adjustments arising from these translations are charged or credited directly to stockholders' equity. Gain or loss on foreign currency transactions are included in income as incurred. There was no material effect on foreign cash balances of foreign currency translations in 1994 and 1993.
All of the Company's foreign subsidiaries are a part of the hazardous waste services segment of the Company. In connection with the spin-off of the hazardous waste services segment, as discussed in Note 2, this segment of the Company's business has been accounted for as a discontinued operation.

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The book values of cash, trade accounts receivable, trade accounts payable and financial instruments included in other current assets and other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method the Company's fair value of long-term debt was not significantly different than the stated value at December 31, 1994 and 1993.

         In the normal course of business, the Company has letters of credit, performance bonds and other guarantees which are not reflected in the accompanying supplemental consolidated balance sheets. The Company's management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

         CONCENTRATIONS OF CREDIT RISK. Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets into which the Company's services are provided, as well as their dispersion across many different geographic areas. As a result, as of December 31, 1994, the Company does not consider itself to have any significant concentrations of credit risk.

2.  DISCONTINUED OPERATIONS

         SPIN-OFF OF THE HAZARDOUS WASTE SERVICES SEGMENT IN 1994. In July 1994, the Company announced the contemplation of a plan to exit the hazardous waste services segment of the environmental industry, and in October 1994, the Board of Directors authorized management to pursue such plan, subject to final approval from the Board of Directors and the resolution of certain legal

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


and financial requirements. The plan provides for the combination of the Company's hazardous waste services operations in its wholly-owned subsidiary, RESI, and the distribution of the stock of RESI to the stockholders of record of Republic (the "Distribution"). On April 26, 1995, Republic stockholders received one share of common stock of RESI for every five shares of Common Stock of Republic owned on April 21, 1995 in connection with the spin-off of RESI. Approximately 5,400,000 RESI shares were distributed to the Company's stockholders. RESI's common stock commenced trading on the Nasdaq National Market on April 27, 1995 under the trading symbol "RESI." The Company has had no direct ownership interest in RESI since the Distribution.

         The hazardous waste services segment of the Company's business has been accounted for as a discontinued operation and, accordingly, the accompanying supplemental consolidated financial statements of the Company have been restated to report separately the net assets and operating results of these discontinued operations. A summary of the net assets of this segment is as follows (in thousands):


                                                                          December 31,
                                                                   ------------------------
                                                                     1994             1993
                                                                   -------          -------
                        Current assets  . . . . . . . . . . .      $13,595          $14,735
                        Non-current assets  . . . . . . . . .       26,347           34,783
                                                                   -------          -------
                             Total assets . . . . . . . . . .       39,942           49,518
                                                                   -------          -------

                        Current liabilities . . . . . . . . .       13,040           14,465
                        Non-current liabilities . . . . . . .        6,610           18,181
                                                                   -------          -------
                             Total liabilities  . . . . . . .       19,650           32,646
                                                                   -------          -------

                        Net assets of discontinued operations      $20,292          $16,872
                                                                   =======          =======



         A summary of the operating results of the Company's hazardous waste services segment is as follows (in thousands):

                                                                     Year Ended December 31,
                                                          --------------------------------------------
                                                            1994              1993              1992
                                                          --------         ---------          --------
Revenue     . . . . . . . . . . . . . . . . . . . . . .   $ 46,599          $ 61,617          $ 74,668
Expenses:
   Cost of operations . . . . . . . . . . . . . . . . .     33,377            47,028            54,634
   Selling, general and administrative  . . . . . . . .     10,349            13,480            15,141
   Restructuring and unusual charges  . . . . . . . . .      8,484            14,906               577
                                                          --------         ---------          --------
Operating income (loss) . . . . . . . . . . . . . . . .   (  5,611)          (13,797)            4,316
Other expense, net of other income  . . . . . . . . . .        353               992             1,327
                                                          --------         ---------          --------
Income (loss) before extraordinary
   gain and income taxes  . . . . . . . . . . . . . . .   (  5,964)        (  14,789)            2,989
Income tax provision (benefit)  . . . . . . . . . . . .   (  3,092)        (     210)            1,442
                                                          --------         ---------          --------
Income (loss) before extraordinary gain . . . . . . . .   (  2,872)        (  14,579)            1,547
Extraordinary gain on conversion of debt, net of income
   tax provision of $3,092  . . . . . . . . . . . . . .      5,556                 -                 -
                                                          --------         ---------          --------
Net income (loss) . . . . . . . . . . . . . . . . . . .   $  2,684         $ (14,579)         $  1,547
                                                          ========         =========          ========

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         In connection with the Distribution, the Company has entered into the Distribution Agreement with RESI which sets forth the terms of the Distribution. Under this agreement, Republic contributed the intercompany balance to RESI's equity at the date of the Distribution. In April 1995, Republic contributed approximately $2,500,000 to RESI to repay certain indebtedness of RESI and to provide working capital to RESI. Additionally, the Company reclassified approximately $36,300,000 to retained earnings from additional paid-in capital in 1995 to effect the spin-off under Delaware law. As a result of these transactions, the Company's equity at the date of the Distribution was reduced by approximately $23,000,000.

         The Company has also entered into various agreements with RESI which govern certain matters between the two parties such as ongoing corporate services to be provided by the Company to RESI, insurance coverage for RESI for a certain period after the date of the Distribution, treatment of various tax matters for periods through the date of the Distribution, responsibility for any adjustments as a result of audit by any taxing authority and indemnification between both parties. Republic has agreed to continue to provide certain corporate services, including insurance, administration, human resources management, financial reporting and tax, legal and environmental engineering services to RESI after the Distribution until terminated by either party. The Corporate Services Agreement is expected to be terminated by the end of 1995. During 1994, 1993 and 1992, the Company allocated expenses for these services to RESI totaling $851,000, $839,000 and $739,000, respectively, on a basis that approximated the cost of actual services provided.

         Since 1992, RESI has participated in the Company's combined risk management programs for property and casualty insurance and will continue to do so until the expiration of the Company's existing policies in June 1995. In 1994, 1993 and 1992, the Company charged RESI for annual premiums and reported losses of $1,678,000, $1,745,000 and $1,116,000, respectively. RESI has agreed to indemnify the Company against increases in current losses and any future losses incurred in connection with RESI's participation in these programs.

         SALE OF DEMOLITION AND EXCAVATION SUBSIDIARY IN 1992. In 1992, the Company sold its demolition and excavation subsidiary, Republic Environmental Services, Inc. ("RES Demolition") and recorded a non-cash loss on disposition of $17,600,000. This segment of the Company's business was accounted for as a discontinued operation and, accordingly, the Company's supplemental consolidated financial statements report separately the operating results of these discontinued operations through the date of sale in 1992. In 1992, revenues and net loss of the discontinued operations of RES Demolition were $2,900,000 and $2,700,000, respectively.

3.  BUSINESS COMBINATIONS

         In August 1995, the Company merged with Kertz. In October 1995, the Company merged with United and Southland. In November 1995, the Company merged with Duncan, GDS, Fennell and Scott. The Company issued 1,090,000 shares of the Company's common stock, $.01 par value per share, ("Common Stock") in exchange for all of the outstanding shares of common stock of Kertz, which provides electronic security monitoring and maintenance predominantly in the South Florida, Tampa and Orlando areas. The Company issued 1,500,000 shares of
Common Stock in exchange for all of the outstanding common stock of United which provides solid waste collection, transfer and recycling services in the Atlanta, Georgia metropolitan area. The Company issued 2,600,000 shares of Common Stock in exchange for all of the outstanding common stock of Southland which provides solid waste collection services in the Northeast Florida area. The Company issued 5,256,055 shares of Common Stock in exchange for all of the outstanding common stock of Duncan which provides solid waste collection and recycling services in the Dallas-Fort Worth metropolitan area and throughout
west Texas and also operates two landfills.   The Company issued 3,003,000
shares of Common Stock in exchange for all of the outstanding common stock of GDS which provides solid waste collection and recycling services throughout western North Carolina. The Company issued 3,111,111 shares of Common Stock in exchange for all of the outstanding common stock of Fennell which is a full-service solid waste management company, providing services in and around Charleston and Greenville, South Carolina and also owns a landfill. The
Company issued 1,567,818 shares of Common Stock in exchange for all of the outstanding common stock of Scott which is an electronic security alarm company, providing monitoring and maintenance services in Jacksonville, Orlando and Tallahassee, Florida, and other metropolitan areas in the southeastern United States, including Charlotte, North Carolina, Savannah, Georgia and Nashville, Tennessee. These transactions were accounted for under the pooling-of-interests method of accounting and, accordingly, the accompanying supplemental consolidated financial statements have been retroactively adjusted as if Kertz, United, Southland, Duncan, GDS, Fennell and Scott (the
"Pooled Entities") and the Company had operated as one entity since inception. These supplemental consolidated financial statements will be the same as the restated statements that will be issued after post-merger operating results have been published.

        Details of the results of operations of the Company and the Pooled Entities for the periods prior to the combinations are as follows:

                                   Nine Months Ended
                                     September 30,                          Year Ended December 31,
                                -------------------------         ------------------------------------------
                                  1995             1994             1994             1993             1992
                                --------         --------         --------         --------         --------
                                       (Unaudited)
Revenue:
   The Company . . . . . . .    $ 55,945         $ 36,307         $ 48,766         $ 41,095         $ 35,341
   Pooled entities . . . . .     129,262          104,681          138,345          113,206           99,099
                                --------         --------         --------         --------         --------
                                $185,207         $140,988         $187,111         $154,301         $134,440
                                ========         ========         ========         ========         ========

Net income (loss):
   The Company . . . . . . .    $  7,134         $  8,117         $ 11,187         $(18,484)        $(14,004)
   Pooled entities . . . . .       6,001            4,630            5,929            1,432            2,286
                                --------         --------         --------         --------         --------
                                $ 13,135         $ 12,747         $ 17,116         $(17,052)        $(11,718)
                                ========         ========         ========         ========         ========

           From January 1, 1992 through December 31, 1994, the Company acquired seven businesses, all of which were accounted for under the purchase method of accounting. The businesses accounted for under the purchase method of accounting were acquired for a combination of cash and shares of the Company's Common Stock. The value of the Common Stock reflects the market value of the Company's Common Stock at the closing of each acquisition, adjusted to account for restrictions common to unregistered securities and for registration rights, if applicable. The final determination of the cost of certain of the Company's acquisitions is subject to the resolution of certain contingencies, primarily the determination of contingent consideration payable as described in Note 9. The operating results of the acquired businesses accounted for under the purchase method of accounting have been included in the supplemental consolidated financial statements from the dates of acquisition. The pro forma effect of these acquisitions is not material to the supplemental consolidated results of operations for all periods presented.

         In August 1995, the Company acquired all of the outstanding shares of common stock of Hudson Management Corporation and Envirocycle, Inc. (collectively, "HMC"). The purchase price paid by the Company was approximately $72,800,000 and consisted of 8,000,000 shares of Common Stock. HMC, as the third largest solid waste managment company in Florida, provides solid waste collection and recycling services to commercial, industrial and residential customers. This acquisition, as well as several other minor business combinations in 1995, has been accounted for under the purchase method of accounting and, accordingly, is included in the Company's supplemental consolidated financial statements from the date of acquisition.

         The Company's consolidated results of operations on an unaudited pro forma basis assuming the acquisition of HMC had occurred at the beginning of each of the periods presented are as follows:

                                                               Nine Months Ended     Year Ended
                                                                  September 30,      December 31,
                                                                      1995               1994
                                                                    --------           --------
Revenue . . . . . . . . . . . . . . . . . . . . . . . .             $218,408           $235,114
                                                                    ========           ========
Income from continuing operations before
  income taxes  . . . . . . . . . . . . . . . . . . . .             $ 21,254           $ 21,277
                                                                    ========           ========
Net income  . . . . . . . . . . . . . . . . . . . . . .             $ 13,612           $ 16,169
                                                                    ========           ========
Fully diluted earnings per common and common
  equivalent share  . . . . . . . . . . . . . . . . . .             $   0.22           $   0.30
                                                                    ========           ========
Pro forma weighted average common and common
  equivalent shares . . . . . . . . . . . . . . . . . .               62,909             53,545
                                                                    ========           ========

         The unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated these businesses as of January 1, 1992.

         The following table sets forth the purchase price of the Company's acquisitions accounted for under the purchase method of accounting (in thousands):

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                          Nine Months Ended
                                            September 30,                                    Year Ended December 31,
                                       ----------------------                          -----------------------------------
                                         1995           1994                             1994         1993          1992
                                       -------         ------                          -------       -------      --------
                                             (Unaudited)
Cash (net of cash
 acquired)  . . . . . . .              $ 6,099         $1,493                          $ 4,776       $ 5,664      $  4,003
Common stock (including
contingent consideration
 earned)  . . . . . . . .               72,800              -                              105           266         2,964
                                       -------         ------                          -------       -------      --------
                                       $78,899         $1,493                          $ 4,881       $ 5,930      $  6,967
                                       =======         ======                          =======       =======      ========

         As discussed in Note 9, the Company also paid additional consideration to the sellers of previously completed acquisitions for the attainment of certain earnings levels as specified in the respective acquisition agreements.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


4.  RESTRUCTURING AND UNUSUAL CHARGES

         In the fourth quarter of 1993, the Company recorded restructuring and unusual charges of $10,000,000 based on the Company's reevaluation of each of its solid waste operations. As a result of this reevaluation, the Company decided to close one of its facilities due to low waste volumes and abandon its permitting effort at another facility because of limited market opportunity in that area and delays in the permitting process. In accordance with industry standards, the Company provides for closure and post-closure over the life of a facility. Accordingly, the Company fully provided for these costs on the closed facility. The provision for closure and post-closure and the write-off of property and equipment and accumulated permitting costs associated with these facilities totaled $6,600,000. In conjunction with the reevaluation, the Company also decided to terminate certain contracts and employees. Costs related to employee relocations and terminations and other contract terminations totaled $1,200,000. In addition, the Company also reevaluated its exposure related to litigation and environmental matters and provided additional accruals aggregating $2,200,000 for the costs to defend or settle certain litigation and environmental matters.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         In March 1992, the Company acquired Stout Environmental, Inc. in a merger transaction accounted for in accordance with the pooling-of-interests method. In connection with the merger, the Company incurred substantial legal, accounting, consulting and financing costs aggregating $2,200,000, which was recorded as an unusual charge.


5.  EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

         Earnings per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing earnings per common and common equivalent share, the Company currently utilizes the modified treasury stock method and in the prior year used the treasury stock method. When using the modified treasury stock method, the proceeds from the assumed exercise of all warrants and options are assumed to be applied to first purchase 20% of the outstanding common stock, then to reduce outstanding indebtedness and the remaining proceeds are assumed to be invested in U.S. government securities or commercial paper.

         The computation of weighted average common and common equivalent shares used in the calculation of primary and fully diluted earnings per share are shown below:

                                                              Nine Months Ended
                                                                 September 30,                 Year Ended December 31,
                                                               -----------------          ---------------------------------
                                                                1995       1994            1994         1993          1992
                                                               ------     ------          ------       ------        ------
                                                                  (Unaudited)
Primary:
  Common shares outstanding . . . . . . . . . . . . . . . . .  75,059     45,343          45,314       45,476        45,409
  Common equivalent shares  . . . . . . . . . . . . . . . . .  20,546         60              82          160           186
  Weighted average treasury shares purchased  . . . . . . . .  (4,115)         -             149            -             -
  Effect of using weighted average common and common
    equivalent shares outstanding . . . . . . . . . . . . . . (38,553)       160               -            -        (1,116)
                                                              -------     ------          ------       ------        ------
                                                               52,937     45,563          45,545       45,636        44,479
                                                              =======     ======          ======       ======        ======


Fully diluted:
  Common shares outstanding . . . . . . . . . . . . . . . . .  75,059     45,343          45,314       45,476        45,409
  Common equivalent shares  . . . . . . . . . . . . . . . . .  21,008         60              82          160           186
  Weighted average treasury shares purchased  . . . . . . . .  (2,651)         -             149            -             -
  Effect of using weighted average common and common
    equivalent shares outstanding . . . . . . . . . . . . . . (38,507)       160               -            -        (1,116)
                                                              -------     ------          ------       ------        ------
                                                               54,909     45,563          45,545       45,636        44,479
                                                              =======     ======          ======       ======        ======


6.  PROPERTY AND EQUIPMENT

         A summary of property and equipment is shown below (in thousands):

                                                                                           December 31,
                                                                   September 30,    --------------------------
                                                                       1995            1994             1993
                                                                   ------------     --------          --------
                                                                   (Unaudited)
           Land, landfills and improvements. . . . . . . . . . .    $ 89,551        $ 84,864          $ 81,601
           Vehicles and equipment  . . . . . . . . . . . . . . .     139,290          95,760            81,035
           Buildings and improvements  . . . . . . . . . . . . .      20,564          16,174            16,586
           Furniture and fixtures  . . . . . . . . . . . . . . .       7,386           6,496             5,634
                                                                    --------        --------          --------
                                                                     256,791         203,294           184,856
              Less accumulated depreciation and depletion  . . .     (81,478)        (68,788)          (58,749)
                                                                    --------        --------          --------
                                                                    $175,313        $134,506          $126,107
                                                                    ========        ========          ========


7.  ACCRUED ENVIRONMENTAL AND LANDFILL COSTS

         The Company owns and operates twelve solid waste landfills in the United States. The Company is responsible for closure and post-closure monitoring and maintenance costs at these landfills which are currently operating. Closure and post-closure costs are provided in accordance with Subtitle D regulations. Estimated aggregate closure and post-closure costs are to be fully accrued for these landfills at the time that such facilities cease to accept waste and are closed. Considering existing accruals at the end of 1994, approximately $7,600,000 of such costs are to be expensed over the remaining lives of these facilities. Included with the accrued costs associated with landfills at December 31, 1994 is $179,000 related to post-closure activities at a closed solid waste landfill formerly owned by the Company.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         As discussed in Note 9, the Company is involved in litigation and is subject to ongoing environmental investigations by certain regulatory agencies, as well as other claims and disputes that could result in additional litigation which are in the normal course of business.

         For a discussion of the Company's significant accounting policies related to these environmental and landfill costs, see Note 1 - "Summary of Significant Accounting Policies - Accrued Environmental and Landfill Costs".


8.  NOTES PAYABLE AND LONG-TERM DEBT

         SHORT-TERM BORROWINGS AND NOTES PAYABLE. Notes payable at December 31, 1994 and 1993 consisted primarily of short-term insurance premium financing.

         LONG-TERM DEBT. Long-term debt consists of the following (in thousands):

                                                                                                      December 31,
                                                                         September 30,         -------------------------
                                                                             1995               1994               1993
                                                                         -------------         ------             ------
         Revolving credit facility, secured by the stock of the
           Company's subsidiaries, interest payable quarterly, at
           prime or at a Eurodollar rate plus 1.5% (8.3% as of
           December 31, 1994), due September 1996 . . . . . . . .          $      -            $12,600           $12,200
         Notes to banks and financial institutions, secured by
           equipment and other assets, interest ranging from 6.0% to
           12.9% (weighted average interest rate of 7.2% as of
           December 31, 1994), payable monthly through 2003 . . .             34,825            28,815            21,742
         Notes payable to former stockholders of acquired
           companies, secured by common stock of the acquired
           companies, interest at 9.5%, payable monthly
           through 2004 . . . . . . . . . . . . . . . . . . . . .              7,267             6,058             6,114
         Other notes, secured by equipment and
           other assets, interest ranging from 4.0% to 16.93% (weighted average interest rate of 6.0% as of December 31, 1994),
           payable monthly through 2011 . . . . . . . . . . . . .             11,594             6,615            11,453
                                                                           ---------           -------           -------
                                                                              53,686            54,088            51,509
         Less current maturities  . . . . . . . . . . . . . . . .            (11,520)          (10,097)           (9,913)
                                                                           ---------           -------           -------
                                                                           $  42,166           $43,991           $41,596
                                                                           =========           =======           =======


         In September 1993, the Company entered into a revolving credit facility agreement with a U.S. commercial bank in the amount of $25,000,000, which includes a line of credit with $10,000,000 available for standby letters of credit. At December 31, 1994, the Company had standby letters of credit of $5,591,000 outstanding under this facility and $6,809,000 available under the revolving credit facility. In 1995, the Company extended the due date from September 1996 to December 1997 and increased the availability under this facility to $35,000,000. The credit agreement requires the Company, among other restrictions, to meet certain financial ratios and places certain limitations on dividend payments and other borrowings. As of December 31, 1994, the Company was in compliance with all covenants under the credit agreement.

         In connection with the equity investment and private placement transactions, as discussed in Note 10, Stockholders' Equity, the Company received approximately $232,000,000 in cash during the three months ended September 30, 1995. The Company used a portion of these proceeds to repay all outstanding borrowings under the revolving credit facility totaling approximately $15,500,000 plus interest expense in August 1995. In December 1995, the Company entered into a credit agreement (the "Credit Agreement") with certain banks pursuant to which such banks have agreed to advance the Company on an unsecured basis an aggregate of $250,000,000 for a term of 36 months. Outstanding advances, if any, are payable at the expiration of the 36-month term. The Credit Agreement requires, among other items, that the Company maintain certain financial ratios and comply with certain financial covenants. Interest is payable monthly and generally determined using either a competitive bid feature or a LIBOR based rate. The Credit Agreement replaces the 1993 revolving credit arrangement among the Company and certain other banks.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         At December 31, 1994, aggregate maturities of long-term debt were as follows (in thousands):

                 1995 . . . . . . . . . . . . . . . . . .   $10,097
                 1996 . . . . . . . . . . . . . . . . . .    19,934
                 1997 . . . . . . . . . . . . . . . . . .     7,354
                 1998 . . . . . . . . . . . . . . . . . .     5,046
                 1999 . . . . . . . . . . . . . . . . . .     2,762
                 Thereafter . . . . . . . . . . . . . . .     8,895
                                                            -------
                                                            $54,088
                                                            =======



9.  COMMITMENTS AND CONTINGENCIES

        LEGAL PROCEEDINGS. On May 3, 1991, the Company filed an action against G.I. Industries, Inc. ("GI"), Manuel Asadurian, Sr. and Mike Smith in the United States District Court for the Central District of California (the "Court"). The Company requested a declaratory judgment that it did not anticipatorily breach a merger agreement (the "Merger Agreement") between the Company and GI and that the Merger Agreement had been properly terminated. The Company also sought to recover $600,000 from GI, plus interest and costs, with respect to a certain financial guaranty provided by Republic in 1990 for the benefit of GI. In response to the Company's action, GI filed a counterclaim alleging that the Company breached the Merger Agreement and that it had suffered damages in excess of $16,000,000. In August 1993, the Court rendered a ruling in favor of Republic and found that GI did not meet its burden in proving that it could have performed its obligations under the Merger Agreement. GI appealed that decision in September 1993. In March 1995, the United States Court of Appeals for the Ninth Circuit (the "Court of Appeals") vacated the August 1993 decision and remanded the case back to the Court for a hearing on damages. The Company filed a motion for reconsideration and suggestion of en banc consideration with the Court of Appeals in an effort to restore the original ruling denying GI's claim. On May 12, 1995, the Court of Appeals denied the motion and suggestion. The Company filed a petition for writ of certiorari with the United States Supreme Court, which was denied. The Court has commenced proceedings that may lead to a trial on damages.

         Subsequent to the Company's seeking recovery from GI for the guaranty, GI filed for protection under Chapter 11 of the Bankruptcy Code. The Company is a secured creditor and anticipates a complete recovery of the $600,000, plus interest and costs, including attorneys' fees.

         On November 9, 1992, A&B Investors, Inc. ("A&B") filed an action against the Company in the District Court of Harris County, Texas alleging, among other claims, breach of contract and securities fraud. On July 14, 1995, this matter was resolved in an out-of-court settlement which did not have a material effect on the Company's supplemental consolidated results of operations or financial position.

         Western Waste Industries, Inc. ("Western") filed an action against the Company and others on July 20, 1990 for various causes of action including interference with business relations and seeks $24,000,000 in damages. The lawsuit stems from Western's attempts to acquire Best Pak Disposal, Inc. This case is currently scheduled for trial in January 1996.

         While the results of the legal proceedings described above and other proceedings which arose in the normal course of business cannot be predicted with certainty, management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's supplemental consolidated results of operations or financial position.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         ENVIRONMENTAL MATTERS. The Company's solid waste and environmental services activities are conducted in the context of a developing and changing statutory and regulatory framework, aggressive government enforcement and a highly visible political environment. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures which may be required to obtain or retain the applicable permits or comply with applicable regulations could be significant.

         In 1992, the Company received notices from Imperial County, California (the "County") and the California Department of Toxic Substances Control ("DTSC") that spent filter elements (the "Filters") from geothermal power plants, which had been deposited at the Company's Imperial Landfill for approximately five years, were classified as hazardous waste under California environmental regulations. Under United States EPA regulations, the Filters are not deemed hazardous waste as they are associated with the production of geothermal energy.

         In February 1993, the DTSC denied the Company's October 1992 request to classify the Filters as "special waste" under California regulations.
DTSC's denial indicated that the Filters met all technical and analytical requirements for reclassification as a special waste, but that a procedural requirement related to the timing of the reclassification request was not met. The Company is currently conducting active discussions with all appropriate California regulatory agencies in order to seek a variance under California regulations which will reclassify the Filters as a special waste, irrespective of the reclassification application submittal timing issue, and allow the Filters to be left in the landfill. If this occurs, the state, regional and local regulatory agencies may nevertheless require that the affected area of the landfill be capped and that the affected area accept no additional waste. A decision on the reclassification issue is expected by the Spring of 1996. In the event that the variance is not granted, the Regional Water Quality Control Board and Integrated Waste Management Board will determine what remedial measures must be taken based on the Filters' classification as a California hazardous waste. One of those measures could include the removal of the Filters or the closure of a portion of the landfill.

         Management is currently unable to determine (i) whether the waste will ultimately be classified as hazardous, (ii) what action, if any, will be required as a result of this issue or (iii) what liability, if any, the Company will have as a result of this inquiry. In January 1994, the Company filed suit against the known past and present owners and operators of the geothermal power plants for all losses, fines and expenses the Company incurs associated with the resolution of this matter, including loss of airspace at the landfill, in the United States District Court for the Southern District of California, alleging claims for CERCLA response costs recovery and intentional misrepresentation among other claims. The Company seeks to recover actual expenses and punitive damages. Discovery and regulatory studies are proceeding. The Company believes it will prevail, but no amounts have been accrued for any recovery of damages.

         Although it is possible that losses exceeding amounts already recorded may be incurred upon the ultimate resolution of the environmental matters described above, management believes that such losses, if any, will not have a material adverse effect on the Company's supplemental consolidated results of operations or financial position.

         OPERATING LEASE COMMITMENTS. The Company and its subsidiaries lease portions of their premises and certain equipment under various operating lease agreements. At December 31, 1994, total minimum rental commitments becoming payable under all operating leases are as follows (in thousands):

             1995 . . . . . . . . . . . . . . . . . . . . . . . $2,492
             1996 . . . . . . . . . . . . . . . . . . . . . . . $2,293
             1997 . . . . . . . . . . . . . . . . . . . . . . . $1,400
             1998 . . . . . . . . . . . . . . . . . . . . . . . $  528
             1999 . . . . . . . . . . . . . . . . . . . . . . . $  197
             Thereafter . . . . . . . . . . . . . . . . . . . . $  261

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Total rental expense incurred under operating leases was $3,318,000, $2,344,000 and $1,736,000 in 1994, 1993 and 1992, respectively.

         POSTRETIREMENT BENEFITS. The Company does not provide postretirement or postemployment benefits to its employees and, accordingly, has not reflected any cost arising from the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" or SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Effective January 1, 1994, the Company instituted a defined contribution 401(k) savings plan for employees meeting certain employment requirements. Under the plan, the Company may, at its discretion, match a portion of employee contributions based on the profitability and growth of the Company. No contributions under this plan were made by the Company in 1994.

         CONTINGENT CONSIDERATION. In certain of the business acquisitions accounted for as purchases, the Company has agreed to issue contingent consideration in the form of additional shares of the Company's common stock and, in some cases, additional cash to the sellers of those businesses based on the attainment of certain earnings levels and other contingencies. During the years ended December 31, 1994, 1993 and 1992, the Company has issued approximately 29,000, 160,000 and 186,000 shares of common stock and paid $623,000, $432,000 and $40,000, respectively, for the attainment of such earnings levels. These amounts have been capitalized as additional purchase price. The maximum contingent consideration to be earned over the next eight years as of December 31, 1994 consists of approximately 406,000 shares of the Company's common stock and $412,000. Under the terms of an acquisition agreement, the Company has agreed to pay additional consideration to the former owners of a landfill site of a maximum of $2,500,000 upon the expansion of the landfill airspace by up to 2,500,000 cubic yards.

         OTHER MATTERS. At December 31, 1994, the Company had made cash deposits into escrow accounts which total $735,000 in connection with landfill closure and certain other obligations, of which $656,000 was included in cash and cash equivalents and $79,000 was included in other assets. Additionally, the Company has bonding facilities for the issuance of payment, performance and bid bonds, of which $3,945,000 in bonds were outstanding at December 31, 1994. The Company also has facilities available for the issuance of standby letters of credit, of which $4,027,000 in letters of credit were outstanding at December 31, 1994.


10.  STOCKHOLDERS' EQUITY

         EQUITY INVESTMENT BY H. WAYNE HUIZENGA AND ASSOCIATES, WESTBURY (BERMUDA) LTD. AND HARRIS W. HUDSON. On May 21, 1995, the Company agreed to issue and sell in aggregate 8,350,000 shares of Common Stock and warrants to purchase an additional 16,700,000 shares of Common Stock to Mr. H. Wayne Huizenga, Westbury (Bermuda) Ltd. (a Bermuda corporation controlled by Mr. Michael G. DeGroote, then Chairman of the Board, President and Chief Executive Officer of Republic) and Mr. Harris W. Hudson, and certain of their assigns for an aggregate purchase price of $37,500,000. The warrants are exercisable at prices ranging from $4.50 to $7.00 per share effective August 3, 1995. In July 1995, the Company agreed to sell an additional 1,000,000 shares of Common Stock each to Mr. Huizenga and Mr. John J. Melk for $13.25 per share for aggregate proceeds of $26,500,000. These transactions were completed on August 3, 1995.

         On August 3, 1995, in connection with the equity investment, Mr. Huizenga was elected Chairman of the Board of Directors and Chief Executive Officer of Republic and Mr. DeGroote, former Chairman of the Board, President and Chief Executive Officer of the Company, was elected Vice Chairman of the Board. Additionally, Mr. Hudson was appointed as President of the Company and as a member of the Board of Directors.

         PRIVATE PLACEMENT TRANSACTIONS. In July 1995, the Company sold 5,400,000 shares of Common Stock in a private placement transaction for $13.25 per share, resulting in net proceeds of approximately $69,000,000 after deducting expenses, fees and commissions. In September 1995, the Company sold 5,000,000 shares of Common Stock in an additional private placement transaction for $20.25 per share resulting in net proceeds of approximately $99,000,000 after deducting expenses, fees and commissions.

         As a result of the transactions discussed above, the Company received approximately $232,000,000 in cash during the three months ended September 30, 1995. The Company used a portion of these proceeds to repay all outstanding borrowings under its revolving line of credit facility and debt of the Pooled Entities.

         PREFERRED STOCK. The Company has 5,000,000 authorized shares of preferred stock, $.01 par value per share, none of which are issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to establish the rights, preferences and dividends.

         TREASURY STOCK. In October 1993, the Board of Directors authorized the Company to repurchase up to 1,300,000 shares of its outstanding
Common Stock, through October 1994, as deemed appropriate by management. Through October 1994, 281,000 shares were repurchased for an aggregate value of $856,000. In October 1994, the Board of Directors authorized management to continue the repurchase program and to repurchase up to an additional 1,300,000 shares of its outstanding Common Stock, through October 1995.
The repurchasing of shares is intended to achieve a more favorable balance between the market supply of the shares and market demand, as well as take advantage of the relatively low price of the Company's Common Stock. Repurchases have been effected at prevailing market prices from time to time on the open market. The repurchased shares represent additions to treasury stock. In October 1994, the Board of Directors authorized the retirement of the 281,000 shares held in treasury, which were retired in the fourth quarter of 1994. In December 1994, 28,993 shares of the Company's Common Stock were returned to the Company in a settlement with a former owner of one of its

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

subsidiaries. These shares represented additions to treasury stock and were subsequently retired in December 1994. The Company's stock repurchase program expires in October 1995 and the Company does not currently plan to repurchase any additional Common Stock.

         1991 STOCK OPTION PLAN. In October 1991, the Board of Directors approved a stock option plan (the "1991 Plan"), which was subsequently approved by the Company's stockholders at the 1992 Annual Meeting of Stockholders, under which employees and officers of the Company or any of its subsidiaries or parent corporations and members of the Board of Directors of the Company may be awarded options to purchase common shares. A maximum of 5,000,000 common shares, less shares issued or purchased pursuant to the 1990 Stock Option and Stock Purchase Plan (the "1990 Plan") as discussed below, have been reserved for issuance to participants in the 1991 Plan in the form of stock options. The option price under the 1991 Plan is to be determined by the Board of Directors but shall not be less than the fair market value of the common shares on the date the stock option is granted. Options are subject to adjustment upon certain changes in the capital structure of the Company, such as a stock dividend, stock split or other similar events.

         1990 STOCK OPTION AND STOCK PURCHASE PLAN. In April 1990, the Board of Directors approved a stock option and stock purchase plan for certain key employees, directors, consultants and advisors. A maximum of 2,500,000 shares of Common Stock were reserved for issuance to participants in the plan in the form of either stock options or stock purchases, as determined by the Compensation Committee. Options granted under the plan expire ten years from the date of grant and vest over varying periods as determined by the Compensation Committee. During the year ended December 31, 1990, 700,000 shares were purchased at $2.50 to $4.50 per share. When shares were purchased under the 1990 Plan, the participant paid the par value of the shares in cash, and issued a nonrecourse promissory note to the Company for the balance of the purchase price. These promissory notes along with interest are due ten years from the date of issuance and are collateralized by the shares purchased. During 1992, the Company received payment of $648,000 on notes receivable arising from stock purchase agreements pursuant to the 1990 Plan. The 1990 Plan has been replaced by the 1991 Plan, as discussed above.

         Activity under the Company's 1990 and 1991 stock option plans during each of the two years in the period ended December 31, 1994 are summarized as follows:

                                                    1990 Plan     1991 Plan        Total          Option Price
                                                    ---------     ---------        -----          ------------
Outstanding at December 31, 1992  . . . . . . .       598,000      348,500          946,500       $2.50-$14.50
   Granted  . . . . . . . . . . . . . . . . . .       100,000      401,900          501,900       $4.00-$12.50
   Cancelled  . . . . . . . . . . . . . . . . .             -     (331,900)        (331,900)      $7.25-$10.63
                                                      -------    ---------        ---------
Outstanding at December 31, 1993  . . . . . . .       698,000      418,500        1,116,500       $2.50-$14.50
   Granted  . . . . . . . . . . . . . . . . . .             -      176,000          176,000       $2.69-$ 3.38
   Cancelled  . . . . . . . . . . . . . . . . .       (50,000)    (130,500)        (180,500)      $2.69-$10.63
                                                      -------    ---------        ---------
Outstanding at December 31, 1994  . . . . . . .       648,000      464,000        1,112,000       $2.50-$14.50
                                                      =======    =========        =========

Exercisable at December 31, 1994  . . . . . . .       648,000      113,450          761,450         $9.92(A)
                                                      =======    =========        =========

Available for future grant at December 31, 1993       763,000    2,081,500        2,844,500
   Cancelled  . . . . . . . . . . . . . . . . .        50,000      130,500          180,500
   Granted  . . . . . . . . . . . . . . . . . .             -     (176,000)        (176,000)
                                                     --------    ---------        ---------
Available for future grant at December 31, 1994       813,000    2,036,000        2,849,000
                                                     ========    =========        =========

___________________________________
(A) Represents the weighted average option price of options exercisable at December 31, 1994.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         COMMON STOCK WARRANTS. The Company has awarded warrants to purchase shares of Common Stock to certain executive officers, directors, employees and affiliates as additional incentive to continue in the service of the Company. The warrants vest at 20% per year and are exercisable, with respect to each portion vested, for a period of four years following such vesting. Activity involving Common Stock warrants during each of the two years ended December 31, 1994 are summarized as follows:

                                                                   Exercise
                                                   Warrants          Price              Expiration Date
                                                 ------------    -------------    ---------------------------
Outstanding at December 31, 1992  . . .           6,480,750      $6.00-$12.75         June 1993-May 2001
   Issued . . . . . . . . . . . . . . .             515,000         $4.00                December 2000
   Expired  . . . . . . . . . . . . . .          (4,915,000)     $6.50-$12.75                  -
                                                 ----------
Outstanding at December 31, 1993  . . .           2,080,750      $4.00-$12.75      August 1995-December 2000
   Issued . . . . . . . . . . . . . . .             200,000         $2.69                  May 2003
                                                 ----------
Outstanding at December 31, 1994  . . .           2,280,750      $2.69-$12.75        August 1995-May 2003
                                                 ==========

Exercisable at December 31, 1994  . . .           1,250,750        $7.61(A)
                                                 ==========

___________________________
(A) Represents the weighted average exercise price of warrants exercisable at December 31, 1994.

11.  INCOME TAXES

         The Company files a consolidated federal income tax return which includes the operations of the Pooled Entities for periods subsequent to the dates of the acquisitions. The Pooled Entities each file a "short-period" federal tax return through their respective acquisition dates. Certain of the Pooled Entities were subchapter S corporations for income tax purposes prior to their acquisition by the Company. For purposes of these supplemental consolidated financial statements, federal and state income taxes have been provided as if these companies had filed subchapter C corporation tax returns for the pre-acquisition periods, and the current income tax expense is reflected as an increase to additional paid-in capital. The Subchapter S corporation status of these companies was terminated effective with the closing date of the acquisitions.

         The components of the income tax provision related to continuing operations are shown below (in thousands):

                                                                           Year Ended December 31,
                                                                 ---------------------------------------------
                                                                  1994             1993                  1992
                                                                 ------           ------                ------
         Current:
            Federal . . . . . . . . . . . . . . . . . . .        $ 3,973          $  1,664             $ 3,798
            State . . . . . . . . . . . . . . . . . . . .            618               279                 311
                                                                 -------          --------             -------
                                                                   4,591             1,943               4,109

         Federal deferred . . . . . . . . . . . . . . . .          2,453            (1,998)               (485)

         Tax reserve adjustments  . . . . . . . . . . . .         (1,963)                -              (1,538)

         Change in valuation allowance  . . . . . . . . .         (1,242)            1,242                   -
                                                                 -------          --------             -------

         Income tax provision . . . . . . . . . . . . . .        $ 3,839          $  1,187             $ 2,086
                                                                 =======          ========             =======

         In addition to the above, the Company recorded an income tax benefit of $210,000 and $123,000 in 1993 and 1992, respectively, related to its discontinued operations.

         In 1992, the Company changed its method of accounting for income taxes from the method required under SFAS No. 96 to the method required under SFAS No. 109. Since the approach under both statements is similar, there was no significant income effect of the change on the recording of income taxes.
Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined by applying the current tax rate to the difference between the financial reporting and income tax basis of assets and liabilities.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         Net operating loss ("NOL") carryforwards are recognized under SFAS No. 109 unless it is "more likely than not" that they will not be realized. In 1993, the Company recorded a $1,242,000 valuation allowance related to the realization of deferred tax assets generated as a result of the 1993 restructuring and unusual charges. This valuation allowance was recorded due to the uncertainty surrounding the future utilization of such deferred tax assets. In 1994, the valuation allowance was eliminated based on the expected realization of such deferred tax assets.

         In the years immediately following an acquisition, the Company provides income taxes at the statutory income tax rate applied to pre-tax income. As part of its tax planning to reduce effective tax rates and cash outlays for taxes, the Company employs a number of strategies such as combining entities to reduce state income taxes, claiming tax credits not previously claimed and recapturing taxes previously paid by acquired companies. At such time as these reductions in the Company's deferred tax liabilities are determined to be realizable, the impact of the reduction is recorded as tax reserve adjustments in the tax provision. The Company's unaudited income tax provision for the first quarter of 1995 was offset by such adjustments. The Company's unaudited income tax provision for the nine months ended September 30, 1994 was partially offset by reductions in valuation allowance, as well as tax reserve adjustments.

         A reconciliation of the statutory federal income tax rate to the Company's effective tax rate as reported in the accompanying supplemental consolidated statements of operations is shown below:


                                                                            Year Ended December 31,
                                                                    --------------------------------------
                                                                    1994             1993             1992
                                                                    ----             ----             ----
            Statutory federal income tax rate . . . . . . .         34.0%           (34.0)%          34.0%
            Amortization of goodwill  . . . . . . . . . . .           .5             11.6              .5
            State income taxes, net of federal benefit  . .          3.0             30.6             3.1
            Tax reserve adjustments . . . . . . . . . . . .        (10.7)           (24.9)          (16.6)
            Change in valuation allowance . . . . . . . . .         (6.2)           151.1               -
            Other, net  . . . . . . . . . . . . . . . . . .           .4            (42.1)            2.1
                                                                   -----            -----           -----
              Effective tax rate  . . . . . . . . . . . . .         21.0%            92.3%           23.1%
                                                                   =====            =====           =====

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         Components of the net deferred income tax liability are shown below (in thousands):

                                                                                    December 31,
                                                                         ---------------------------------
                                                                            1994                    1993
                                                                            ----                    ----
         Deferred income tax liabilities:
             Book basis in property over tax basis . . . . . . . . .      $22,930                   $22,617
             Deferred costs  . . . . . . . . . . . . . . . . . . . .        8,954                     3,753
                                                                          -------                   -------
                                                                           31,884                    26,370
                                                                          -------                   -------
         Deferred income tax assets:
             Net operating losses  . . . . . . . . . . . . . . . . .       (5,186)                   (5,890)
             Deferred revenue  . . . . . . . . . . . . . . . . . . .      (11,240)                   (5,420)
             Accrued environmental and landfill costs  . . . . . . .       (2,761)                   (3,054)
             Accruals not currently deductible . . . . . . . . . . .       (1,187)                   (1,804)
                                                                          -------                   -------
                                                                          (20,374)                  (16,168)
                                                                          -------                   -------

         Valuation allowance . . . . . . . . . . . . . . . . . . . .           --                     1,242
                                                                          -------                   -------

         Net deferred income tax liability . . . . . . . . . . . . .      $11,510                   $11,444
                                                                          =======                   =======


         At December 31, 1994, the Company had available U.S. NOL carryforwards of approximately $15,249,000 which expire $7,994,000, $6,342,000 and $913,000 in the years 2006, 2007 and 2008, respectively.

12.  RELATED PARTY TRANSACTIONS

         The Company has entered into an agreement to lease office space for one of its subsidiaries with the former owner of this subsidiary who is a current officer of this subsidiary. The Company also utilizes companies affiliated with former owners of acquired businesses who are current officers of the Company's subsidiaries for hauling and other services. Aggregate payments for leases and such services were $132,000, $1,139,000 and $827,000 in 1994, 1993 and 1992, respectively. In September 1993, the Company internalized a portion of these hauling services through the acquisition of substantially all of the assets of a hauling company owned by an officer of a subsidiary of the Company for $370,000 cash.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


13.  OPERATIONS BY INDUSTRY SEGMENT

         The following tables present information regarding the Company's different industry segments based on the historical operations of the Company (in thousands):

                                                                            YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------------
                                                                   1994             1993              1992
                                                                ----------       ----------       -----------
 Revenue
         Solid waste services  . . . . . . . . . . . . .        $161,237         $133,711         $117,497
         Electronic security services  . . . . . . . . .          25,874           20,590           16,943
                                                                --------         --------         --------
                                                                $187,111         $154,301         $134,440
                                                                ========         ========         ========
 Operating income (loss)
         Solid waste services  . . . . . . . . . . . . .        $ 22,661         $  3,376         $  7,859
         Electronic security services  . . . . . . . . .          (1,157)          (2,689)             443
 Interest and other income (expense), net  . . . . . . .          (3,233)          (1,973)             746
                                                                --------         --------         --------
 Income (loss) from continuing operations before
    income taxes . . . . . . . . . . . . . . . . . . . .        $ 18,271         $ (1,286)        $  9,048
                                                                ========         ========         ========

 Depreciation, depletion and amortization
         Solid waste services  . . . . . . . . . . . . .        $ 14,161         $ 12,229         $ 10,178
         Electronic security services  . . . . . . . . .             603              405              199
                                                                --------         --------         --------
                                                                $ 14,764         $ 12,634         $ 10,377
                                                                ========         ========         ========

 Capital expenditures
         Solid waste services  . . . . . . . . . . . . .        $ 22,031         $ 12,098         $ 20,592
         Electronic security services  . . . . . . . . .             625            1,005              517
                                                                --------         --------         --------
                                                                $ 22,656         $ 13,103         $ 21,109
                                                                ========         ========         ========

 Identifiable assets
         Solid waste services  . . . . . . . . . . . . .        $193,079         $172,248         $160,134
         Electronic security services  . . . . . . . . .          28,994           14,753            4,524
                                                                --------         --------         --------
         Total identifiable assets . . . . . . . . . . .         222,073          187,001          164,658
 Net assets of discontinued operations . . . . . . . . .          20,292           16,872           28,533
                                                                --------         --------         --------
         Total assets  . . . . . . . . . . . . . . . . .        $242,365         $203,873         $193,191
                                                                ========         ========         ========

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


14.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         The following is an analysis of certain items in the Supplemental Consolidated Statements of Operations by quarter for 1994 and 1993.

                                                      FIRST           SECOND         THIRD          FOURTH
                                                     QUARTER          QUARTER       QUARTER         QUARTER
                                                     -------          -------       -------         -------
                                                        (In thousands, except for per share amounts)
          Revenue                         1994       $ 42,189        $ 46,483       $ 48,047       $ 50,392
                                          1993       $ 35,465        $ 38,720       $ 40,243       $ 39,873

          Gross profit                    1994       $ 14,085        $ 14,771       $ 16,731       $ 17,647
                                          1993       $ 11,068        $ 12,632       $ 13,297       $ 12,584

          Income (loss) from              1994       $  2,252        $  3,681       $  4,459       $  4,040
           continuing operations          1993       $  1,389        $  2,294       $  2,265       $ (8,421)(a)


          Net income (loss)               1994       $  2,106        $  4,508       $  5,447       $  5,055
                                          1993       $    918        $  2,189       $  2,663       $(22,822)

          Earnings (loss) per share from  1994       $   0.05        $   0.08       $   0.10       $   0.09
           continuing operations          1993       $   0.03        $   0.05       $   0.05       $  (0.18)(a)

____________
(a) As discussed in Note 4, restructuring and unusual charges of $10,000,000 were recorded by the Company in the fourth quarter of 1993 to reorganize its operations.

                       INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors
United Waste Service, Inc.
Atlanta, Georgia


We have audited the accompanying balance sheets of United Waste Service, Inc. as of September 30, 1994 and 1993, and the related statements of income, changes in stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Waste Service, Inc. as of September 30, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                          JONES AND KOLB


Atlanta, Georgia
November 4, 1994

                          UNITED WASTE SERVICE, INC.
                                BALANCE SHEETS

                                    ASSETS


                                                                                      September 30,
                                                June 30,                      ----------------------------
                                                 1995                         1994                    1993
                                                 ----                         ----                    ----
                                              (Unaudited)
CURRENT ASSETS:
     Cash, including money market
          funds and certificate of
          deposit of $182,482 and
          $394,344 at September 30,
          1994 and 1993, respectively . . .   $         -                 $    372,582             $   533,145
     Accounts receivable, net of
          allowance for doubtful
          accounts of $19,400 and
          $21,640 at September 30,
          1994 and 1993, respectively . . .     1,931,327                    1,656,838              1,431,345
     Receivable from officers (Note 4). . .        66,392                       50,531                 13,300
     Other receivables (Note 2) . . . . . .        97,430                      105,784                139,910
     Prepaid expenses . . . . . . . . . . .        87,053                       96,168                175,985
     Federal income tax deposit . . . . . .        90,733                       54,848                 31,001
     Other current assets . . . . . . . . .        33,345                       36,408                 22,470
                                              -----------                 ------------           ------------

               Total current assets . . . .     2,306,280                    2,373,159              2,347,156
                                              -----------                  -----------            -----------

PROPERTY AND EQUIPMENT, At cost
     (Note 3):
     Containers . . . . . . . . . . . . . .     5,148,477                    4,619,094              4,335,309
     Trucks and equipment . . . . . . . . .     6,267,665                    5,474,903              4,663,185
     Machinery and equipment. . . . . . . .       238,124                      153,521                141,891
     Furniture and fixtures . . . . . . . .       485,163                      375,105                267,686
     Leasehold improvements . . . . . . . .       171,474                      158,244                 71,290
                                              -----------                  -----------           ------------

          Total . . . . . . . . . . . . . .    12,310,903                   10,780,867              9,479,361
          Less accumulated depreciation . .     6,372,474                    6,051,391              5,512,422
                                              -----------                  -----------            -----------

               Property and equipment, net.     5,938,429                    4,729,476              3,966,939
                                              -----------                  -----------            -----------

OTHER ASSETS - Excess of cost over
     fair value of net tangible assets
     acquired, net of accumulated
     amortization of $277,086 and
     $242,086 at September 30,
     1994 and 1993, respectively  . . . . .     1,830,325                    1,122,913              1,157,913
                                              -----------                  -----------            -----------

                    TOTAL . . . . . . . . .   $10,075,034                  $ 8,225,548            $ 7,472,008
                                              ===========                  ===========            ===========


                The accompanying notes to financial statements
                  are an integral part of these statements.

                          UNITED WASTE SERVICE, INC.
                          BALANCE SHEETS (Continued)

                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                                                      September 30,
                                                    June 30,                   ----------------------------
                                                      1995                     1994                    1993
                                                      ----                     ----                    ----
                                                   (Unaudited)
CURRENT LIABILITIES:
     Current maturities of notes
          payable (Note 3) . . . . . . . . . . .   $ 1,121,925             $   441,613            $   203,824
     Accounts payable  . . . . . . . . . . . . .     1,026,579                 622,438                949,225
     Accrued expenses  . . . . . . . . . . . . .       419,157                 498,409                250,234
     Deferred sales    . . . . . . . . . . . . .       549,102                 332,004                331,526
                                                   -----------             -----------            -----------

               Total current liabilities   . . .     3,116,763               1,894,464              1,734,809
                                                   -----------             -----------            -----------

LONG-TERM LIABILITIES - Notes
     payable, net of current
     portion (Note 3)  . . . . . . . . . . . . .     8,077,145               7,661,671              7,624,850
                                                   -----------             -----------            -----------

COMMITMENTS AND CONTINGENCIES
     (Notes 4 and 6)

STOCKHOLDERS' DEFICIENCY (Note 3):
     Common stock, $1 stated value,
          10,000 shares authorized; 6,011 shares
          issued and 311 shares
          outstanding in 1994; 6,007
          shares issued and 307 shares
          outstanding in 1993. . . . . . . . . .         6,032                   6,011                  6,007
     Paid-in capital     . . . . . . . . . . . .       845,085                 505,405                452,896
     Retained earnings   . . . . . . . . . . . .     4,400,009               4,527,997              4,023,446
                                                   -----------             -----------            -----------

                                                     5,251,126               5,039,413              4,482,349
     Less treasury stock - 5,700
          shares of common stock
          at cost (Note 4)   . . . . . . . . . .    (6,370,000)             (6,370,000)            (6,370,000)
                                                   -----------             -----------            -----------

               Total stockholders'
                    deficiency . . . . . . . . .    (1,118,874)             (1,330,587)            (1,887,651)
                                                   -----------             -----------            -----------

                    TOTAL  . . . . . . . . . . .   $10,075,034             $ 8,225,548            $ 7,472,008
                                                   ===========             ===========            ===========


                The accompanying notes to financial statements
                  are an integral part of these statements.

                          UNITED WASTE SERVICE, INC.
                             STATEMENTS OF INCOME



                                            Nine Months Ended June 30,          Year Ended September 30,
                                           ---------------------------        ----------------------------
                                              1995            1994            1994                    1993
                                              ----            ----            ----                    ----
                                                  (Unaudited)
REVENUES . . . . . . . . . . . . . . .     $11,504,150      $10,111,624    $13,759,979             $12,728,722

COST OF OPERATIONS . . . . . . . . . .       8,942,053        7,592,431     10,386,367               9,173,812
                                           -----------      -----------    -----------             -----------

GROSS PROFIT . . . . . . . . . . . . .       2,562,097        2,519,193      3,373,612               3,554,910

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES (Note 4) . . . . . . . .       2,438,004        2,128,003      2,738,615               2,431,091
                                           -----------      -----------    -----------             -----------

OPERATING INCOME . . . . . . . . . . .         124,093          391,190        634,997               1,123,819
                                           -----------      -----------    -----------             -----------

OTHER INCOME (EXPENSE):
     Interest income   . . . . . . . .           8,168            6,402          8,726                   3,418
     Royalties   . . . . . . . . . . .         867,077          809,457      1,137,283                 183,178
     Interest expense (Note 3) . . . .        (560,580)        (531,451)      (713,066)               (673,416)
     Gain on sale of assets  . . . . .         122,305           82,524         81,575                  59,550
     Miscellaneous . . . . . . . . . .           3,320            3,200          4,826                   8,991
                                           -----------      -----------    -----------             -----------

          Total other income (expense)         440,290          370,132        519,344                (418,279)
                                           -----------      -----------    -----------             -----------

NET INCOME . . . . . . . . . . . . . .     $   564,383      $   761,322    $ 1,154,341             $   705,540
                                           ===========      ===========    ===========             ===========


                The accompanying notes to financial statements
                  are an integral part of these statements.

                          UNITED WASTE SERVICE, INC.
                    STATEMENTS OF CHANGES IN STOCKHOLDERS'
          DEFICIENCY FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1993



                                                  COMMON STOCK
                                                  ------------
                                               NUMBER        STATED       PAID-IN       RETAINED        TREASURY
                                             OF SHARES       VALUE        CAPITAL       EARNINGS         STOCK           TOTAL
                                             ---------       ------       -------       --------        --------         -----
Balance,
   September 30, 1992 . . . . . . . . .         600         $  600       $381,725      $3,853,056     $(6,370,000)   $(2,134,619)

   Net income   . . . . . . . . . . . .           -              -              -         705,540               -        705,540

   Ten-for-one stock split  . . . . . .       5,400          5,400         (5,400)              -               -              -

   Issuance of common
     stock      . . . . . . . . . . . .           7              7         76,571               -               -         76,578

   Stockholders' distributions  . . . .
                                                  -              -              -        (535,150)              -       (535,150)
                                              -----         ------       --------      ----------     -----------     ----------
Balance,
   September 30, 1993 . . . . . . . . .       6,007          6,007        452,896       4,023,446      (6,370,000)    (1,887,651)

   Net income   . . . . . . . . . . . .           -              -              -       1,154,341               -      1,154,341

   Issuance of common
     stock      . . . . . . . . . . . .           4              4         52,509               -               -         52,513

   Stockholders' distributions  . . . .           -              -              -        (649,790)              -       (649,790)
                                              -----         ------       ---------     ----------     -----------     ----------
Balance,
   September 30, 1994   . . . . . . . .       6,011         $6,011       $505,405      $4,527,997     $(6,370,000)   $(1,330,587)
                                              =====         ======       ========      ==========     ===========    ===========


                The accompanying notes to financial statements
                  are an integral part of these statements.

                           UNITED WASTE SERVICE, INC.
                            STATEMENTS OF CASH FLOWS


                                                     Nine Months Ended June 30,              Year Ended September 30,
                                                     --------------------------             --------------------------
                                                       1995             1994                1994                  1993
                                                       ----             ----                ----                  ----
                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Cash received from customers
          and others . . . . . . . . . . . . . . .  $11,060,549      $10,076,243       $  13,626,441         $ 12,690,336
     Cash paid to suppliers and
          employees  . . . . . . . . . . . . . . .   (9,820,749)      (9,438,210)        (12,018,526)         (10,134,860)
     Interest received   . . . . . . . . . . . . .        8,722            7,182               8,726                3,418
     Dividends received  . . . . . . . . . . . . .            -                -               1,113                1,008
     Royalties received  . . . . . . . . . . . . .      875,431          716,469           1,047,548              167,129
     Interest paid   . . . . . . . . . . . . . . .     (550,787)        (465,734)           (707,092)            (672,784)
     Income taxes (paid) refunded  . . . . . . . .       (3,383)         138,321             (23,847)                 459
                                                    -----------      -----------       -------------         ------------
          Net cash provided by
               operating activities    . . . . . .    1,569,783        1,034,271           1,934,363            2,054,706
                                                    -----------      -----------       -------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and
          equipment  . . . . . . . . . . . . . . .   (2,103,696)      (1,302,723)         (1,774,862)          (1,934,189)
     Purchase of intangibles . . . . . . . . . . .     (735,577)               -                   -                    -
     Loans and advances to officers  . . . . . . .      (22,202)         (91,500)            (91,500)                   -
     Repayment of loans and advances to officers .        6,341            2,348              54,269               26,699
     Proceeds from sale of assets  . . . . . . . .      169,652           90,248              92,347              128,717
                                                    -----------      -----------       -------------         ------------
          Net cash used by investing
               activities    . . . . . . . . . . .   (2,685,482)      (1,301,627)         (1,719,746)          (1,778,773)
                                                    -----------      -----------       -------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from note payable  . . . . . . . . .    2,323,437          592,024             591,551            1,154,000
     Payment of notes payable  . . . . . . . . . .   (1,227,651)        (211,973)           (316,941)            (457,782)
     Distributions to stockholders . . . . . . . .     (692,370)        (332,927)           (649,790)            (535,150)
     Proceeds from issuance of common stock. . . .      339,701                -                   -                    -
                                                    -----------      -----------       -------------         ------------

          Net cash (used) provided by
               financing activities  . . . . . . .      743,117           47,124            (375,180)             161,068
                                                    -----------      -----------       -------------         ------------

NET  (DECREASE) INCREASE IN CASH   . . . . . . . .     (372,582)        (220,232)           (160,563)             437,001

Cash at beginning of year  . . . . . . . . . . . .      372,582          533,145             533,145               96,144
                                                    -----------      -----------       -------------         ------------

Cash at end of year  . . . . . . . . . . . . . . .  $         -      $   312,913       $     372,582         $    533,145
                                                    ===========      ===========       =============         ============

                The accompanying notes to financial statements
                  are an integral part of these statements.

                          UNITED WASTE SERVICE, INC.
                     STATEMENTS OF CASH FLOWS (Continued)


                                                       Nine Months Ended June 30,             Year Ended September 30,
                                                       --------------------------            ---------------------------
                                                          1995           1994                1994                   1993
                                                          ----           ----                ----                   ----
RECONCILIATION OF NET INCOME TO
     NET CASH PROVIDED BY OPERATING
     ACTIVITIES:
     Net income . . . . . . . . . . . . . . . . . . .  $  564,383      $  761,321     $    1,154,341          $   705,540
     Adjustments to reconcile net
          income to net cash provided
          by operating activities:
          Depreciation  . . . . . . . . . . . . . . .     847,397         725,539          1,001,553              850,892
          Amortization  . . . . . . . . . . . . . . .      28,165          26,250             35,000               35,001
          Gain on sale of assets  . . . . . . . . . .    (122,305)        (82,524)           (81,575)             (59,550)
          Issuance of common stock
               as compensation  . . . . . . . . . . .           -               -             52,513               76,578
          Increase in accounts receivable . . . . . .    (274,490)        (85,335)          (225,493)             (59,284)
          Decrease (increase) in other receivables  .       8,354          14,325             34,126              (11,045)
          Decrease (increase) in prepaid
               expenses . . . . . . . . . . . . . . .       9,115         125,470             79,817              (15,019)
          (Increase) decrease in federal tax
               deposit  . . . . . . . . . . . . . . .     (35,885)        (23,837)           (23,847)                 459
          Increase in other current
               assets   . . . . . . . . . . . . . . .     (13,873)         14,010            (13,938)             (17,307)
          (Decrease) increase in accounts payable . .     404,141        (590,535)          (326,787)             323,456
          Increase in accrued expenses. . . . . . . .     (62,317)        167,525            248,175              151,526
          Increase in deferred sales  . . . . . . . .     217,098         (17,938)               478               73,459
                                                       ----------      ----------     --------------          -----------
               Net cash provided by
                      operating activities  . . . . .  $1,569,783      $1,034,271     $    1,934,363          $ 2,054,706
                                                       ==========      ==========     ==============          ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH
     FINANCING ACTIVITIES:
     Common stock issued as
          compensation . . .  . . . . . . . . . . . .  $        -      $        -     $       52,513          $    76,578
                                                       ==========      ==========     ==============          ===========

     Notes payable paid directly
          with the issuance of new
          note    . . . . . . . . . . . . . . . . . .  $        -      $        -     $            -          $ 1,330,000
                                                       ==========      ==========     ==============          ===========


                The accompanying notes to financial statements
                  are an integral part of these statements.

                          UNITED WASTE SERVICE, INC.
                        NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1993


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       A. United Waste Service, Inc., a Georgia corporation formed November 17, 1970, provides waste disposal services to commercial customers, primarily in the Atlanta metropolitan area.

       B. During the year ended September 30, 1993, the Company changed from the direct write-off method to the allowance method of accounting for accounts receivable deemed to be uncollectible.

       C. Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Estimated useful lives are as follows:

              ASSET CATEGORY                                           ESTIMATED USEFUL LIVES
              --------------                                           ----------------------
              Containers . . . . . . . . . . . . . . . . . . . . . .        7 years
              Trucks and equipment . . . . . . . . . . . . . . . . .   5 to 7 years
              Machinery and equipment  . . . . . . . . . . . . . . .        5 years
              Furniture and fixtures . . . . . . . . . . . . . . . .        5 years
              Leasehold improvements . . . . . . . . . . . . . . . .        5 years

Depreciation expense for the years ended September 30, 1994 and 1993, respectively, was $1,001,553 and $850,892.

       D. The excess of cost over fair market value of net tangible assets acquired consists of goodwill which is amortized using the straight-line method over forty years.

       E. The Company recognizes revenues when the services are rendered. Revenues billed prior to the performance of services are deferred and recorded as income in the period in which the related services are rendered. Royalties included in other income consist of amounts received in connection with a prior year sale of the Company's interest in a waste disposal site.

       F. The Company has elected S Corporation status for federal and state income tax purposes, and the stockholders have consented to report the taxable income of the Company on their individual income tax returns. As a result, no federal or state income tax is imposed on the Company and, accordingly, the financial statements do not reflect a provision for income taxes.

       G. For purposes of cash flow presentation, the Company considers currency on hand, demand deposits and certificates of deposit with financial institutions to be cash equivalents.



                                                                       Continued

                          UNITED WASTE SERVICE, INC.
                        NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1993

       H. At September 30, 1994, the Company has cash and cash equivalents of $853,367, including outstanding checks deposited in one institution which exceeds the $100,000 federally insured limit.

       I. Certain amounts in the 1993 financial statements have been reclassified to conform to the current year presentation.

2.     OTHER RECEIVABLES:

       Included in other receivables at September 30, 1993, is approximately $124,000 due from the Georgia Underground Storage Tank Clean-Up Trust Fund which is for reimbursement of costs incurred in the clean-up of a fuel leak. The fund required the Company to pay for the first $10,000 of clean-up expense which has been recorded as an expense in the year ended September 30, 1993. The Company was reimbursed the amount receivable in the year ended September 30, 1994.

3.     NOTES PAYABLE:

       The following is a summary of notes payable:

                                                                                   1994                1993
                                                                                   ----                ----
       Note payable to former stockholder, payable
       monthly at $27,160 including interest at 9.5%
       through November 2004, collateralized by
       Company stock . . . . . . . . . . . . . . . . . . . . . . . . . . .      $3,111,116          $3,139,968

       Note payable to former stockholder, payable
       monthly at $25,730 including interest at 9.5%
       through November 2004, collateralized by
       Company stock . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,947,372           2,974,706

       Note payable to bank, payable monthly at
       $41,738 including interest at 6.46%, matures
       June 1, 1999, collateralized by equipment and
       personal guarantees of the shareholders (see Note 6)  . . . . . . .       2,044,796           1,714,000
                                                                                ----------          ----------

              Subtotal   . . . . . . . . . . . . . . . . . . . . . . . . .       8,103,284           7,828,674
              Less current portion . . . . . . . . . . . . . . . . . . . .         441,613             203,824
                                                                                ----------          ----------

              Long-term debt, net of
                 current portion . . . . . . . . . . . . . . . . . . . . .      $7,661,671          $7,624,850
                                                                                ==========          ==========



                                                                       Continued

                          UNITED WASTE SERVICE, INC.
                        NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1993


       Scheduled maturities of notes payable are as follows:

          YEAR ENDING                                                                           AMOUNT
          -----------                                                                           ------
          September 30, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       441,613
          September 30, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       473,049
          September 30, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       506,749
          September 30, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       542,919
          September 30, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       456,984
          Thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $     5,681,970

        In addition, the Company has a $47,148 standby letter of credit for worker's compensation claims which matures June 1, 1995 and has a fee of 75 basis points for the number of days outstanding. There was no amount due on the letter of credit at September 30, 1994 or 1993.

4.     COMMITMENTS AND RELATED PARTY TRANSACTIONS:

       The Company leases facilities and equipment from entities owned or administered by officers of the Company. Required monthly payments under the terms of the leases are $60,000 through December 31, 1994 and $55,000 from January 1, 1995 through December 31, 1996. Rental expense totaled $630,000 and $600,000 for the years ended September 30, 1994 and 1993, respectively.

       The future minimum lease payments under these operating leases are as follows:

              YEAR ENDING                                                                    AMOUNT
              -----------                                                                    ------
              September 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . . .        $    675,000
              September 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . .        $    660,000
              September 30, 1997 . . . . . . . . . . . . . . . . . . . . . . . . .        $    165,000

           On October 1, 1989, the Company redeemed 370 shares of its common stock in exchange for notes totaling $6,290,000, which are payable to the former majority stockholders (see Note 3).

           As of September 30, 1994 and 1993, respectively, the Company had loans due from officers of $50,531 and $13,300.





                                                                       Continued

                          UNITED WASTE SERVICE, INC.
                        NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1993

5.         PROFIT SHARING PLAN:

           The Company has a cash or deferred profit sharing plan in accordance with Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the plan after completion of one year of service and attainment of 21 years of age.

           Participants in the plan may make salary reduction contributions to the plan in an amount not to exceed 15% of taxable compensation or $9,240 (or such other amount as limited by the Internal Revenue Code) during any plan year. The Company may make, at the discretion of its Board of Directors, a matching contribution to the plan. During 1994 and 1993, the Company contributions to the plan totaled $104,536 and $45,081, respectively.

6.         CONTINGENCIES:

           The note payable to the bank is cross collateralized and cross defaulted with loans made by the bank to companies with common ownership. In the event that any of these related companies defaulted on such loans, which totaled $2,460,833 at September 30, 1994, the Company would be liable for the amount due.

7.         SUBSEQUENT EVENT (Unaudited):

           In October 1995, all of the outstanding common stock of the Company was sold to Republic Industries, Inc. ("Republic") in exchange for 1,500,000 shares of its common stock. Subsequent to this sale, the Company operates as a wholly-owned subsidiary of Republic.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Boards of Directors and Stockholders
J. C. DUNCAN COMPANY, INC. AND AFFILIATES

We have audited the accompanying combined balance sheets of J. C. DUNCAN COMPANY, INC. AND AFFILIATES (affiliated through common ownership and common management) as of June 30, 1995 and 1994, and the related combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of J. C. DUNCAN COMPANY, INC. AND AFFILIATES as of June 30, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





                                                 HENDRIX SUTTON & ASSOCIATES
                                                 A Limited Liability Partnership


Arlington, Texas
September 7, 1995 (except as to Note 14
  which is as of November 11, 1995)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES


                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                         June 30,
                                                               September 30,      ----------------------
                                                                   1995             1995          1994
                                                                  -------         -------        -------
                                                                (Unaudited)
                      ASSETS

Current assets:
    Cash and cash equivalents. . . . . . . . . . . .              $ 3,695         $ 4,263        $ 3,344
    Accounts receivable, less allowance
       for doubtful accounts of $177
       (unaudited), $134 and $78 . . . . . . . . . .                3,377           3,005          2,481
    Due from affiliates. . . . . . . . . . . . . . .                  197             114            126
    Investments. . . . . . . . . . . . . . . . . . .                  119             119              -
    Refundable income taxes. . . . . . . . . . . . .                  667             158             56
    Prepaid insurance and other expenses . . . . . .                  808           1,312          1,048
    Inventories of tires and repair supplies . . . .                  402             656            599
                                                                  -------         -------        -------
          Total current assets . . . . . . . . . . .                9,265           9,627          7,654
                                                                  -------         -------        -------

Property and equipment, net  . . . . . . . . . . . .               14,892          13,430         11,984
                                                                  -------         -------        -------

Other assets:
    Investments. . . . . . . . . . . . . . . . . . .                1,674           1,724          1,867
    Cash value of life insurance . . . . . . . . . .                1,592           1,480            980
    Advances to affiliates . . . . . . . . . . . . .                1,127           1,146          1,208
    Intangibles, net . . . . . . . . . . . . . . . .                  878             904            658
    Notes receivable . . . . . . . . . . . . . . . .                  652             656          1,054
    Deferred tax benefit . . . . . . . . . . . . . .                  254             254            282
    Other. . . . . . . . . . . . . . . . . . . . . .                   82              25             41
                                                                  -------         -------        -------
          Total other assets . . . . . . . . . . . .                6,259           6,189          6,090
                                                                  -------         -------        -------
                                                                  $30,416         $29,246        $25,728
                                                                  =======         =======        =======


          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of long-term debt . . . . . .              $ 1,423         $ 1,684        $ 1,416
    Accounts payable . . . . . . . . . . . . . . . .                2,041           2,767          2,080
    Accrued liabilities. . . . . . . . . . . . . . .                3,561           1,508            989
    Income taxes payable . . . . . . . . . . . . . .                    -             352            406
    Customer deposits  . . . . . . . . . . . . . . .                  795             767            715
    Deferred income taxes. . . . . . . . . . . . . .                  175             172            145
                                                                  -------         -------        -------
          Total current liabilities                                 7,995           7,250          5,751
                                                                  -------         -------        -------

Other liabilities:
    Long-term debt, less current maturities. . . . .                5,116           3,830          4,471
    Deferred compensation. . . . . . . . . . . . . .                  534             522            430
    Deferred income taxes. . . . . . . . . . . . . .                  237             171            139
                                                                  -------         -------        -------
          Total other liabilities. . . . . . . . . .                5,887           4,523          5,040
                                                                  -------         -------        -------

Commitments and contingencies (Notes 8 and 13)

Stockholders' equity:
    Common stock . . . . . . . . . . . . . . . . . .                   58              58             58
    Retained earnings. . . . . . . . . . . . . . . .               16,476          17,415         14,879
                                                                  -------         -------        -------
          Total stockholders' equity . . . . . . . .               16,534          17,473         14,937
                                                                  -------         -------        -------
                                                                  $30,416         $29,246        $25,728
                                                                  =======         =======        =======


    The accompanying notes are an integral part of these combined financial statements.

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES


              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)





                                                      Three Months Ended
                                                         September 30,            Year Ended June 30,
                                                     ---------------------        --------------------
                                                       1995         1994            1995         1994
                                                     -------       -------        -------      -------
                                                          (Unaudited)
Operating revenues. . . . . . . . . . . .            $ 9,559       $ 8,486        $34,323      $30,136
                                                     -------       -------        -------      -------
Costs and expenses:
  Operating . . . . . . . . . . . . . . .              6,275         5,337         20,832       19,441
  General and administrative. . . . . . .              1,683         1,223          6,164        4,816
  Depreciation and amortization . . . . .                912           702          2,908        2,379
  Contribution to profit sharing plan . .                 61            45            246          173
  Merger costs  . . . . . . . . . . . . .              2,047             -              -            -
                                                     -------       -------        -------      -------
          Total costs and expenses. . . .             10,978         7,307         30,150       26,809
                                                     -------       -------        -------      -------

Operating income  . . . . . . . . . . . .             (1,419)        1,179          4,173        3,327

Other income (expense):
  Gain on disposal of assets. . . . . . .                 16            25            112           59
  Interest expense. . . . . . . . . . . .               (118)          (84)          (416)        (205)
  Interest and other income . . . . . . .                108            88            461          212
                                                     -------       -------        -------      -------
Income (loss) before income taxes
   (benefit)  . . . . . . . . . . . . . .             (1,413)        1,208          4,330        3,393

Income taxes (benefit)  . . . . . . . . .               (474)          492          1,794        1,266
                                                     -------       -------        -------      -------

Net income (loss) . . . . . . . . . . . .               (939)          716          2,536        2,127

Retained earnings at beginning of period.             17,415        14,879         14,879       12,752
                                                     -------       -------        -------      -------
Retained earnings at end of period. . . .            $16,476       $15,595        $17,415      $14,879
                                                     =======       =======        =======      =======







    The accompanying notes are an integral part of these combined financial statements.

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES


                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)





                                                       Three Months Ended
                                                         September 30,       Year Ended June 30,
                                                       ----------------      -------------------
                                                        1995      1994        1995       1994
                                                       ------    ------      ------     ------
                                                         (Unaudited)
Cash flows from operating activities:
  Net income (loss). . . . . . . . . . . . . . . .     $ (939)   $  716      $2,536      $2,127
  Adjustments to reconcile net income (loss)
   to net cash provided by operating
   activities:
    Depreciation and amortization  . . . . . . . .        912       702       2,908       2,379
    Gain on disposal of assets . . . . . . . . . .        (16)      (25)       (112)        (59)
    Deferred compensation  . . . . . . . . . . . .         12        36          92          76
    Deferred income tax provision (benefit). . . .         69        10          87         (26)
    Changes in assets and liabilities:
      Accounts receivable  . . . . . . . . . . . .       (372)      631        (524)       (821)
      Refundable income taxes. . . . . . . . . . .       (509)       56        (102)        206
      Prepaid insurance and other expenses . . . .        504        42        (264)        301
      Inventories  . . . . . . . . . . . . . . . .        254         4         (57)        (11)
      Cash value of life insurance and other assets      (163)     (860)       (522)       (550)
      Accounts payable . . . . . . . . . . . . . .       (726)     (583)        687        (243)
      Accrued liabilities. . . . . . . . . . . . .      2,053      (223)        519         (80)
      Income taxes payable . . . . . . . . . . . .       (352)      (30)        (54)        328
      Customer deposits. . . . . . . . . . . . . .         28        10          52          55
                                                       ------     -----      ------      ------
        Net cash provided by operating activities.        755       486       5,246       3,682
                                                       ------     -----      ------      ------

Cash flows from investing activities:
  Acquisitions of property and equipment . . . . .     (2,369)   (1,019)     (4,503)     (4,616)
  Acquisitions of intangibles. . . . . . . . . . .          -       (68)       (297)       (658)
  Proceeds from sales of property and equipment. .         31        25         350         214
  Decrease (increase) in investments . . . . . . .         50      (146)         24         (27)
  Decrease (increase) in advances to affiliates. .        (64)     (740)         74        (151)
  Decrease (increase) in notes receivable. . . . .          4     1,054         398        (962)
                                                       ------    ------      ------      ------
          Net cash used by investing activities. .     (2,348)     (894)     (3,954)     (6,200)
                                                       ------    ------      ------      ------

Cash flows from financing activities:
  Proceeds from issuance of notes payable. . . . .      1,646       557       1,570       3,983
  Reductions in notes payable. . . . . . . . . . .       (621)     (636)     (1,943)     (1,326)
                                                       ------    ------      ------      ------
          Net cash provided (used) by financing
            activities . . . . . . . . . . . . . .      1,025       (79)       (373)      2,657
                                                       ------    ------      ------      ------
          Net increase (decrease) in cash and
            cash equivalents . . . . . . . . . . .       (568)     (487)        919         139

Cash and cash equivalents at beginning of period .      4,263     3,344       3,344       3,205
                                                       ------    ------      ------      ------
Cash and cash equivalents at end of period . . . .     $3,695    $2,857      $4,263      $3,344
                                                       ======    ======      ======      ======

Supplemental cash flow information
  cash paid during the period for:

    Income taxes . . . . . . . . . . . . . . . . .     $  317    $  462      $1,862      $  724
                                                       ======    ======      ======      ======

    Interest . . . . . . . . . . . . . . . . . . .     $  118    $   84      $  403      $  166
                                                       ======    ======      ======      ======

Noncash investing and financing activities:
  Property and equipment acquired with debt. . . .     $    -    $    -      $    -      $  984
                                                       ======    ======      ======      ======







    The accompanying notes are an integral part of these combined financial statements.

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994




1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL AND PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts of J. C. Duncan Company, Inc.; its wholly-owned subsidiary, Arlington Disposal Company, Inc.; Grand Prairie Disposal Company, Inc.; Trashaway Services, Inc.; Tos-It Service Company, Inc.; Wes Tex Waste Services, Inc.; Pantego Service Company; and E & E Truck Leasing; (collectively, the "Companies") which are affiliated through common ownership and common management. All of the Companies are corporations with the exceptions of Pantego Service Company and E & E Truck Leasing which are partnerships. The financial position and results of operations of the partnerships are not significant to the combined financial position and combined results of operations of the Companies. All material intercompany balances and transactions have been eliminated in combination.

In the opinion of management, the unaudited combined financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the combined financial position of the Companies at September 30, 1995, and the combined results of their operations and their cash flows for the three months ended September 30, 1995 and 1994.

The Companies provide solid waste collection and recycling services to commercial, industrial and residential customers located in the state of Texas. In addition, the Companies operate two sanitary landfills.

FINANCIAL INSTRUMENTS AND CREDIT RISK CONCENTRATIONS

Financial instruments which are potentially subject to concentrations of credit risk consist principally of cash, cash equivalents, marketable securities, and accounts and notes receivable. Cash and cash equivalents are placed with high credit quality financial institutions to minimize risk. Marketable securities consist of high credit quality or insured debt instruments. Notes receivable are secured by equipment. Accounts receivable in certain instances are secured by customer deposits. The Companies continually evaluate the collectibility of accounts and notes receivable and maintain allowances for potential credit losses.

ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates used in preparing the accompanying combined financial statements.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include short term investments purchased with a maturity of three months or less.

                                  (Continued)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
                                 (Continued)


1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INVESTMENTS

Investments include marketable securities and other investments. Investments in marketable securities consist of debt securities which are scheduled to mature at various dates from June 1996 through February 1998. The securities are classified as "held to maturity" securities and are carried at amortized cost which approximates market. Other investments are carried at cost.

INVENTORIES

Inventories consist of tires and repair supplies and are carried at the lower of cost or market. Cost is determined by the weighted average method.

PREPAID INSURANCE

Insurance premiums incurred are capitalized and amortized on a straight-line basis over the term of the related insurance policy. Retroactive adjustments to premiums incurred in previous years are recorded as additions or reductions to insurance expense in the period the Companies receive notice of the adjustment.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation is computed using the straight-line and accelerated methods. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

INTANGIBLE ASSETS

Intangible assets consist of the cost in excess of fair value of net tangible assets of acquired businesses (goodwill) and noncompete agreements. Intangible assets are amortized using the straight line method over their estimated useful lives or the terms of the related agreements. The Companies continually evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment. No provision for any impairment of intangibles has been charged to operations.

INCOME TAXES

The Companies utilize the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes (benefit) is the payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.





                                  (Continued)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
                                 (Continued)




2 - REVENUES

The Companies' revenues are earned primarily through contracts with municipalities. The contracts generally provide for the Companies to bill residential services directly to the municipality and commercial and industrial services directly to the customer. The contracts allow the Companies to bill for services rendered on a monthly basis.

Revenues from major municipality customers accounted for the following percentages of combined operating revenues for the years ended June 30:

                                                     1995      1994
                                                     ----      ----
                         Municipality A               19%       18%
                         Municipality B                7%       10%

Municipalities accounting for 10 percent or more of combined accounts receivable at June 30, 1995 or 1994, are as follows:

                                                     1995      1994
                                                     ----      ----
                         Municipality A                4%       10%
                         Municipality B               11%       11%


3 - BUSINESS ACQUISITION

During the year ended June 30, 1994, the Companies acquired a business providing waste collection services in west Texas for approximately $2,102,000. The acquisition was financed with the proceeds from the issuance of notes payable. The acquisition was accounted for using the purchase method of accounting and, accordingly, allocation of the purchase price to the net assets acquired was based on estimated fair market values. The assets acquired included property and equipment of approximately $1,440,000 and goodwill of $662,000. The results of operations of the business acquired have been included in the combined financial statements of the Companies since the date of the acquisition. The pro forma effect of this acquisition is not material to the combined financial statements.


4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30 (in thousands):

                                                                              Depreciable
                                                  1995         1994              Lives
                                                -------      -------        ----------------
               Land                             $   867      $   876
               Building and improvements          5,990        6,004          5 to 30 years
               Landfill improvements                384            -        Life of Landfill
               Service vehicles                  17,788       16,002          5 to 7 years
               Containers                         8,715        7,634          8 to 12 years
               Office equipment and other         2,544        2,293          3 to 7 years
                                                -------      -------
                                                 36,288       32,809
               Less accumulated depreciation    (22,858)     (20,825)
                                                -------      -------
                                                $13,430      $11,984
                                                =======      =======







                                  (Continued)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
                                 (Continued)


4 - PROPERTY AND EQUIPMENT (Continued)


Depreciation for the years ended June 30, 1995 and 1994 amounted to approximately $2,819,000 and $2,263,000, respectively.

During the period from July 1, 1995 through September 7, 1995, the Companies purchased additional service vehicles at a cost of approximately $1,572,000.

5 - RELATED PARTY TRANSACTIONS

Amounts due from affiliates consist primarily of unsecured advances to certain shareholders and employees of the Companies. Collections on these advances are not anticipated during the year ending June 30, 1996.

The Companies purchase containers from an affiliated company. Such purchases amounted to approximately $856,000 and $1,118,000 for the years ended June 30, 1995 and 1994, respectively.

6 - INTANGIBLES

Intangible assets consist of the following at June 30 (in thousands):

                                                                                          Estimated
                                                         1995            1994           Useful Lives
                                                         ----            ----           ------------
                     Goodwill. . . . . . . . . . . .     $662            $662             40 years
                     Noncompete agreements . . . . .      297               -             3-5 years
                                                         ----            ----
                                                          959             662
                     Less accumulated amortization .      (55)             (4)
                                                         ----            ----
                                                         $904            $658
                                                         ====            ====



Amortization of intangibles for the years ended June 30, 1995 and 1994, amounted to approximately $51,000 and $4,000, respectively.

7 - NOTE RECEIVABLE

Note receivable at June 30, 1995 and 1994, consists of advances due from a commercial enterprise. The advances and accrued interest at 10 percent are to be repaid from future profits of the enterprise. The advances and any accrued interest mature on January 20, 2004, and are secured by equipment.

The Companies have guaranteed the future rent obligations of the commercial enterprise. Such future rent obligations amount to $236,000 at June 30, 1995.






                                  (Continued)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
                                 (Continued)

8 - LONG TERM DEBT

Long-term debt consists of the following (in thousands):

                                                                           1995               1994
                                                                        ----------         ----------
    Notes payable to banks, principal of approximately $34,000 plus interest at the banks' prime rate (9% at June 30, 1995)
    payable monthly, maturing at various dates through December
    2000, collateralized by equipment and guaranteed by certain
    stockholders of the Companies. . . . . . . . . . . . . . . . . . .   $1,417               $1,663

    Notes payable to bank, principal and interest at 7% to 7.5%
    payable in monthly installments of $35,800, maturing at various dates through May 2001, collateralized by equipment and
    guaranteed by certain stockholders of the Companies. . . . . . . .    1,734               2,491

    Notes payable to bank consisting of partial advances on term loans totaling $2,423,245 which were fully funded subsequent to
    June 30, 1995,  requiring monthly principal payments of $23,750 to $49,185 and interest at the bank's Eurodollar rate (5.8% at
    June 30, 1995) plus 2.25% until maturity on July 12, 2000, collateralized by equipment and guaranteed by a stockholder of
    the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . .    1,353               1,081





                                  (Continued)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
                                  (Continued)


8 - LONG TERM DEBT (Continued)

                                                                          1995                1994
                                                                        ----------         ----------
    Notes payable to bank, principal of $12,100 and interest
    at the bank's Eurodollar rate plus 2.25% payable monthly,
    maturing at various dates through May 2000, collateralized by accounts receivable and certain equipment and guaranteed
    by certain stockholders of the Companies. . . . . . . . . . . .       $  690              $    -

    Note obligation paid subsequent to June 30, 1995. . . . . . . .          228                   -

    Other notes payable . . . . . . . . . . . . . . . . . . . . . .           92                 652
                                                                          ------              ------

                                                                           5,514               5,887
    Less current maturities . . . . . . . . . . . . . . . . . . . .       (1,684)             (1,416)
                                                                          ------              ------

                                                                          $3,830              $4,471
                                                                          ======              ======

Maturities of long term debt, assuming full funding of the term loans had occurred as of June 30, 1995, are as follows (in thousands):

                          1996 . . . . . . . . . . . . . . . . . . . . .$    1,695
                          1997 . . . . . . . . . . . . . . . . . . . . .     1,460
                          1998 . . . . . . . . . . . . . . . . . . . . .     1,367
                          1999 . . . . . . . . . . . . . . . . . . . . .     1,063
                          2000 . . . . . . . . . . . . . . . . . . . . .       686

9 - STOCKHOLDERS' EQUITY

Common stock consists of the following authorized, issued and outstanding shares as of June 30, 1995 and 1994:

                                               Shares     Shares Issued
                                             Authorized  and Outstanding   Par Value         Amount
                                             ----------  ---------------   ---------         ------
J.C. Duncan Company, Inc. and subsidiary. .       500        375.5           $100           $37,550
Grand Prairie Disposal Company, Inc.. . . .    10,000          300           $ 10             3,000
Trashaway Services, Inc.  . . . . . . . . .   100,000       16,000           $  1            16,000
Tos-It Service Company, Inc . . . . . . . .     1,000          760         No Par               760
Wes Tex Waste Services, Inc.. . . . . . . .     1,000        1,000           $  1             1,000
                                                                                            -------
                                                                                            $58,310
                                                                                            =======






                                  (Continued)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
                                 (Continued)


10 - INCOME TAXES

Provision for income taxes consists of the following for the years ended June 30 (in thousands):

                                                1995              1994
                                                ----              ----
                Current tax provision:
                  Federal. . . . . . . . .     $1,457           $1,099
                  State. . . . . . . . . .        250              193
                                               ------           ------
                                                1,707            1,292
                                               ------           ------

                Deferred tax provision
                  (benefit):
                  Federal. . . . . . . . .         77              (23)
                  State. . . . . . . . . .         10               (3)
                                               ------           ------
                                                   87              (26)
                                               ------           ------
                                               $1,794           $1,266
                                               ======           ======

Following is a reconciliation of the statutory federal income tax rate to the actual tax rate of the Companies for the years ended June 30:

                                                      1995             1994
                                                      ----             ----
      Statutory federal income tax rate. . . . . .    34.0%            34.0%
      State income taxes, net of federal benefit .     3.8              3.5
      Change in deferred tax valuation allowance .     3.0              1.9
      Tax exempt income. . . . . . . . . . . . . .    (0.6)            (1.0)
      Other. . . . . . . . . . . . . . . . . . . .     1.2             (1.1)
                                                      ----             ----

          Effective tax rate . . . . . . . . . . .    41.4%            37.3%
                                                      ====             ====


At June 30, 1995, one of the affiliates has net operating loss carryforwards for tax purposes totaling approximately $777,000 which expire in the years 2009 and 2010.

Components of the net deferred income tax liability are as follows (in thousands):


                                                               1995             1994
                                                              ------           ------
      Deferred income tax liabilities:
        Book basis in property over tax basis. . . . . . .    $(282)           $(165)
        Book basis in inventories over tax basis . . . . .     (216)            (200)
                                                              -----            -----
                                                               (498)            (365)
                                                              -----            -----

      Deferred income tax assets:
        Nondeductible allowances for doubtful accounts . .      276              272
        Nondeductible accrued vacation . . . . . . . . . .       73               72
        Nondeductible deferred compensation. . . . . . . .       60               19
        Net operating loss carryforwards . . . . . . . . .      129               65
        Valuation allowance. . . . . . . . . . . . . . . .     (129)             (65)
                                                              -----            -----
                                                                409              363
                                                              -----            -----

                                                              $ (89)           $  (2)
                                                              =====            =====






                                  (Continued)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
                                 (Continued)



11 - COMPENSATION CONTRACTS

The Companies have entered into individual agreements with certain officers and employees to provide benefits upon retirement, disability or death of the individual. The agreements require the Companies to pay benefits equal to the cash surrender value accumulated in the life insurance policy purchased by the Companies on the individual. The retirement and disability benefits and any earnings are payable over a 15 year period commencing one month after the date of retirement or disability. The agreements further provide the Companies will commence payments of an annual set amount to the individual's designated beneficiary within twelve months from the date of death of the individual. Payments are limited to the proceeds of the life insurance policy purchased on the individual and earnings on such proceeds. The accumulated cash surrender values in the life insurance policies are included in cash value of life insurance and the amounts due under the agreements are included in deferred compensation in the accompanying combined balance sheets.

12 - EMPLOYEE BENEFIT PLANS

The Companies have a profit sharing plan covering employees which meet certain length of service requirements. Contributions to the plan are made at the discretion of the Companies' Boards of Directors. The plan also allows eligible employees to make contributions to their account pursuant to a salary reduction agreement.

The Companies have adopted a maximum premium group health insurance plan. The plan calls for the Companies to pay approximately $21 per employee each month to a third party administrator. Such payment is used to purchase stop loss insurance, group life insurance, and pay the fees of the third party administrator who processes all claims. The Companies are then responsible for paying all claims up to the stop loss limits which amount to $100,000 per year per individual or an aggregate amount equal to a maximum premium amount per employee per year. The Companies have provided for the estimate of their claims liability under the plan which management believes is adequate to cover claims incurred as of June 30, 1995 and 1994.

13 - CONTINGENCIES

The Companies are subject to extensive and evolving federal, state and local environmental laws and regulations. These laws and regulations have been enacted in response to technological advances and increased concern over environmental issues. These regulations are administered by the Environmental Protection Agency ("EPA") and various other federal, state and local environmental, transportation, health and safety agencies. The Companies have not experienced any significant regulatory problems in the past and believe that they are in substantial compliance with all applicable rules and regulations. Future environmental liabilities, if any, would be recorded in the period in which they become probable and can be reasonably estimated.







                                  (Continued)

                    J.C. DUNCAN COMPANY, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
                                 (Continued)


13 - CONTINGENCIES (Continued)

The sanitary landfills operated by the Companies are subject to the EPA's "Subtitle (D) Regulations". These regulations provide minimum design, construction and operating standards for virtually all landfills in the United States. The Subtitle (D) Regulations require every landfill to utilize the "best available technology" with respect to cell preparation and lining, leachate collection and treatment and ground water monitoring. In addition, adequate financial assurances must be provided to cover closure costs and post-closure monitoring costs for a period of up to thirty years after the landfill is closed. As a result of the above described requirements, the Companies have future financial obligations with regard to closure costs and post-closure monitoring costs associated with the disposal sites they operate. The Companies will accrue their portion of the estimated costs as airspace subject to the Subtitle (D) Regulations is consumed. As of June 30, 1995, the Companies have not consumed any airspace subject to Subtitle (D) Regulations. Accordingly, the accompanying financial statements do not include any provision for esimated costs relating to these future obligations.

The Companies are involved in certain legal actions and claims, the outcome of which, in the opinion of management based on advice of legal counsel, will not have a material impact on the combined financial position of the Companies.

Also, see Note 7.

14  - MERGER AGREEMENT

On November 11, 1995, the Companies entered into a merger agreement with Republic Industries, Inc. ("Republic") whereby Republic will acquire all of the outstanding stock of the Companies for 5,256,055 shares of Republic common stock. The merger agreement is subject to approval by Republic's stockholders and regulatory agencies and other customary closing conditions. The business combination will be accounted for utilizing the pooling-of-interests method.

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
Garbage Disposal Service, Inc.
Hickory, North Carolina


We have audited the accompanying balance sheet of Garbage Disposal Service, Inc. as of September 30, 1994, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garbage Disposal Service, Inc. as of September 30, 1994, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                               FARRIS, COOKE & ASSOCIATES, P.A.



Charlotte, North Carolina
November 22, 1994

                        GARBAGE DISPOSAL SERVICE, INC.

                                BALANCE SHEETS


                                                       June 30,        September 30,
                                                         1995              1994
                                                     -------------     -------------
                                                      (Unaudited)
                            ASSETS
                            ------

CURRENT ASSETS:
  Cash (Note A) . . . . . . . . . . . . . . . . .  $ 1,654,793         $   498,954
  Accounts receivable:
    Trade (net of allowance for doubtful
     accounts of $150,200 and $57,000
     respectively) (Note A) . . . . . . . . . . .    3,668,516           2,439,183
    Officers and employees (Note B) . . . . . . .      190,626              24,361
  Inventories (Note A). . . . . . . . . . . . . .      256,727             221,980
  Prepaid expenses. . . . . . . . . . . . . . . .      213,843              29,745
                                                   -----------         -----------
TOTAL CURRENT ASSETS. . . . . . . . . . . . . . .    5,984,505           3,214,223
                                                   -----------         -----------

PROPERTY, PLANT, MACHINERY AND EQUIPMENT
 (Notes A, F and H):
  Land and land improvements. . . . . . . . . . .      552,303             546,849
  Leasehold improvements. . . . . . . . . . . . .      614,491             525,180
  Containers, compactors and balers . . . . . . .    9,522,337           5,823,955
  Trucks, loaders and motor vehicles. . . . . . .    8,626,318           5,025,902
  Office and shop equipment . . . . . . . . . . .    1,105,647             936,702
  Recycling plant equipment . . . . . . . . . . .    1,902,277           1,924,592
  Recycling plant . . . . . . . . . . . . . . . .    1,068,837           1,068,837
  Facilities building and land. . . . . . . . . .    2,556,983                  -
                                                   -----------         -----------
    Total . . . . . . . . . . . . . . . . . . . .   25,949,193          15,852,017
  Less allowance for depreciation . . . . . . . .   (9,962,302)         (7,599,443)
                                                   -----------         -----------
PROPERTY, PLANT, MACHINERY AND EQUIPMENT,
 NET. . . . . . . . . . . . . . . . . . . . . . .   15,986,891           8,252,574
                                                   -----------         -----------

OTHER ASSETS:
  Investments . . . . . . . . . . . . . . . . . .       27,200              27,200
  Note receivable from stockholder - officer
   (Note B) . . . . . . . . . . . . . . . . . . .       43,965              43,965
  Cash surrender value of life insurance, net
   (Note C) . . . . . . . . . . . . . . . . . . .      272,864             232,259
  Intangible assets, net (Note D) . . . . . . . .    1,241,938              18,865
  Loan costs, net (Note E). . . . . . . . . . . .       17,719              18,562
  Other assets. . . . . . . . . . . . . . . . . .        1,005               3,500
  Deferred tax asset (Notes A and K). . . . . . .      297,600             151,600
                                                   -----------         -----------
TOTAL OTHER ASSETS. . . . . . . . . . . . . . . .    1,902,291             495,951
                                                   -----------         -----------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . .  $23,873,687         $11,962,748
                                                   ===========         ===========



       The accompanying notes are an integral part of these statements.

                        GARBAGE DISPOSAL SERVICE, INC.
                                BALANCE SHEETS

                                                     June 30,      September 30,
                                                       1995            1994
                                                   -------------   -------------
                                                    (Unaudited)
        LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
   Current maturities of long-term debt
    (Notes F and G) . . . . . . . . . . . . . . .  $ 2,999,646     $ 1,657,700
   Capital lease obligation (Note H). . . . . . .      142,320          16,200
   Accounts payable . . . . . . . . . . . . . . .    1,824,791       1,040,949
   Accrued compensation . . . . . . . . . . . . .      525,996         248,916
   Accrued retirement plan expense (Note I) . . .        3,134          19,547
   Other accrued expenses and liabilities . . . .      206,336         331,706
   Income taxes payable . . . . . . . . . . . . .    1,020,704         253,000
                                                   -----------     -----------
TOTAL CURRENT LIABILITIES . . . . . . . . . . . .    6,722,927       3,568,018

LONG-TERM DEBT (Notes F and G). . . . . . . . . .    9,149,507       3,508,948

CAPITAL LEASE OBLIGATION (Note H) . . . . . . . .       34,231          28,029

DEFERRED INCOME TAXES (Notes A and K) . . . . . .    2,076,480       1,126,600
                                                   -----------     -----------

TOTAL LIABILITIES . . . . . . . . . . . . . . . .   17,983,145       8,231,595
                                                   -----------     -----------

COMMITMENTS AND CONTINGENCIES
 (Notes A, G and J)

STOCKHOLDERS' EQUITY:  (Note G)
   Preferred stock:
    Class A, nonvoting, noncumulative,
     $100 par value, 4,000 shares authorized,
     3,500 issued and outstanding . . . . . . . .      350,000         350,000
    Class B, nonvoting, noncumulative,
     $100 par value, 1,000 shares authorized,
     640 issued and outstanding . . . . . . . . .       64,000          64,000
    Class C, voting, noncumulative,
     $100 par value, 500 shares authorized,
     420 issued and outstanding . . . . . . . . .       42,000          42,000
   Nonvoting, common stock, $1 par value,
     350,000 shares authorized, 279,000
     shares issued and outstanding. . . . . . . .      279,000         279,000
   Retained earnings. . . . . . . . . . . . . . .    5,155,542       2,996,153
                                                   -----------     -----------
TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . . . .    5,890,542       3,731,153
                                                   -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $23,873,687     $11,962,748
                                                   ===========     ===========




       The accompanying notes are an integral part of these statements.

                        GARBAGE DISPOSAL SERVICE, INC.

                STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                                                      Nine Months Ended June 30,
                                                      --------------------------
                                                    1995                     1994            Year Ended September 30, 1994
                                                  --------                 --------          -----------------------------
                                                                (Unaudited)
OPERATING INCOME . . . . . . . . . . . .               $21,012,452               $15,715,138                $21,917,806

DIRECT OPERATING EXPENSES (Note J) . . .  $13,015,463               $10,782,585               $14,427,207

DEPRECIATION EXPENSE (Note A). . . . . .      933,845   13,949,308      916,350   11,698,935    1,147,406    15,574,613
                                          -----------  -----------  -----------  -----------  -----------   -----------

GROSS MARGIN . . . . . . . . . . . . . .                 7,063,144                 4,016,203                  6,343,193
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES (Notes I and J). . . . . . . .    2,967,481                 2,075,832                 3,793,358

DEPRECIATION EXPENSE (Note A). . . . . .      100,170                    91,950                   128,997

AMORTIZATION EXPENSE (Notes D and E) . .       13,404    3,081,055       28,514    2,196,296       48,614     3,970,969
                                          -----------  -----------  -----------  -----------  -----------   -----------

OPERATING PROFIT . . . . . . . . . . . .                 3,982,089                 1,819,907                  2,372,224

OTHER INCOME (EXPENSES):
   Other income  . . . . . . . . . . . .      258,500                    22,801                   202,300
   Interest expense. . . . . . . . . . .     (451,950)    (193,450)    (455,053)    (432,252)    (608,744)     (406,444)
                                          -----------  -----------  -----------  -----------  -----------   -----------

INCOME BEFORE INCOME TAXES . . . . . . .                 3,788,639                 1,387,655                  1,965,780
PROVISION FOR INCOME TAXES
 (Notes A and K)
   Current . . . . . . . . . . . . . . .    1,238,250                   285,333                   400,405
   Deferred. . . . . . . . . . . . . . .      391,000    1,629,250      274,100      559,433      392,100       792,505
                                          -----------  -----------  -----------  -----------  -----------   -----------

NET INCOME . . . . . . . . . . . . . . .                 2,159,389                   828,222                  1,173,275

RETAINED EARNINGS, BEGINNING . . . . . .                 2,996,153                 1,822,878                  1,822,878
                                                       -----------               -----------                -----------

RETAINED EARNINGS, ENDING. . . . . . . .               $ 5,155,542               $ 2,651,100                $ 2,996,153
                                                       ===========               ===========                ===========



       The accompanying notes are an integral part of these statements.

                        GARBAGE DISPOSAL SERVICE, INC.

                           STATEMENT OF CASH FLOWS


                                                                                                           Year Ended
                                                                       Nine Months Ended June 30,         September 30,
                                                                          1995           1994                 1994
                                                                        --------       --------           -------------
                                                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 2,159,389   $   828,222           $ 1,173,275
   Adjustments to reconcile net income to net
    cash provided by operating activities:
     Depreciation and amortization . . . . . . . . . . . . . . . . .     1,047,323     1,036,814             1,325,017
     Increase in cash surrender value of
      life insurance . . . . . . . . . . . . . . . . . . . . . . . .       (40,605)           -                (38,339)
     (Gain) loss on disposal of machinery and equipment. . . . . . .       (14,481)       49,388               124,316
     Deferred income taxes . . . . . . . . . . . . . . . . . . . . .       411,880          (180)              392,500
     (Increase) decrease in:
       Accounts receivable . . . . . . . . . . . . . . . . . . . . .      (655,210)     (395,402)             (485,996)
       Inventories . . . . . . . . . . . . . . . . . . . . . . . . .       (34,747)      (59,568)               (3,429)
       Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . .      (184,098)       54,248                10,202
       Other assets. . . . . . . . . . . . . . . . . . . . . . . . .         2,494       (59,664)                6,918
     Increase (decrease) in:
       Accounts payable    . . . . . . . . . . . . . . . . . . . . .        48,888      (286,295)             (433,842)
       Accrued liabilities . . . . . . . . . . . . . . . . . . . . .       118,481       (62,397)              356,643
       Income taxes payable. . . . . . . . . . . . . . . . . . . . .       727,272       431,425               221,478
                                                                       -----------   -----------           -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES. . . . . . . . . . . . . .     3,586,586     1,536,591             2,648,743
                                                                       -----------   -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant, machinery
    and equipment. . . . . . . . . . . . . . . . . . . . . . . . . .    (1,888,669)     (571,305)           (1,012,876)
   Proceeds from sale of machinery and equipment . . . . . . . . . .        79,169        85,001               289,915
   Business combinations . . . . . . . . . . . . . . . . . . . . . .      (401,473)           -                     -
                                                                       -----------   -----------           -----------
NET CASH USED IN INVESTING ACTIVITIES. . . . . . . . . . . . . . . .    (2,210,973)     (486,304)             (722,961)
                                                                       -----------   -----------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings. . . . . . . . . . . . . . . . . . . . .     1,100,000       311,527               406,305
   Repayment of borrowings . . . . . . . . . . . . . . . . . . . . .    (1,306,498)   (1,495,322)           (2,042,374)
   Payments on capital lease obligations . . . . . . . . . . . . . .       (13,276)      (10,023)              (15,376)
                                                                       -----------   -----------           -----------
NET CASH USED IN FINANCING ACTIVITIES. . . . . . . . . . . . . . . .      (219,774)   (1,193,818)           (1,651,445)
                                                                       -----------   -----------           -----------

NET INCREASE IN CASH . . . . . . . . . . . . . . . . . . . . . . . .     1,155,839      (143,531)              274,337

CASH, BEGINNING. . . . . . . . . . . . . . . . . . . . . . . . . . .       498,954       224,617               224,617
                                                                       -----------   -----------           -----------

CASH, ENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 1,654,793   $    81,086           $   498,954
                                                                       ===========   ===========           ===========

SUPPLEMENTAL DISCLOSURES:
   Interest paid . . . . . . . . . . . . . . . . . . . . . . . . . .   $   439,608   $   471,845           $   624,443
   Income taxes paid . . . . . . . . . . . . . . . . . . . . . . . .       490,098       128,008               218,727
   Noncash investing and financing activities:
   Debt and capital lease obligations incurred
    in purchase of machinery and equipment . . . . . . . . . . . . .       170,810       107,075               227,262
   Debt incurred in business combinations. . . . . . . . . . . . . .     2,005,000            -                     -




       The accompanying notes are an integral part of these statements.

                        GARBAGE DISPOSAL SERVICE, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        YEAR ENDED SEPTEMBER 30, 1994

A.       SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

         OPERATIONS

         The Company is primarily engaged in the collection and transportation of commercial and residential non-hazardous waste products and the collection and processing of recyclable materials. The Company grants unsecured trade credit to customers, substantially all of whom are located in the Southeastern United States. The Company's cash is subject to risk of loss for the amounts in excess of the Federal Deposit Insurance Corporation's ("FDIC") depositor insurance limits.

         INVENTORIES

         Inventories, consisting of repair parts and fuel for the Company's trucks and recyclable materials held for resale are valued at the lower of cost (first-in, first-out method) or market. Market is computed based on current market rate less selling expenses.

         PROPERTY, PLANT, MACHINERY AND EQUIPMENT

         Property, plant, machinery and equipment are stated at cost. Depreciation is computed using the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets as follows:

                 Land improvements . . . . . . . .       15 years
                 Leasehold improvements. . . . . .  10 - 40 years
                 Containers, compactors and
                  balers . . . . . . . . . . . . .   7 - 10 years
                 Trucks, loaders and motor
                  vehicles . . . . . . . . . . . .   3 -  7 years
                 Office and shop equipment . . . .   5 -  8 years
                 Recycling plant equipment . . . .  10 - 20 years
                 Recycling plant . . . . . . . . .       30 years

         The containers, compactors and balers represent property provided to customers as part of their service contracts and have an allowance for depreciation at September 30, 1994 of approximately $2,899,000.

                        GARBAGE DISPOSAL SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS (Continued)
                        YEAR ENDED SEPTEMBER 30, 1994

         INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), use of the allowance method for uncollectible accounts receivable, and alternative minimum tax credits. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

B.       ACCOUNTS AND NOTE RECEIVABLE FROM STOCKHOLDER - OFFICER

         At September 30, 1994, the Company has $3,300 of accounts receivable from a stockholder - officer which represents accrued interest on a 10% demand note receivable.

C.       LIFE INSURANCE

         As of September 30, 1994, the Company is the beneficiary of life insurance policies on certain officers and stockholders, with face values aggregating $3,025,000. The cash surrender value of these policies totals $176,185, net of policy loans. In addition, the Company has an interest in other policies limited to the cash surrender value in the amount of $56,074, resulting in total net cash surrender value of $232,259.

D.       INTANGIBLE ASSETS

         Since 1985, the Company has acquired customer lists and covenants not to compete, when purchasing existing businesses, at a cost of $697,900. The lists and covenants are being amortized over 60 months. At September 30, 1994, accumulated amortization of such assets was $679,035.

E.       LOAN COSTS

         The Company incurred loan costs of $22,500 to obtain a loan from the Small Business Administration. The loan costs are being amortized over the life of the loan (20 years) with accumulated amortization totalling $3,938 at September 30, 1994.

                        GARBAGE DISPOSAL SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS (Continued)
                        YEAR ENDED SEPTEMBER 30, 1994


F.       LONG-TERM DEBT

         The Company has the following long-term debt outstanding at September 30, 1994:

         Various notes payable, $3,810 monthly including
         interest at 6.9% to 8.71% through August
         1999, collateralized by certain vehicles . . . . . . .   $  125,761

         Note payable to a bank, $28,750 monthly
         including interest at prime plus 1%,
         minimum of 7% through March 1998, collater-
         alized by certain vehicles and equipment
         and a stockholder's personal guarantee   . . . . . . .    1,016,376

         Note payable to a bank, $2,350 monthly
         plus interest at prime plus .50% through
         July 1995, collateralized by various
         machinery and equipment and a stockholder's
         personal guarantee  . . . . . . . . . . . . .  . . . .       21,150

         Note payable to a finance company, $56,333
         monthly including interest at 9.11% through
         May 1996, collateralized by certain vehicles
         and other related equipment, certain
         equipment and a stockholder's personal
         guarantee . . . . . . . . . . . . . . . . . . . . . . .   1,041,643

         Notes payable to a bank, $1,041 monthly
         including interest at 7.85% through April
         1997, collateralized by a certain vehicle
         and a stockholder's personal guarantee    . . . . . . .      48,098

         Note payable to a bank, $3,039 monthly
         plus interest at prime plus .50% through
         September 1997, collateralized by certain
         vehicles and other related equipment
         and a stockholder's personal guarantee    . . . . . . .     109,408

         Note payable to a bank, $1,975 monthly
         including interest at prime plus .50%
         through May 1999, collateralized by certain
         vehicles  . . . . . . . . . . . . . . . . . . . . . . .     116,841

         Notes payable to a bank, $849 monthly
         including interest at 10.5% through August 1997,
         collateralized by certain vehicles  . . . . . . . . . .       8,487

         Notes payable to a bank, $1,117 monthly
         including interest at 8.5% through August
         1997, collateralized by certain vehicles and
         a stockholder's personal guarantee  . . . . . . . . . .      34,502

                        GARBAGE DISPOSAL SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS (Continued)
                        YEAR ENDED SEPTEMBER 30, 1994



         Notes payable to a bank, $1,677 monthly
         including interest at 6.9% to 7.9% through
         August 1997, collateralized by certain autos
         and trucks and a stockholder's personal
         guarantee . . . . . . . . . . . . . . . . . . . . . . .      47,982

         Note payable to a bank, $10,380 monthly
         including interest at 9% through September
         1996, collateralized by certain vehicles and
         equipment and a stockholder's personal
         guarantee . . . . . . . . . . . . . . . . . . . . . . .     219,654

         Note payable to a bank, $21,885 monthly
         including interest at prime plus .50% through
         February 2001, collateralized by a first deed
         of trust and a stockholder's personal
         guarantee . . . . . . . . . . . . . . . . . . . . . . .     987,675

         Note payable to a governmental agency,
         $7,088 monthly including fees and interest
         at 8.952% through March 2011, collateralized
         by a second deed of trust and a stockholder's
         personal guarantee  . . . . . . . . . . . . . . . . . .     691,792

         Notes payable to a finance company, $40,735
         monthly including interest at 9.0% to 10.52%
         through March 1999, collateralized by certain
         vehicles and other related equipment,
         certain equipment and a stockholder's
         personal guarantee  . . . . . . . . . . . . . . . . . .     339,236

         Notes payable to a bank, $1,289 monthly
         including interest at 6.9% to 8% through
         May 1998, collateralized by certain
         autos and trucks and a stockholder's
         personal guarantee  . . . . . . . . . . . . . . . . . .      42,426

         Note payable to a bank, $4,060 monthly
         including interest at prime plus 1% through
         March 1999, collateralized by certain
         equipment . . . . . . . . . . . . . . . . . . . . . . .     183,814

         Various notes payable to finance companies,
         $4,104 monthly including interest at 7% to
         8.9% through October 1997, collateralized by
         certain vehicles and a stockholder's
         personal guarantee  . . . . . . . . . . . . . . . . . .     131,803
                                                                  ----------
                                                                   5,166,648

         Less current maturities   . . . . . . . . . . . . . . .   1,657,700
                                                                  ----------

         Long-term debt  . . . . . . . . . . . . . . . . . . . .  $3,508,948
                                                                  ----------

                        GARBAGE DISPOSAL SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS (Continued)
                        YEAR ENDED SEPTEMBER 30, 1994



         Maturities of long-term debt for the years ending September 30 are as follows:

                 1995 . . . . . . . . . . .  $1,657,700
                 1996 . . . . . . . . . . .   1,396,540
                 1997 . . . . . . . . . . .     806,622
                 1998 . . . . . . . . . . .     535,379
                 1999 . . . . . . . . . . .     195,617
           Thereafter . . . . . . . . . . .     574,790
                                             ----------

                                             $5,166,648
                                             ==========

G.       LOAN RESTRICTIONS

         The various loan agreements contain certain restrictive covenants which require the Company to meet certain minimum financial statement requirements and restrict certain types of transactions, including the payment of dividends to its stockholders. The Company also has a life insurance policy on a stockholder - officer with a face value of $2,000,000 with a bank as the beneficiary.

         Subsequent to year-end, the bank has waived any violations of these restrictive covenants through September 30, 1995.

H.       CAPITAL LEASE OBLIGATION

         The Company leases shop equipment and has included on the balance sheet equipment with a capitalized cost of $86,881 and a related allowance for depreciation of $19,217.

         The following is a schedule of future minimum payments required under the lease.

         Years Ended September 30,

              1995 . . . . . . . . . . . . . . .  $   19,217
              1996 . . . . . . . . . . . . . . .      14,103
              1997 . . . . . . . . . . . . . . .      10,561
              1998 . . . . . . . . . . . . . . .       6,592
                                                  ----------

         Total minimum lease payments  . . . . .      50,473

         Less amount representing
          interest . . . . . . . . . . . . . . .       6,244
                                                  ----------

         Present value of minimum lease
          payments . . . . . . . . . . . . . . .      44,229

         Less current portion of capital
          lease obligation . . . . . . . . . . .      16,200
                                                  ----------

         Noncurrent portion of capital
          lease obligation . . . . . . . . . . .  $   28,029
                                                  ==========

                        GARBAGE DISPOSAL SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS (Continued)
                        YEAR ENDED SEPTEMBER 30, 1994


I.       RETIREMENT SAVINGS PLAN

         The Company has a retirement savings plan for its employees. All employees over 20 years of age who meet the entry service requirements are eligible.

         Contributions to the plan are determined on an annual basis. The Company's minimum liability is one-half of an employee's contribution, not to exceed a certain percentage of compensation as defined by the trustees of the plan.

         Total contributions to the plan for the year ended September 30, 1994 were $65,045. Eligible employees are vested in the Company's contributions to the plan as follows:



         Years of Service          Percent Vested
         ----------------          --------------
               0-2                        0
                3                        20
                4                        40
                5                        60
                6                        80
                7                       100

         The Company may terminate the plan at will, with the assets of the plan reverting to the employees.

J.       RELATED PARTY TRANSACTIONS AND COMMITMENTS

         The Company leases its premises from two stockholders under a lease which expires in September 1999 with a monthly rent of $4,333.

         The Company leases its Morganton location from a stockholder under a 48 month lease agreement which expires in 1998 with an option to renew for two additional periods of four years each. The rent under the lease is $6,500 per month.

         The Company leases its Boone location from a stockholder under a 120 month lease agreement which expires in 2002. The rental under the lease is $6,500 a month.

         The Company leases its Atlanta facility under a lease with a stockholder which expires in 1998. The monthly rent under the lease is $22,200.

         The Company leases certain equipment and vehicles from an affiliated company under 36 month leases which expire in 1996 and 1997. The monthly rentals under these leases total $16,700.

         The Company leases certain equipment under leases with unrelated parties which are for terms of 36 to 60 months and expire by 1998. The monthly rentals under these leases total $3,193 per month.

                        GARBAGE DISPOSAL SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS (Continued)
                        YEAR ENDED SEPTEMBER 30, 1994


         The Company leases certain vehicles under leases with unrelated parties which are for 36 to 60 months and expire by 1999. The monthly rentals under these leases total $19,567 per month.

         Rental expense for the year ended September 30, 1994 under the aforementioned leases and other incidental leases was $966,784.

         Future obligations over the terms of these leases at September 30, 1994 are as follows:

              1995 . . . . . . . .      $978,000
              1996 . . . . . . . .       938,000
              1997 . . . . . . . .       689,000
              1998 . . . . . . . .       376,000
              1999 . . . . . . . .       144,000
              Thereafter . . . . .       234,000
                                      ----------

                                      $3,359,000
                                      ==========

K.       INCOME TAXES

         Income tax is reconciled to the Company's actual income tax expense for the year ended September 30, 1994 as follows:

                                                       Percent of
                                                       Pretax
                                         Amount        Income
                                         -----------   ----------
         Federal income at
          statutory rate . . . . . . .   $   975,405      49.6 %
         Benefit of AMT credits. . . .      (347,000)    (17.7)%
         State tax expense . . . . . .       160,300       8.2 %
         Non-deductible expenses . . .         3,800        .2 %
                                         -----------     -----

         Total income tax
          (benefit) expense  . . . . .   $   792,505      40.3 %
                                         ===========     =====

         Income tax expense consists of
          the following components:

         Current . . . . . . . . . . .   $   400,405
         Deferred  . . . . . . . . . .       392,100
                                         -----------

         Total income tax expense  . .
                                         $   792,505
                                         ===========

                        GARBAGE DISPOSAL SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS (Continued)
                        YEAR ENDED SEPTEMBER 30, 1994


         The Company's total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances have been presented in the Company's financial statements as follows:

         Total current deferred tax assets . . . . . . . . . .    $  151,600

         Less valuation allowance  . . . . . . . . . . . . . .             -
                                                                  ----------

         Net current deferred tax asset  . . . . . . . . . . .    $  151,600
                                                                  ==========


         Total noncurrent deferred income tax
          liability  . . . . . . . . . . . . . . . . . . . . .    $1,126,600
                                                                  ==========

         For tax return purposes, the Company has approximately $115,000 of alternative minimum tax credits available to reduce future tax liabilities with no expiration date.

L.       MAJOR CUSTOMER

         The Company had sales to a major customer of its Georgia recycling division of approximately $3,100,000, or 14% of total sales, for the year ended September 30, 1994.

M.       SUBSEQUENT EVENT (Unaudited)

         In November 1995, all of the outstanding common stock of the Company was sold to Republic Industries, Inc. ("Republic") in exchange for 3,003,000 shares of its common stock. Subsequent to this sale, the Company operates as a wholly-owned subsidiary of Republic.

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders
of the Fennell Companies

We have audited the accompanying combined balance sheet of the Fennell Companies as of December 31, 1994, and the related combined statements of income, retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Fennell Companies as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                     GAMBLE, GIVENS & MOODY P.A.





Charleston, South Carolina
November 20, 1995

                             THE FENNELL COMPANIES
                             COMBINED BALANCE SHEETS


                                    ASSETS

                                                             September 30,                      December 31,
                                                                 1995                               1994
                                                             -------------                      ------------
                                                              (unaudited)
CURRENT ASSETS

  Cash and cash equivalents. . . . . . . . . . . . . .  $ 1,222,595                        $  1,397,166
  Marketable securities  . . . . . . . . . . . . . . .            -                             252,868
  Accounts receivable (net of allowance of $285,966
     and $200,856 respectively). . . . . . . . . . . .    3,551,571                           2,996,903
  Notes receivable - current . . . . . . . . . . . . .      183,078                              91,735
  Prepaid expenses . . . . . . . . . . . . . . . . . .       69,438                             537,918
  Due from related parties . . . . . . . . . . . . . .        9,091                              26,577
  Interest receivable. . . . . . . . . . . . . . . . .            -                               4,685
  Other current assets . . . . . . . . . . . . . . . .       23,835                              87,198
  Due from stockholder . . . . . . . . . . . . . . . .       58,109                                   -
                                                         ----------                        ------------
      TOTAL CURRENT ASSETS                                             5,117,717                            5,395,050


FIXED ASSETS

  Land . . . . . . . . . . . . . . . . . . . . . . . .      967,806                             372,336
  Truck and equipment. . . . . . . . . . . . . . . . .   13,817,463                          12,384,976
  Tankers  . . . . . . . . . . . . . . . . . . . . . .      226,726                             225,274
  Automobiles. . . . . . . . . . . . . . . . . . . . .      203,554                             237,260
  Containers . . . . . . . . . . . . . . . . . . . . .    6,457,754                           5,876,370
  Office and communications equipment. . . . . . . . .    1,093,885                             895,031
  Building . . . . . . . . . . . . . . . . . . . . . .      976,486                             966,847
  Leasehold improvements . . . . . . . . . . . . . . .    1,236,809                           1,024,696
  Shop equipment . . . . . . . . . . . . . . . . . . .      244,927                             188,799
                                                         ----------                        ------------
                                                         25,225,410                          22,171,589
    Less accumulated depreciation  . . . . . . . . . .   15,015,260                          13,496,282
                                                         ----------                        ------------
      NET FIXED ASSETS                                                10,210,150                            8,675,307

OTHER ASSETS

  Investments. . . . . . . . . . . . . . . . . . . . .      123,750                                   -
  Deposits . . . . . . . . . . . . . . . . . . . . . .        8,533                             124,059
  Loans to officers for life insurance premiums. . . .      691,337                             608,747
  Marketable securities. . . . . . . . . . . . . . . .       88,350                              80,987
  Intangible assets (net of accumulated
    amortization of $1,189,482 and
    $889,294 respectively) . . . . . . . . . . . . . .    1,054,222                           1,329,410
  Organization costs . . . . . . . . . . . . . . . . .        4,877                                   -
                                                         ----------                        ------------
      TOTAL OTHER ASSETS . . . . . . . . . . . . . . .                 1,971,069                            2,143,203
                                                                     -----------                          ------------
          TOTAL ASSETS . . . . . . . . . . . . . . . .               $17,298,936                          $16,213,560
                                                                     ===========                          ============





  The accompanying notes are an integral part of these financial statements.

                            THE FENNELL COMPANIES
                           COMBINED BALANCE SHEETS


                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       September 30,                           December 31,
                                                           1995                                    1994
                                                       -------------                           ------------
                                                        (Unaudited)
    CURRENT LIABILITIES

      Current portion of long-term debt. . . . . $ 2,375,683                            $  2,475,014
      Accounts payable . . . . . . . . . . . . .   2,028,472                               1,503,951
      Accrued salaries and payroll taxes . . . .     321,588                                 166,710
      Due to related companies . . . . . . . . .         712                                  79,448
      Other current liabilities. . . . . . . . .     300,317                                 306,588
      Due to stockholders. . . . . . . . . . . .      62,859                                       -
                                                                5,089,631                                4,531,711
          TOTAL CURRENT LIABILITIES

    LONG-TERM LIABILITIES

      Long-term debt . . . . . . . . . . . . . .                5,977,506                                6,027,248
                                                             ------------                             ------------
          TOTAL LIABILITIES  . . . . . . . . . .               11,067,137                               10,558,959


    STOCKHOLDERS' EQUITY

      Common stock (Fennell Container - $1 par
        value, 100,000 shares authorized, 55,000
        shares issued and outstanding) . . . . .      55,000                                  55,000
      Common stock (Fenn-Vac - $10 par value,
        10,000 shares authorized, 900 shares
        issued and outstanding). . . . . . . . .       9,000                                   9,000
      Common stock (Fennell Waste - $100 par
        value, 2,500 shares authorized, 2,450
        shares issued and outstanding) . . . . .     242,500                                 245,000
      Common Stock ($100 par value 100,000
        shares authorized, 250 shares issued and
        outstanding) . . . . . . . . . . . . . .      25,000                                       -
      Owners equity - George W. Fennell. . . . .     504,086                                 372,336
      Additional paid-in capital . . . . . . . .         567                                     567
      Retained earnings. . . . . . . . . . . . .   5,406,473                               4,990,888
      Net unrealized (loss) on marketable
        securities . . . . . . . . . . . . . . .     (10,827)                                (18,190)
                                                 -----------                            ------------
          TOTAL STOCKHOLDERS' EQUITY . . . . . .                6,231,799                                5,654,601
                                                             ------------                             ------------
              TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY . . . . . .             $ 17,298,936                             $ 16,213,560
                                                             ============                             ============





  The accompanying notes are an integral part of these financial statements.

                            THE FENNELL COMPANIES
             COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                                  Nine Months Ended
                                                                    September 30,
                                                       ----------------------------------------                Year Ended
                                                           1995                        1994                  December 31, 1994
                                                       ------------                ------------              -----------------
                                                       (Unaudited)
    OPERATING REVENUE . . . . . . . . . . .                   $ 19,150,076                $ 16,257,391                $ 22,043,328

    EXPENSES

      Operating . . . . . . . . . . . . . .       12,095,319                   9,842,456                  13,322,807
      Selling and general and
        administrative. . . . . . . . . . .        3,815,433                   3,028,127                   3,857,549
      Depreciation and amortization . . . .        1,817,075                   1,603,204                   2,639,987
      Provision for bad debt. . . . . . . .          285,966                     288,925                      94,820
      Profit sharing. . . . . . . . . . . .                -                           -                     178,422
                                                ------------                ------------                ------------
        TOTAL OPERATING EXPENSES. . . . . .                     18,013,793                  14,762,712                  20,093,585
                                                              ------------                ------------                ------------
          OPERATING INCOME. . . . . . . . .                      1,136,283                   1,494,679                   1,949,743

    OTHER INCOME (EXPENSE)

      Minority interest income. . . . . . .            3,104                           -                           -
      Interest income . . . . . . . . . . .           89,106                      34,606                      56,199
      Dividend income . . . . . . . . . . .                -                       1,380                       1,860
      Other income. . . . . . . . . . . . .          159,390                     217,953                      68,397
      Interest expense. . . . . . . . . . .         (528,236)                   (405,532)                   (548,794)
      Gain on sale of assets. . . . . . . .           53,336                      39,108                      41,792
                                                ------------                ------------                ------------
        TOTAL OTHER INCOME (EXPENSE). . . .                       (223,300)                   (112,485)                   (380,546)
                                                              ------------                ------------                ------------
    NET INCOME. . . . . . . . . . . . . . .                        912,983                   1,382,194                   1,569,197

    RETAINED EARNINGS BEGINNING OF YEAR . .                      4,990,888                   4,112,253                   4,112,253
    DISTRIBUTIONS TO STOCKHOLDERS . . . . .                       (493,011)                   (168,420)                   (690,562)
    STOCK RETIREMENT. . . . . . . . . . . .                         (4,387)                          -                           -
                                                              ------------                ------------                ------------
    RETAINED EARNINGS, END OF YEAR. . . . .                   $  5,406,073                $  5,326,027                $  4,990,888
                                                              ============                ============                ============





  The accompanying notes are an integral part of these financial statements.

                            THE FENNELL COMPANIES
                      COMBINED STATEMENTS OF CASH FLOWS



                                                               Nine Months ended
                                                                 September 30,
                                                   ------------------------------------------                  Year ended
                                                       1995                          1994                   December 31, 1994
                                                   ------------                  ------------               -----------------
                                                                  (Unaudited)
    CASH FLOWS FROM OPERATING ACTIVITIES

      Cash received from
        customers. . . . . . . . . . . .   $ 18,298,719                  $ 15,673,130                  $ 21,419,818
      Interest and dividends
        received . . . . . . . . . . . .         93,791                        35,986                        49,901
      Other receipts . . . . . . . . . .        159,390                       217,953                        60,810
      Cash paid to suppliers
        and employees. . . . . . . . . .    (14,569,106)                  (11,762,776)                  (16,626,870)
      Interest paid. . . . . . . . . . .       (528,236)                     (405,532)                     (559,461)
      Reimbursements from
        related companies. . . . . . . .              -                             -                        36,936
                                           ------------                  ------------                  ------------
          NET CASH PROVIDED BY
            OPERATING ACTIVITIES . . . .                  $  3,454,558                  $  3,758,761                  $  4,381,134

    CASH FLOWS FROM INVESTING ACTIVITIES

      Sale of investment
        securities . . . . . . . . . . .        252,868                             -                             -
      Purchase of investment
        securities . . . . . . . . . . .              -                             -                      (249,395)
      Received from
        stockholders . . . . . . . . . .         62,859                        19,289                        52,192
      Payments received on
        notes receivable . . . . . . . .              -                        18,433                         3,450
      Cash payments for
        purchase of fixed
        assets . . . . . . . . . . . . .     (2,883,411)                   (3,993,957)                   (4,816,622)
      Loans to officers for
        life insurance
        premiums . . . . . . . . . . . .        (82,590)                            -                       (95,383)
      Deposits . . . . . . . . . . . . .              -                       (48,942)                     (105,287)
      Cash proceeds from
        sale of fixed
        assets . . . . . . . . . . . . .         71,804                       109,307                        89,566
      Additions to notes
        receivable . . . . . . . . . . .        (91,343)                       (6,500)                       (6,500)
      Advances to
        shareholders . . . . . . . . . .        (58,109)                            -                             -
      Purchase of
        minority interest. . . . . . . .        (15,359)                            -                             -
      Organizational
        costs. . . . . . . . . . . . . .         (4,877)                            -                             -
                                           ------------                  ------------                  ------------
          NET CASH USED IN
            INVESTING ACTIVITIES . . . .     (2,748,158)                   (3,902,370)                   (5,127,979)

    CASH FLOWS FROM FINANCING ACTIVITIES

      Proceeds from issuance
        of stock . . . . . . . . . . . .         25,000                             -                             -
      Proceeds from issuance
        of long-term debt. . . . . . . .      1,851,343                     3,051,754                     4,136,008
      Principal payments on
        long-term debt . . . . . . . . .     (2,375,416)                   (1,808,499)                   (2,451,563)
      Distributions to
        stockholders . . . . . . . . . .       (375,011)                     (168,420)                     (690,562)
      Stock redemption . . . . . . . . .         (6,887)                            -                             -
                                           ------------                  ------------                  ------------
          NET CASH PROVIDED BY
            (USED IN) FINANCING
            ACTIVITIES . . . . . . . . .                      (880,971)                    1,074,835                       993,883
                                                          ------------                  ------------                  ------------
    NET INCREASE IN CASH AND
      CASH EQUIVALENTS . . . . . . . . .                      (174,571)                      931,226                       247,038

    CASH AND CASH EQUIVALENTS,
      BEGINNING OF YEAR. . . . . . . . .                     1,397,166                     1,150,128                     1,150,128
                                                          ------------                  ------------                  ------------
    CASH AND CASH EQUIVALENTS,
      END OF YEAR. . . . . . . . . . . .                  $  1,222,595                  $  2,081,354                  $  1,397,166
                                                          ============                  ============                  ============





  The accompanying notes are an integral part of these financial statements.

                            THE FENNELL COMPANIES
                      COMBINED STATEMENTS OF CASH FLOWS


                                                                Nine Months ended September 30,       Year ended
                                                                    1995               1994       December 31, 1994
                                                                 ----------         ----------    -----------------
                                                                          (unaudited)
    RECONCILIATION OF NET INCOME TO NET CASH PROVIDED
      BY OPERATING ACTIVITIES:

      NET INCOME . . . . . . . . . . . . . . . . . . . . . .              $  912,983              $1,382,194             $1,569,197

      Adjustments to reconcile net income to net cash provided by operating activities:

        Provision for bad debt . . . . . . . . . . . . . . .  $  285,966               $  288,925            $   94,820
        Depreciation . . . . . . . . . . . . . . . . . . . .   1,827,853                1,585,394             2,216,245
        Amortization . . . . . . . . . . . . . . . . . . . .     275,188                  306,735               423,743
        Income from minority interest. . . . . . . . . . . .      (3,104)                       -                     -
        (Gain) on sale of assets . . . . . . . . . . . . . .     (53,336)                 (39,108)              (41,792)
        (Increases) decreases in assets:
          Accounts receivable. . . . . . . . . . . . . . . .    (851,357)                (873,186)             (702,991)
          Prepaid expenses . . . . . . . . . . . . . . . . .     397,685                  236,755               (69,001)
          Interest receivable. . . . . . . . . . . . . . . .       4,685                        -                (4,685)
          Other current assets . . . . . . . . . . . . . . .      70,860                    5,957               (63,479)
          Due from related companies . . . . . . . . . . . .     (61,250)                   9,338                17,146
        Increases (decreases) in liabilities:
          Accounts payable . . . . . . . . . . . . . . . . .     615,612                  920,941               814,683
          Accrued salaries and payroll taxes . . . . . . . .     154,878                  147,168                29,543
          Due to related companies . . . . . . . . . . . . .           -                        -               100,398
          Other current liabilities. . . . . . . . . . . . .    (122,105)                (212,352)               (2,693)
                                                              ----------               ----------            ----------
        TOTAL ADJUSTMENTS. . . . . . . . . . . . . . . . . .               2,541,575               2,376,567              2,811,937
                                                                          ----------              ----------             ----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES. . . . . . . .              $3,454,558              $3,758,761             $4,381,134
                                                                          ==========              ==========             ==========

    SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
      FINANCING ACTIVITIES

        Acquisition of business assets by assumption of debt
          as described in note X . . . . . . . . . . . . . .              $        -              $1,500,000             $1,500,000

        Increase in value of marketable securities . . . . .              $    7,363              $    7,751             $      775
        Decrease in value of marketable securities . . . . .              $        -              $        -             $        -
        Land purchased by shareholder included
          in combined balance sheet. . . . . . . . . . . . .              $  131,750              $        -             $        -
        Land purchased by issuing a mortgage . . . . . . . .              $  375,000              $        -             $        -
        Equipment on which the company had a deposit
          was transformed to a new company in exchange
          for a minority interest ownership in the company .              $  105,287              $        -             $        -





  The accompanying notes are an integral part of these financial statements.

                             THE FENNELL COMPANIES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


I.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL - Fennell Container Co., Inc., Fenn-Vac, Inc. and Fennell Waste Systems, Inc. (the "Fennell Companies") are separate but related companies controlled by George W. Fennell and under common management which have agreed to merge with Republic Industries, Inc. (See Note XII.) This summary of significant accounting policies of the Fennell Companies is to assist in understanding the combined financial statements. The combined financial statements and notes are the representation of the companies' management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the combined financial statements.

COMBINATION POLICY - The accompanying combined financial statements include the accounts of the following companies:


      NAME                                 LOCATION                 BUSINESS ACTIVITY
      ----                                 --------                 -----------------
      Fennell Container Co., Inc.          Charleston, SC           Waste collection, hauling and
                                                                     recycling
      Fennell Waste Systems, Inc.          Greer, SC                Waste collection and hauling
      Fenn-Vac, Inc.                       Charleston, SC           Containment, clean-up and
                                                                     hauling of hazardous and
                                                                     non-hazardous waste

All significant intercompany transactions have been eliminated in the combination.

The companies grant credit to customers and, generally, no collateral is required.

CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the companies consider all short-term debt securities purchased with an original maturity of three months or less to be cash equivalents.

FIXED ASSETS - Fixed assets are stated at cost. Depreciation has been provided by using straight-line or declining balance methods for financial reporting purposes and accelerated cost recovery methods for federal income tax purposes. Assets are depreciated over their estimated useful lives.

                             THE FENNELL COMPANIES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


INCOME TAXES - The companies, with the consent of their shareholders, have elected under the Internal Revenue Code to be S corporations. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the corporation's taxable income. Therefore, no provision or liability for federal and state income taxes has been included in the combined financial statements.

INTANGIBLE ASSETS - Intangible assets consist of values assigned to contract rights ($1,218,704), the excess of cost over the assigned value of net assets acquired ($130,000), and non-compete covenants ($870,000).

Intangibles are being amortized on a straight-line basis over their estimated useful lives: seven years for contract rights; six years for the excess of cost over value of net assets acquired; and the periods of the covenants for such covenants.

II.        MARKETABLE SECURITIES

Marketable securities held as available for sale are recorded at fair value. Realized gains and losses are recorded in the statement of income and retained earnings in the period they are earned. Unrealized gains and losses are recognized as a component of stockholders' equity.

Cost and fair value of marketable debt and equity securities at December 31, 1994 are as follows:

                                                                Gross Unrealized
                                          Amortized             ----------------              Fair
                                            Cost              Gains         (Losses)          Value
                                          ---------           -----         --------          -----
     Available for Sale:
       Equity Securities                  $  99,177            - -          ($18,190)        $  80,987
       U.S. Government                      505,271            - -             - -             505,271
                                          ---------          -------        --------         ---------
                                          $ 604,448            - -          ($18,190)        $ 586,258
                                          ---------          -------        --------         ---------

The fair values are included in the accompanying balance sheet under the following captions:

                 Cash and cash equivalents                          $ 252,403
                 Marketable securities - current                      252,868
                 Marketable securities - other assets                  80,987
                                                                    ---------
                                                                    $ 586,258
                                                                    ---------

U.S. Government securities mature in 1995. The change in net unrealized holding losses on securities available for sale in the amount of $775 has been charged to stockholders' equity for the year ended December 31, 1994.

                             THE FENNELL COMPANIES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


III.       DEPOSIT

Fenn-Vac, Inc. has a $105,287 deposit on equipment that was not in service at year end.


IV.        NOTES RECEIVABLE

Notes receivable consist of the following:

        Unsecured notes from various
        employees with interest rates and
        monthly payments ranging from 10% to
        12% and $25 to $100, respectively.                                   $    6,550

        Unsecured note from ECO Services,
        Inc. (a related company) with interest of
        5.5 % payable annually and principal
        payable on demand after July 2, 1995.                                    85,185
                                                                             ----------

         Notes receivable - current                                          $   91,735
                                                                             ----------


V.       LONG-TERM DEBT

Long-term notes payable consist of the following:

        Notes payable in monthly installments
        totaling $266,659 as of December 31,
        1994 including interest ranging from
        6% to 9.5%, collateralized by certain
        property and equipment.                                              $ 8,502,262

         Less current portion                                                  2,475,014
                                                                             -----------

Long-term debt                                                               $ 6,027,248
                                                                             -----------

                             THE FENNELL COMPANIES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


Maturities of long-term debt are as follows:

YEAR ENDED DECEMBER 31,
         1995                                                    $  2,475,014
         1996                                                       2,113,492
         1997                                                       1,750,170
         1998                                                       1,448,383
         1999                                                         715,203
                                                                 ------------
                                                                 $  8,502,262
                                                                 ------------

The companies have loan commitments totaling $ 2,500,000 from NationsBank of which $297,965 was unused at December 31, 1994. Loans with varying interest rates are made for the purchase of equipment and the loans are collateralized by the equipment. These are annual commitments and expire in April 1995.

The loan agreements with the bank include various covenants typical to such agreements, including meeting certain financial benchmarks, limits on capital spending, and prohibitions against additional debt, pledges of assets, and changes in ownership and management. Additionally, Fennell Container Co., Inc. and certain stockholders have guaranteed substantially all indebtedness.


VI.        PROFIT- SHARING PLAN

The companies have qualified contributory profit-sharing plans for all eligible employees. The plans provide for contributions by the companies in amounts determined annually at the discretion of the stockholders. Contributions totaled $172,000 for the year.


VII.       RELATED PARTY TRANSACTIONS

Related parties for financial statement purposes at December 31, 1994 include Fenn-E-Let, Inc., ECO Services, Inc. and ECO Services of S.C., Inc. which are owned in part by certain shareholders of the Fennell Companies.

         A. Fennell Container Co., Inc. manages ECO Services of S.C., Inc. $102,946 is included in operating revenues for this service.

         B. Fennell Container Co., Inc. holds a note from ECO Services, Inc., (See note IV.)

         C. Fennell Container Co., Inc. maintains a bank account for a medical benefit plan covering the employees of the Fennell Companies and Fenn-E-Let, Inc. (See note VIII.)

                             THE FENNELL COMPANIES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


         D. There are no repayment terms or interest provisions for the receivables from or payables to related companies. Management anticipates settlement of these accounts within a 12 month period.

         E. Included in long-term debt are unsecured notes payable to a stockholder. These notes bear interest at 7.5% to 7.75% and have monthly payments of $26,566 including interest. Balances of the notes at December 31, 1994 are $852,720.

         F. Fennell Container Co., Inc. has made interest free loans to the Irrevocable Trust of George W. Fennell for the purpose of paying life insurance policy premiums. The loans are collateralized by an assignment of the life insurance policies.

         G. Fenn-Vac, Inc. has made interest free loans to its stockholders to pay the premiums on life insurance policies. These policies are to be used to finance certain provisions of buy-sell agreements upon the death of any officer. The loans are collateralized by assignments for the policies.


VIII.      CONTINGENCIES

The Fennell Companies, in conjunction with Fenn-E-Let, Inc., have an employee medical benefit plan to self-insure employees. Each company is liable for $15,000 per individual employee with total aggregate expenses for all companies, including Fenn-E-Let, Inc., not to exceed $400,000 annually.
Amounts above such expenses are covered by stop-loss insurance. All employees are covered and are required to contribute $15 to $35 per week, depending on coverage. Expenses incurred under this plan were $313,046 for 1994. Fennell Container Co., Inc. maintains the bank account for this plan and the account balance of $91,062 is included in cash and cash equivalents. Receivables and liabilities relating to this bank account from Fenn-E-Let, Inc. are included in "Due From / To Related Companies".

Fennell Container Co., Inc. has guaranteed loans from NationsBank to Fenn-E-Let, Inc. The outstanding balance of the loans as of December 31, 1994 is $181,285.

Russell E. Perkins, Jr., a former 11.11% shareholder in Fenn-Vac, Inc. and a former 7% shareholder in Fennell Waste Systems, Inc. has asserted a claim against the Companies and the shareholders in connection with the proposed merger (Note XII). Randall Cook, a former 2% shareholder in Fennell Waste Systems, Inc. has asserted a similar claim on similar grounds. No amounts have been asserted with either claim.

                             THE FENNELL COMPANIES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


IX.      CONCENTRATIONS OF CREDIT RISK

At December 31, 1994, the carrying amount of the companies' bank deposits was $1,138,036 and the bank balance was $1,082,294. Of the bank balance, $300,000 was covered by FDIC insurance and $782,294 was uninsured.


X.         PURCHASE OF BUSINESS ASSETS

On March 31, 1994, Fennell Container Co., Inc. purchased the assets of SCA Services of South Carolina, Inc., a wholly owned subsidiary of Waste Management of North America, Inc. The purchase price was allocated as follows:

         Equipment                                                           $     900,000
         Contracts                                                                 750,000
         Goodwill                                                                  100,000
         Non-compete covenant                                                      250,000
         Fees and associated costs                                                  10,345
                                                                             -------------
                                                                             $   2,010,345
                                                                             -------------

         Bank note                                                           $   1,500,000
         Credit from seller for prepaids and pro rata accounts                       4,480
         Cash outlay                                                               505,865
                                                                             -------------
                                                                             $   2,010,345
                                                                             -------------

The statement of income and retained earnings and cash flows for the year ended December 31, 1994 include the operations of this business from March 31, 1994 through December 31, 1994.

                             THE FENNELL COMPANIES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS


XI.      RECONCILIATION OF RETAINED EARNINGS

         Accumulated Adjustments Accounts
           Balance, January 1, 1994                                          $  1,011,679
           Taxable income                                                       1,157,195
           Nondeductible expenses                                                 (66,184)
           Distribution to stockholders                                          (690,562)
                                                                             ------------

           Balance, December 31, 1994                                           1,412,128
                                                                             ------------

         Accumulated Earnings and Profits, December 31, 1994                    3,432,794
                                                                             ------------

         Tax Temporary Adjustments
           Balance, January 1, 1994                                              (244,803)
           Net additions (reductions)                                             390,769
                                                                             ------------

           Balance, December 31, 1994                                             145,966
                                                                             ------------

         Retained Earnings, December 31, 1994                                $  4,990,888
                                                                             ------------


XII.       SUBSEQUENT EVENT

On November 13, 1995, the stockholders of the Fennell Companies entered into a merger agreement with Republic Industries, Inc. ("Republic"). Under this agreement, the stockholders will exchange their interest in the Fennell Companies for stock in Republic and the Fennell Companies will survive as wholly owned subsidiaries of Republic. It is proposed that this merger, when consummated, will be accounted for under the pooling-of-interests method of accounting.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders of
    Cana First Corporation d/b/a Scott Security Systems and affiliates:

We have audited the accompanying combined balance sheet of Cana First Corporation d/b/a Scott Security Systems; Scott Alarm of Birmingham, Inc.; Scott Alarm of Charlotte, Inc.; Scott Alarm of Cocoa, Inc.; Scott Alarm of Fort Myers, Inc.; Scott Alarm of Gainesville, Inc.; Scott Alarm of Jensen Beach, Inc.; Scott Alarm of Lakeland, Inc.; Scott Alarm of Nashville, Inc.; Scott Alarm of Orlando, Inc.; Scott Alarm of Sarasota, Inc.; Scott Alarm of Savannah, Inc.; Scott Alarm of St. Augustine, Inc.; Scott Alarm of Tallahassee, Inc.; Scott Alarm of Tampa Bay, Inc.; Scott Alarm of West Palm Beach, Inc.; and TATS Corporation of Jax d/b/a Scott Alarm Home Office (collectively, "Scott Security Systems"; all Florida corporations affiliated through common ownership) as of December 31, 1994, and the related combined statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scott Security Systems as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP





Fort Lauderdale, Florida,
     November 30, 1995.

                             SCOTT SECURITY SYSTEMS

                             COMBINED BALANCE SHEETS



                                                                                    September 30,        December 31,
                                                                                        1995                 1994
                                                                                        ----                 ----
                                     ASSETS
                                     ------                                          (Unaudited)
CURRENT ASSETS:
       Cash   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   752,932           $    453,723
       Accounts receivable, net of allowance for doubtful accounts of $115,462
         (unaudited) and $60,550, respectively. . . . . . . . . . . . . . . . . .        706,786                723,320
       Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        153,527                215,935
       Current portion of deferred installation costs . . . . . . . . . . . . . .      4,732,174              2,359,976
       Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        236,139                 21,977
                                                                                     -----------           ------------

             Total current assets . . . . . . . . . . . . . . . . . . . . . . . .      6,581,558              3,774,931
                                                                                     -----------           ------------

PROPERTY AND EQUIPMENT, net   . . . . . . . . . . . . . . . . . . . . . . . . . .        493,040                401,878
                                                                                     -----------           ------------

OTHER ASSETS:
       Deferred installation costs  . . . . . . . . . . . . . . . . . . . . . . .     27,157,083             21,832,849
       Intangible asset, net of accumulated amortization of $ 308,593 (unaudited)
         and $212,462, respectively . . . . . . . . . . . . . . . . . . . . . . .        332,279                428,410
       Net deferred income tax asset  . . . . . . . . . . . . . . . . . . . . . .                               309,968
       Security deposits and other. . . . . . . . . . . . . . . . . . . . . . . .         92,376                 75,032
                                                                                     -----------           ------------

             Total other assets . . . . . . . . . . . . . . . . . . . . . . . . .     27,581,738             22,646,259
                                                                                     -----------           ------------

             Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $34,656,336           $ 26,823,068
                                                                                     ===========           ============

                         LIABILITIES AND SHAREHOLDERS' DEFICIT
                         -------------------------------------

CURRENT LIABILITIES:
       Accounts payable   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   946,405           $  1,908,370
       Accrued expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,267,303              1,236,147
       Customer deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        244,491                378,477
       Due to shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .         44,254                 25,704
       Current portion of deferred revenue  . . . . . . . . . . . . . . . . . . .     18,623,322             10,024,746
       Current portion of long-term debt  . . . . . . . . . . . . . . . . . . . .        259,484                 27,006
       Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . . . . .        243,451                      -
                                                                                     -----------           ------------
             Total current liabilities  . . . . . . . . . . . . . . . . . . . . .     21,628,710             13,600,450
                                                                                     -----------           ------------

LONG-TERM LIABILITIES:
       Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17,030,162             20,352,888
       Long-term debt, net of current portion . . . . . . . . . . . . . . . . . .      2,291,660                115,289
       Net deferred income tax liability  . . . . . . . . . . . . . . . . . . . .         52,411                      -
                                                                                     -----------           ------------
             Total long-term liabilities  . . . . . . . . . . . . . . . . . . . .     19,374,233             20,468,177
                                                                                     -----------           ------------

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS' DEFICIT (Note 6):
       Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17,590                 17,590
       Additional paid-in capital   . . . . . . . . . . . . . . . . . . . . . . .      1,215,091              1,215,091
       Accumulated deficit    . . . . . . . . . . . . . . . . . . . . . . . . . .     (7,579,288)            (8,478,240)
                                                                                     -----------           ------------

             Total shareholders' deficit. . . . . . . . . . . . . . . . . . . . .     (6,346,607)            (7,245,559)
                                                                                     -----------           ------------

             Total liabilities and shareholders' deficit  . . . . . . . . . . . .    $34,656,336           $ 26,823,068
                                                                                     ===========           ============

            The accompanying notes to combined financial statements
                    are an integral part of this statement.

                             SCOTT SECURITY SYSTEMS

                          COMBINED STATEMENTS OF OPERATIONS



                                                                                                     Year Ended
                                                           Nine Months Ended September 30,          December 31,
                                                           -------------------------------          ------------
                                                                1995             1994                    1994
                                                                ----             ----                    ----
                                                                      (Unaudited)
INSTALLATION, MONITORING AND SERVICE REVENUE . . . . . .    $15,372,432       $ 8,614,598             $ 12,930,773

INSTALLATION, MONITORING AND SERVICE COST OF SALES . . .      4,152,222         3,845,170                5,249,521
                                                            -----------       -----------             ------------

           Gross margin  . . . . . . . . . . . . . . . .     11,220,210         4,769,428                7,681,252

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES   . . . . .      8,613,238         6,356,475                9,051,505
                                                            -----------       -----------             ------------

           Income (loss) from operations . . . . . . . .      2,606,972        (1,587,047)              (1,370,253)

INTEREST EXPENSE . . . . . . . . . . . . . . . . . . . .        227,800            27,207                   34,749
                                                            -----------       -----------             ------------

           Income (loss) before income tax provision  . .     2,379,172        (1,614,254)              (1,405,002)

INCOME TAX PROVISION   . . . . . . . . . . . . . . . . .        317,684           193,223                  310,861
                                                            -----------       -----------             ------------

           Net income (loss) . . . . . . . . . . . . . .      2,061,488        (1,807,477)              (1,715,863)

UNAUDITED PRO FORMA ADJUSTMENT TO REFLECT THE PROVISION
    (BENEFIT) ON INCOME TAXES ON S-CORPORATION EARNINGS
    (LOSSES) (Note 1)    . . . . . . . . . . . . . . . .        633,985          (838,925)                (872,862)
                                                            -----------       -----------             ------------

           Unaudited pro forma net income (loss)
            (Note 1)   . . . . . . . . . . . . . . . . .    $ 1,427,503       $  (968,552)            $   (843,001)
                                                            ===========       ===========             ============





            The accompanying notes to combined financial statements
                    are an integral part of this statement.

                             SCOTT SECURITY SYSTEMS


                   COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1994





                                                      Additional
                                         Common        Paid-In         Accumulated
                                         Stock         Capital           Deficit             Total
                                        -------       ----------      ------------        ------------
BALANCE, December 31, 1993 . . . . .    $12,100       $  688,941      $ (4,448,887)       $ (3,747,846)

   Issuances of common stock . . . .      5,490          526,150             -                 531,640

   Net loss  . . . . . . . . . . . .       -               -            (1,715,863)         (1,715,863)

   Shareholder distributions . . . .       -               -            (2,313,490)         (2,313,490)
                                        -------       ----------      ------------        ------------

BALANCE, December 31, 1994   . . . .    $17,590       $1,215,091      $ (8,478,240)       $ (7,245,559)
                                        =======       ==========      ============        ============




            The accompanying notes to combined financial statements
                    are an integral part of this statement.

                             SCOTT SECURITY SYSTEMS


                        COMBINED STATEMENTS OF CASH FLOWS



                                                                              Nine Months Ended
                                                                                September 30,
                                                                       ---------------------------------       Year Ended
                                                                            1995              1994          December 31, 1994
                                                                       --------------     --------------    -----------------
                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . .   $    2,061,488     $   (1,807,477)    $   (1,715,863)
    Adjustments to reconcile net income to net cash provided
        by operating activities-
            Depreciation and amortization  . . . . . . . . . . . . .          200,508            251,494            391,729
            Provision for doubtful accounts  . . . . . . . . . . . .           54,912             34,869             46,624
            Deferred income tax provision  . . . . . . . . . . . . .          362,379            131,423            290,287
            Changes in assets and liabilities:
                Increase in accounts receivable  . . . . . . . . . .          (38,378)          (121,936)          (227,300)
                Decrease in inventory  . . . . . . . . . . . . . . .           62,408            205,312            179,240
                Increase in security deposits and other  . . . . . .         (231,508)          (157,906)           (12,087)
                Increase in accounts payable and accrued expenses  .         (639,236)           880,818          1,561,527
                Increase in customer deposits  . . . . . . . . . . .         (133,986)            32,215            147,768
                                                                       --------------     --------------     --------------
          Net cash provided by (used in) operating activities  . . .        1,698,587           (551,188)           661,925
                                                                       --------------     --------------     --------------
CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchases of property and equipment  . . . . . . . . . . . . . .         (195,539)          (125,322)          (142,101)
    Capitalized installation costs . . . . . . . . . . . . . . . . .       (7,696,433)        (9,669,498)       (14,145,961)
                                                                       --------------     --------------     --------------
          Net cash used in investing activities. . . . . . . . . . .       (7,891,972)        (9,794,820)       (14,288,062)
                                                                       --------------     --------------     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from issuance of common stock . . . . . . . . . . . . .                -            300,000            300,000
    Proceeds from borrowings from shareholders . . . . . . . . . . .        2,379,279                  -             25,704
    Proceeds from financing arrangements . . . . . . . . . . . . . .        5,275,851         11,707,285         15,729,016
    Repayment of long-term debt  . . . . . . . . . . . . . . . . . .                -            (13,123)           (68,163)
    Shareholder distributions    . . . . . . . . . . . . . . . . . .       (1,162,536)        (1,525,621)        (2,313,490)
                                                                       --------------     --------------     --------------
          Net cash provided by financing activities  . . . . . . . .        6,492,594         10,468,541         13,673,067
                                                                       --------------     --------------     --------------
NET INCREASE IN CASH   . . . . . . . . . . . . . . . . . . . . . . .          299,209            122,533             46,930

CASH AT BEGINNING OF PERIOD  . . . . . . . . . . . . . . . . . . . .          453,723            406,793            406,793
                                                                       --------------     --------------     --------------
CASH AT END OF PERIOD  . . . . . . . . . . . . . . . . . . . . . . .   $      752,932     $      529,326     $      453,723
                                                                       ==============     ==============     ==============

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
    Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      202,705     $       62,856     $       78,719
                                                                       ==============     ==============     ==============

    Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .   $            -     $        6,682     $        6,682
                                                                       ==============     ==============     ==============





            The accompanying notes to combined financial statements
                    are an integral part of this statement.

                             SCOTT SECURITY SYSTEMS


                     NOTES TO COMBINED FINANCIAL STATEMENTS



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      (a)  Principles of Combination-

The combined financial statements include the accounts of Cana First Corporation d/b/a Scott Security Systems; Scott Alarm of Birmingham, Inc.; Scott Alarm of Charlotte, Inc.; Scott Alarm of Cocoa, Inc.; Scott Alarm of Fort Myers, Inc.; Scott Alarm of Gainesville, Inc.; Scott Alarm of Jensen Beach, Inc.; Scott Alarm of Lakeland, Inc.; Scott Alarm of Nashville, Inc.; Scott Alarm of Orlando, Inc.; Scott Alarm of Sarasota, Inc.; Scott Alarm of Savannah, Inc.; Scott Alarm of St. Augustine, Inc.; Scott Alarm of Tallahassee, Inc.; Scott Alarm of Tampa Bay, Inc.; Scott Alarm of West Palm Beach, Inc.; and TATS Corporation of Jax d/b/a Scott Alarm Home Office (collectively, "Scott Security Systems" or the "Companies"), which are affiliated through common ownership.

All material intercompany transactions between the Companies have been eliminated.

In the opinion of management, the unaudited combined financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the combined financial position of the Companies at September 30, 1995, and the combined results of their operations and cash flows for the nine months ended September 30, 1995 and 1994.

      (b)  Revenue Recognition-

The Companies install, monitor and service security alarm systems sold under monitoring agreements with a three year base term. Upon installation, the Companies generally sell their interest in the initial three year base term of the monitoring agreements to a third party finance company on a non-recourse basis after 30 days from the time of the sale. The Companies retain the obligation to provide monitoring services over the three year term. The Companies' interest in the customer accounts transfers back to the Companies upon voluntary customer renewal after the expiration of the three year base term. Installation, monitoring and service revenue under the monitoring agreements are recognized as earned over the life of the contract.

      (c)  Allowance for Doubtful Accounts-

Amounts determined to be uncollectible by management are provided for in the financial statements in the period in which such determination is made.

      (d)  Inventories-

Inventories consist primarily of parts used in installation and servicing. Inventories are stated at the lower of cost or market, with cost being determined using the specific identification method.

      (e)  Property and Equipment-

Property and equipment are recorded at cost. Depreciation is computed using accelerated methods for all major asset classes utilizing the following useful lives:

            Computers and office equipment . . . . . . . . .          5 years
            Vehicles . . . . . . . . . . . . . . . . . . . .          5 years
            Furniture and fixtures . . . . . . . . . . . . .          7 years
            Building improvements  . . . . . . . . . . . . .      10-15 years

Repairs and maintenance costs are expensed as incurred.

Depreciation and amortization expense on property and equipment was approximately $264,000 in 1994.

      (f)  Deferred Installation Costs-

The Companies install, monitor and service security alarm systems sold under monitoring agreements with a three year base term. The direct cost of equipment, commissions and labor associated with system installations are deferred and amortized as a cost of sales on a straight-line basis over the estimated customer life of eight years.

      (g)  Income Taxes-

With the exception of Cana First Corporation, the Companies have elected S-Corporation status (the "S-Corp. Companies") for income tax reporting purposes. Accordingly, income or loss and the related differences that arise in the recording of income and expense items for financial reporting and income tax reporting purposes are included in the individual tax returns of the shareholders of the S-Corp. Companies. The unaudited pro forma adjustment to reflect income taxes on S-Corporation earnings included in the accompanying combined statement of income is for informational purposes only. Such unaudited pro forma income taxes have been provided to yield an overall estimated pro forma income tax rate of 40 percent.

Cana First Corporation, a C-Corporation since its inception, accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Accordingly, deferred income taxes have been provided for the effect of temporary differences between the income tax bases of assets and liabilities and their reported amounts on the combined financial statements (see Note 4).

For the nine months ended September 30, 1995 and 1994, income taxes have been provided based upon Cana First Corporation's anticipated effective annual income tax rate.

Upon closing of the merger transactions described in Note 7, the S-Corp. Companies will no longer be eligible for S-Corporation status. At that time, deferred income taxes will be recorded in accordance with SFAS No. 109. Although the ultimate amount is not presently determinable, if deferred taxes were recorded at September 30, 1995, the accumulated deficit would be reduced by approximately $1,600,000 (unaudited).

      (h)  Intangible Assets-

Intangible assets reflect the fair value of the right granted by the majority shareholder to certain new Companies which were opened to conduct business under the Scott Security Systems name in exchange for common stock issued to such majority shareholder. The right allows each new Company to utilize the services and resources related to the product name. The intangible asset for each Company is valued utilizing the estimated fair value of equity shares issued. The intangible assets are being amortized over a period of five years. Amortization expense for intangible assets was approximately $128,000 in 1994.

(2)  PROPERTY AND EQUIPMENT, net:

Property and equipment, net, as of December 31, 1994, consist of the following:

                Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  396,046
                Computers and office equipment . . . . . . . . . . . . . . . . .        203,004
                Furniture and fixtures . . . . . . . . . . . . . . . . . . . . .        170,176
                Building improvements  . . . . . . . . . . . . . . . . . . . . .         81,413
                                                                                     ----------

                                                                                        850,639

                Less:  Accumulated depreciation and amortization   . . . . . . .       (448,761)
                                                                                     ----------

                                                                                     $  401,878
                                                                                     ==========

(3)  LONG-TERM DEBT:

At December 31, 1994, the Company had the following long-term indebtedness outstanding:

                Capital lease obligation to the Cit Group dated
                   November 12, 1993, at an interest rate of
                   8.99%, payable in monthly installments of $1,066,
                   due November 12, 2008, collateralized by certain
                   property and equipment of the Companies. . . . . . . . . . . .    $  101,353

                Other office equipment and vehicle capital lease
                   obligations dated 1991-1994, at interest rates
                   of 8.00% to 16.93%, payable monthly, maturing
                   through May 1999, collateralized by certain office
                   equipment and vehicles of the Companies. . . . . . . . . . . .        40,942
                                                                                     ----------

                                                                                        142,295
                Less:  current portion  . . . . . . . . . . . . . . . . . . . . .       (27,006)
                                                                                     ----------

                                                                                     $  115,289
                                                                                     ==========

The carrying value of the equipment purchased under the capital leases approximates the amount of the lease obligations (see Note 5).

(4)  INCOME TAXES:

The components of the income tax provision, which primarily represents federal taxes, are as follows (in thousands):

                Current  . . . . . . . . . . . . . . . . . . . . . . . . . .         $   20,574
                Deferred . . . . . . . . . . . . . . . . . . . . . . . . . .            290,287
                                                                                     ----------

                                                                                     $  310,861
                                                                                     ==========

A reconciliation of income taxes at the statutory federal income tax rate to the Companies' actual income tax provision as reported in the accompanying combined statement of operations is shown below:

                Federal income tax benefit at statutory rate of 34%   . . . . . .  $(477,701)
                Tax effect of S Corporation losses, net . . . . . . . . . . . . .    735,740
                State income taxes and other  . . . . . . . . . . . . . . . . . .     52,822
                                                                                   ---------

                        Actual income tax provision . . . . . . . . . . . . . . .  $ 310,861
                                                                                   =========

Components of the net deferred income tax asset as of December 31, 1994 are shown below:



                Deferred income tax assets:
                   Deferred revenue . . . . . . . . . . . . . . . . . . . . . .  $ 2,430,210

                   Allowance for doubtful accounts  . . . . . . . . . . . . . .        8,726
                                                                                 -----------

                                                                                   2,438,936

                Deferred income tax liability:
                   Deferred installation costs  . . . . . . . . . . . . . . . .   (2,128,968)
                                                                                 -----------

                Net deferred income tax asset . . . . . . . . . . . . . . . . .  $   309,968
                                                                                 ===========

(5)  COMMITMENTS AND CONTINGENCIES:

The Company has entered into capital leases for office equipment, vehicles, and other assets and has leased other vehicles and office equipment under operating leases. Future minimum lease payments with respect to leases in effect at December 31, 1994, are as follows:

                                                                    Capital          Operating
                                                                    -------          ---------
                1995 . . . . . . . . . . . . . . . . . . . . .    $  40,067          $ 178,469
                1996 . . . . . . . . . . . . . . . . . . . . .       21,723            165,348
                1997 . . . . . . . . . . . . . . . . . . . . .       17,283            125,090
                1998 . . . . . . . . . . . . . . . . . . . . .       15,523             42,548
                1999 and thereafter  . . . . . . . . . . . . .      127,960             -
                                                                  ---------          ---------

                                                                    222,556            511,455
                Less: amount representing interest   . . . . .      (80,261)            -
                                                                  ---------          ---------

                                                                  $ 142,295          $ 511,455
                                                                  =========          =========

Rent expense under operating leases totaled $349,562 in 1994.

The Companies are involved in certain legal actions and claims arising in the ordinary course of business. Based on the advice of legal counsel, it is the opinion of management that such litigation and claims will be resolved without a material impact on the Companies' combined financial position or results of operations.

(6)  SHAREHOLDERS' DEFICIT:

Common stock consists of the following authorized, issued and outstanding shares as of December 31, 1994:

                                                                      Shares Issued
                                                         Shares            and
      Company                                          Authorized      Outstanding      Par Value      Amount
      -------                                          ----------     -------------     ---------      ------
Cana First Corporation d/b/a Scott
    Security Systems  . . . . . . . . . . . . . . . .     20,000          10,000          $.10        $  1,000
Scott Alarm of Birmingham, Inc. . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Charlotte, Inc.  . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Cocoa, Inc.  . . . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Fort Myers, Inc. . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Gainesville, Inc.  . . . . . . . . . .    100,000          20,000           .10           2,000
Scott Alarm of Jensen Beach, Inc.   . . . . . . . . .    100,000          14,900           .10           1,490
Scott Alarm of Lakeland, Inc. . . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Nashville, Inc.  . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Orlando, Inc.  . . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Sarasota, Inc.   . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Savannah, Inc.   . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of St. Augustine, Inc.  . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Tallahassee, Inc.  . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of Tampa Bay, Inc.  . . . . . . . . . . .    100,000          10,000           .10           1,000
Scott Alarm of West Palm Beach, Inc.  . . . . . . . .    100,000          10,000           .10           1,000
TATS Corporation of Jax d/b/a
    Scott Alarm Home Office   . . . . . . . . . . . .    100,000           1,000           .10             100
                                                       ---------         -------                      --------

                                                       1,620,000         175,900                      $ 17,590
                                                       =========         =======                      ========

(7)  SUBSEQUENT EVENTS:

In August 1995, certain of the Companies executed promissory notes totaling approximately $2,406,000 with a major supplier to provide working capital. Principal payments are due monthly beginning January 1996 through December 1998, at one to five percent of the original principal balance. Interest is at prime plus 2.5 percent, payable quarterly.

On November 30, 1995, the Companies merged with Republic Industries, Inc. ("Republic"), pursuant to a merger agreement, whereby Republic acquired all of the outstanding capital stock of the Companies in exchange for approximately
1.6 million shares of Republic common stock.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

               REPUBLIC INDUSTRIES, INC., AND SUBSIDIARIES AND
    HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.


The following unaudited condensed consolidated pro forma financial statements include the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries (the "Company") which include the results of operations of the following entities: United Waste Service, Inc. ("United") and Southland Environmental Services, Inc. ("Southland"), with which the Company merged in October 1995; and J.C. Duncan Company, Inc. ("Duncan"), Garbage Disposal Service, Inc. ("GDS"), Fennell Container Company, Inc. ("Fennell") and Scott Security Systems ("Scott"), with which the Company merged in November 1995. These transactions have been accounted for under the pooling of interests method of accounting and, accordingly, the Company's supplemental consolidated financial statements have been retroactively adjusted as if the Company and United, Southland, Duncan, GDS, Fennell and Scott had operated as one entity since inception.

The following unaudited condensed consolidated pro forma statements of operations for the nine months ended September 30, 1995 and the year ended December 31, 1994 present the pro forma results of continuing operations of the Company as if the acquisition of Hudson Management Corporation and subsidiaries and Envirocycle, Inc. ("HMC") had been consummated at the beginning of the periods presented. The statements of operations also contain proforma adjustments related to a series of equity transactions involving the sale of common stock and warrants (the "Equity Transactions") as if the Equity Transactions had occurred at the beginning of the periods presented. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical and supplemental consolidated financial statements and notes thereto of the Company, HMC, United, Southland, Duncan, GDS, Fennell and Scott.

The unaudited pro forma income from continuing operations per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options.
Unless otherwise presented, the difference between primary and fully diluted earnings per share is not significant. In computing the unaudited pro forma income from continuing operations per common and common equivalent share, the Company utilizes the modified treasury stock method. When using the modified treasury stock method, the proceeds from the assumed exercise of all warrants and options are assumed to be applied to first purchase 20% of the outstanding common stock, then to reduce outstanding indebtedness and the remaining proceeds are assumed to be invested in U.S. government securities or commercial paper. The increase to income from continuing operations, net of tax, from such interest savings and interest income was $0 for the nine months ended September 30, 1995 and approximately $1,509,000 for the year ended December 31, 1994.

The unaudited condensed consolidated pro forma financial statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisition of HMC was accounted for under the purchase method of accounting. Accordingly, the unaudited condensed consolidated pro forma financial statements reflect the Company's preliminary allocation of purchase price of HMC which will be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited pro forma condensed consolidated results of operations do not necessarily reflect actual results which would have occurred if the acquisition or Equity Transactions had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

                REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES AND
     HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                    (In thousands, except per share data)

                                                                                        PRO FORMA
                                                                                       ADJUSTMENTS
                                                 THE                              ---------------------
                                               COMPANY      HMC       COMBINED      DR.           CR.        PRO FORMA
                                               --------   -------     --------    -------       -------      ---------
Revenue. . . . . . . . . . . . . . . . . . .  $ 185,207   $33,201     $218,408                               $218,408

Expenses:
   Cost of operations. . . . . . . . . . . .    123,805    21,772      145,577   $1,004(a)     $  289(b)      146,292
   Selling, general and
     administrative. . . . . . . . . . . . .     40,549     9,298       49,847                    447(c)       49,400
Other (income) expense:
   Interest and other income . . . . . . . .     (2,710)        -       (2,710)                                (2,710)
   Interest expense. . . . . . . . . . . . .      3,951       489        4,440                  4,440(d)            -
                                              ---------   -------     --------   ------        ------        --------
                                                165,595    31,559      197,154    1,004         5,176         192,982
                                              ---------   -------     --------   ------        ------        --------

Income from continuing operations
   before income taxes . . . . . . . . . . .     19,612     1,642       21,254    1,004         5,176          25,426
Income tax provision . . . . . . . . . . . .      6,985       657        7,642    1,553(e)                      9,195
                                              ---------   -------     --------   ------        ------        --------
Income from continuing operations. . . . . .  $  12,627   $   985     $ 13,612   $2,557        $5,176        $ 16,231
                                              =========   =======     ========   ======        ======        ========

Primary:
   Earnings per share from continuing
     operations. . . . . . . . . . . . . . .  $    0.24                                                      $   0.21
                                              =========                                                      ========

   Weighted average common and common
     equivalent shares outstanding . . . . .     52,937                                                        75,883
                                              =========                                                      ========

Fully Diluted:
   Earnings per share from continuing
     operations. . . . . . . . . . . . . . .  $    0.23                                                      $   0.20
                                              =========                                                      ========

   Weighted average common and common
     equivalent shares outstanding . . . . .     54,909                                                        81,799
                                              =========                                                      ========


    The accompanying notes are an integral part of this pro forma financial statement.

                REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES AND
     HUDSON MANAGEMENT CORPORATION AND SUBSIDIARIES AND ENVIROCYCLE, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                     (In thousands, except per share data)

                                                                                         PRO FORMA
                                                                                        ADJUSTMENTS
                                                 THE                              ---------------------
                                               COMPANY      HMC       COMBINED      DR.           CR.       PRO FORMA
                                               --------   -------     --------    -------       -------     ---------
Revenue................................       $ 187,111   $48,003    $235,114                               $ 235,114

Expenses:
   Cost of operations..................         123,877    35,048     158,925     $ 1,722 (a)   $  494 (b)    160,153
   Selling, general and
     administrative....................          41,730     9,444      51,174                    1,787 (c)     49,387
Other (income) expense:
   Interest and other income...........            (989)        -        (989)                                   (989)
   Interest expense....................           4,222       505       4,727                    4,727 (d)         --
                                              ---------   -------    --------     -------       ------      ---------
                                                168,840    44,997     213,837       1,722        7,008        208,551
                                              ---------   -------    --------     -------       ------      ---------

Income from continuing operations
   before income taxes.................          18,271     3,006      21,277       1,722        7,008         26,563
Income tax provision...................           3,839     1,269       5,108       1,882 (e)                   6,990
                                              ---------   -------    --------     -------       ------      ---------
Income from continuing operations......       $  14,432   $ 1,737    $ 16,169     $ 3,604       $7,008      $  19,573
                                              =========   =======    ========     =======       ======      =========

Earnings per share from continuing
   operations..........................       $    0.32                                                     $    0.31
                                              =========                                                     =========

Weighted average common and common
   equivalent shares outstanding.......          45,545                                                        68,814
                                              =========                                                     =========


    The accompanying notes are an integral part of this pro forma financial statement.

                          REPUBLIC INDUSTRIES, INC.

    NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a)   Represents a net adjustment related to the elimination of the historical amortization of intangible assets and the recording of amortization, on a straight-line basis, on the intangible assets resulting from the preliminary purchase price allocation of HMC. Intangible assets resulting from the purchase of HMC are being amortized over a 40 year life which approximates the estimated useful life.

(b)   Represents a reduction to depreciation expense resulting from the revision of estimated lives of acquired property and equipment of HMC to conform with the Company's policies.

(c)   Represents the contractual reduction of salary and benefits of the sellers of HMC.

(d)   Represents the assumed interest savings on the payoff of all existing indebtedness of the
      Company and HMC with the proceeds from the Equity Transactions.

(e)   Represents the incremental change in the combined entity's provision for income taxes as a result of the pre-tax earnings of HMC and all pro forma adjustments as described above.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          REPUBLIC INDUSTRIES, INC.


Date: December 22, 1995                   By: /s/ Gregory K. Fairbanks
                                              ------------------------
                                              Gregory K. Fairbanks,
                                              Chief Financial Officer and
                                              Executive Vice President

                               INDEX TO EXHIBITS


Exhibit
Number                    Exhibit
--------                  -------
23.1*                     Consent of Arthur Andersen LLP

23.2*                     Consent of Jones and Kolb

23.3*                     Consent of Hendrix Sutton & Associates LLP

23.4*                     Consent of Farris, Cook and Associates

23.5*                     Consent of Gamble, Givens & Moody P.A.


----------
*  Filed herewith.